UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
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Check the appropriate box:
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☒    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

Rocket Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rocket Companies

Notice of the 2026 Annual Stockholder Meeting and Proxy Statement

Rocket + Redfin

For Sale
Redfin
Powered by Rocket

Rocket is in a category of one.

We are a homeownership company with an integrated end-to-end platform designed to deliver speed and certainty at scale.

April 29, 2026
The annual meeting will be held exclusively online. There will not be a physical location for the meeting and you will not be able to attend in person. We designed the format to provide stockholders substantially the same rights and opportunities to participate as they would at an in-person meeting.
We hope you will be able to join.
In 2025, we demonstrated that we are a category of one. Two
simple words describe what makes Rocket unique: ecosystem
and platform.
We are the only player in the market that spans home search, mortgage origination, servicing, title and closing – at scale.
We have the largest origination and servicing business in the industry, connected by a refinance recapture rate that is three times the industry average. That is relationship. That is trust.
That is scale working as it should.
We don’t take that trust for granted. We earn it every day
through exceptional experiences in servicing and origination, low rates and fees, continuous improvement, and a lifetime
commitment to clients. When clients are ready for their next purchase or refinance, they come back to Rocket because
they want to.
Our servicing foundation gives us durability across cycles. When rates are elevated, prepayment speeds slow, and the servicing business generates $5 billion in annualized recurring cash flow. The portfolio grows and so does the pipeline for future recapture. When rates fall, we activate at scale, convert demand efficiently, and keep clients inside our ecosystem.
Adding to what we accomplished in 2025, we agreed to a three-year strategic partnership with
Compass in early 2026 to strengthen both sides of the market – buyers and sellers.
There are three parts to the partnership. First, inventory: Compass will bring Private Exclusives and
Coming Soon listings into broader visibility, unlocking more sellers. Second, lead flow: we will match high-intent demand with differentiated inventory to improve efficiency across the ecosystem. Third, mortgage integration: Rocket will embed our origination platform into the Compass experience, reducing friction and delivering preferred pricing for homebuyers.
Our goal is simple: expand inventory and create a more streamlined, affordable buying and selling experience for American families. We believe homebuyers and homeowners deserve more.
As we move further into 2026, our scale is unmatched. We reach 62 million monthly active users across
Rocket and Redfin. We served 460,000 homebuyers and homeowners through origination in 2025. We support 9.5 million clients in our servicing portfolio.
This distribution supports 3,000 loan officers, thousands of mortgage broker partners and a growing network of real estate agents succeeding in our ecosystem every day. Any of these would be hard to replicate. We have all of them.
Layered on top is proprietary technology. Mortgage is rules-based and repetitive, which makes it well-
suited for automation at scale. AI is increasing capacity, improving conversion, removing friction and expanding lifetime value because we own our technology stack and embed AI deeply into the system.
AI now qualifies clients, drives follow-up and processes documents so our loan officers can focus on writing loans and helping clients. Purchase pre-approvals are fully digital and delivered in minutes, anytime, anywhere. Conversion rates are 2.5 times higher compared to leads going directly to a banker before qualification. Each month, we automate 800,000 chats, send more than 1.8 million texts, place
2 million outbound calls and process over 5 million documents, helping us capture more than $1 billion in incremental volume per month that may have otherwise gone untouched.
You will hear more about our business and our operations during the annual meeting. You will also have a chance to vote on the matters set forth in the accompanying Notice of Annual Meeting of
Stockholders and Proxy Statement.
Your vote is important. Even if you plan to participate in the annual meeting, please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly. The instructions in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card explain how to vote your shares.
On behalf of the Board of Directors, thank you for your ongoing support of Rocket Companies, Inc.
Sincerely,

Dan Gilbert Founder and Chairman of the Board	Varun Krishna Chief Executive Officer and Member of the Board

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The accompanying proxy statement describes each of these items of business in detail. The Company will also transact in any other business that may properly come before the meeting and any postponement or adjournment of the meeting. We have not received notice of any other matters that may properly be presented at the annual meeting.
Only stockholders of record at the close of business on April 15, 2026, the date established by our Board of Directors as the record date, are entitled to receive notice of, and vote at, the annual meeting. Additional information regarding the virtual meeting is included in the accompanying proxy statement.
Your vote is very important. Whether or not you plan to participate in the annual meeting, we urge you to vote as soon as possible by internet, telephone or mail as described in the accompanying proxy statement.
By Order of our Board of Directors,

Carlos Pelayo EVP, Deputy Legal Officer and Corporate Secretary at Rocket Companies
DETROIT, MICHIGAN • April 29, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held June 10, 2026.
This notice, the proxy statement and the 2025 Annual Report to stockholders are available at www.proxyvote.com.
Table of contents

Proxy summary ....................................................................................	2	Outstanding equity awards at December 31, 2025 .................	66
Proposal no. 1 — Election of Class III directors ...........................................................................	12	Option exercises and stock vested in 2025 ..............................	68
		Potential payments upon termination of employment or Change in Control of the Company .......................................	69
A Board with strong composition tailored to Rocket ................	14
Director backgrounds and qualifications ...................................	15	Pay versus performance ..............................................................	74
Corporate governance ........................................................................	20	CEO pay ratio ................................................................................	80
Board leadership ...........................................................................	20	Proposal no. 2 — Ratification of appointment of independent registered public accounting firm for 2026 ..........	81
Director nominations and appointments ....................................	21
Board refreshment and succession planning ...........................	21	Audit Committee report ................................................................	83
Director onboarding and continuing education .........................	22	Audit Committee matters .............................................................	84
Board and committee evaluations ..............................................	23	Proposal no. 3 — Approval of the amendment to the Team Member Stock Purchase Plan ..........................................................	85
Director independence .................................................................	24
Board meetings .............................................................................	25	Security ownership of certain beneficial owners and management ........................................................................................	90
Board Committees ........................................................................	25
Oversight of operations and strategy by the Board .................	29	Certain relationships and related person transactions .............	92
Risk oversight by the Board ........................................................	29	Questions and answers about the proxy materials and 2026 annual meeting ..................................................................	101
Stockholder engagement .............................................................	32
Corporate policies and practices ................................................	33	Other matters ........................................................................................	108
Communications with our Board .................................................	35	Securities authorized for issuance under equity compensation plans ......................................................................	108
Compensation of Non-Affiliated Directors ....................................	36
Executive officers ................................................................................	38	Presentation of stockholder proposals and director nominations at 2027 annual meeting ........................................	109
Compensation discussion and analysis .......................................	41
Compensation Committee report ....................................................	60	Delinquent Section 16(a) reports ................................................	110
Compensation Committee interlocks and insider participation ..........................................................................................	60	Access to reports and other information ....................................	110
		Forward-looking statements ........................................................	110
Named executive officer compensation tables ...........................	61	Appendix A — Amendment to TMSPP ...........................................	112
2025 summary compensation table ...........................................	61	Appendix B — Non-GAAP Financial Measures ...........................	121
Grants of plan-based awards in 2025 ........................................	63
Narrative disclosure to summary compensation table and grants of plan-based awards table .............................................	64

Index of frequently requested information

Topic	Page	Topic	Page
Audit fees	84	Hedging and pledging policies	34
Clawback policy	57	Peer group	47
Components of executive compensation	46	Proposals and required approvals	106
Director independence	24	Risk oversight of Board and Board Committees	29
Director meeting attendance	25	Stock ownership guidelines – Directors	37
Director qualifications	14	Stock ownership guidelines – named executive officer	57
Executive succession planning	31
Non-GAAP Financial Measures. This proxy statement includes non-GAAP financial measures that exclude the impact of certain amounts. For their definitions, supplemental information and reconciliations to the most directly comparable GAAP financial measure, see Appendix B attached hereto.
2026 Proxy Report • 1 of 124

Rocket key terms and abbreviations
Common stock
Our authorized classes of common stock are as
follows: Class A common stock and Class L
common stock. See “Security ownership of
certain beneficial owners and management”
and “Questions and answers about the proxy
materials and 2026 annual meeting” for important
information regarding our classes of common stock.
All references to our common stock made herein
refer to our Class A common stock except as
otherwise noted.
Company, we, us, our, Rocket and
Rocket Companies
Rocket Companies, Inc. is a Delaware corporation
incorporated on February 26, 2020 and is a holding
company. Its primary material asset is the equity
interest in RLP, which is held indirectly through
Rocket GP and Rocket LP and, which, including
through its direct and indirect subsidiaries,
conducts a majority of the Company’s operations.
As the sole managing member of Rocket GP and
Rocket LP, which are the general partner and
limited partner respectively of RLP, Rocket
Companies, Inc. operates and controls all of the
business affairs of RLP, and through RLP and its
subsidiaries, conducts its business.
RLP
Rocket Limited Partnership, a Michigan limited
partnership formed originally on March 21, 2025,
wholly owns the following entities as of
December 31, 2025, with each entity’s subsidiaries
identified in parentheses: Rocket Mortgage, LLC,
and its subsidiaries, Amrock Holdings, LLC (Rocket
Close, LLC), Rocket Title Insurance Company
(RTIC), LMB HoldCo LLC (Core Digital Media),
Rocket Homes Real Estate LLC (Rocket Homes),
RockLoans Holdings LLC (Rocket Loans), Rocket
Money, Inc. (Rocket Money), Lendesk Canada
Holdings Inc. (Lendesk Technologies) and
Woodward Capital Management LLC.
“RLP” will refer herein, as the context allows, to
Rocket Limited Partnership or Rocket LLC, the
predecessor entity to Rocket Limited Partnership
and the Company’s primary operating subsidiary
prior to the Up-C Collapse.
RHI II
RHI II, LLC, which was formed as a successor
entity to Rock Holdings, Inc. (“RHI”) our principal
stockholder prior to the Up-C Collapse. In the
course of the Up-C Collapse, the equity interests of
certain RHI subsidiaries were transferred to RHI II,
and RHI II equity interests were transferred to the
RHI stockholders before RHI was dissolved. RHI II
holds no equity interests in the Company
Rocket GP
Rocket GP, LLC, a Michigan limited liability
company, formed as a wholly owned subsidiary of
the Company in connection with the Up-C Collapse,
which is the general partner of RLP and owns all of
RLP’s voting interests and approximately 98% of
RLP’s economic interests.
Rocket LP
Rocket LP, LLC, a Michigan limited liability
company, formed as a wholly owned subsidiary of
the Company in connection with the Up-C Collapse,
which is a limited partner of RLP and owns
approximately 2% of RLP’s economic interests.
Rocket Mortgage
Rocket Mortgage brand or platform, or the Rocket
Mortgage business, as the context allows.
Team members
Employees of the Company.
Up-C Collapse
A restructuring of the Company’s organizational
and capital structure completed on June 30, 2025
that removed the Company’s previously-issued
Class D common stock as well as the Company’s
prior principal stockholder, RHI. See “Proxy
Summary – About Rocket Companies – The Up-
C collapse and RHI” and “Certain relationships
and related person transactions.” for important
information regarding the reorganization
transactions.
2026 Proxy Report • 2 of 124
Proxy summary
This proxy summary highlights information regarding Rocket Companies, Inc. and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting. You should also review our 2025 Annual Report to stockholders for detailed information regarding the 2025 financial and operating performance of Rocket
Companies, Inc., including the audited financial statements and related notes included in the report.
We will begin mailing proxy materials on or about April 29, 2026 to holders of record of shares of our Class A common stock and Class L common stock at the close of business on the record date, April 15, 2026.
About Rocket Companies
Business overview
We are a Detroit‑based fintech company including mortgage, real estate, and personal finance businesses with a mission to Help Everyone Home. We are committed to delivering industry-best client experiences through our
AI-powered, vertically integrated homeownership ecosystem. Our full suite of products empowers our clients across home search, mortgage origination and servicing, title and closing, financial wellness and personal loans.
Our mission is to help more people achieve homeownership through an AI-driven homeownership strategy. In
2025, we delivered strong financial results, generating $6.9 billion in adjusted revenue1, and expanded profitability, increasing adjusted diluted earnings per share1 to $0.28 in 2025, up from $0.23 in the prior year.
In 2025, we helped 460,000 clients achieve homeownership or access their home equity and, by the end of
2025, served nearly 10 million servicing clients.
What sets Rocket Companies apart in the industry is the strength of our ecosystem and platform. The Rocket ecosystem uniquely brings together homebuyers, agents, loan officers, and brokers, simplifying the path to homeownership while improving affordability and access. Our integrated platform delivers a seamless client experience across every stage of the journey - from home search and mortgage origination to servicing, title, and closing. As the only provider to span all of these key touchpoints, we support the largest origination and servicing businesses in the industry, powered by a refinance recapture rate that is three times higher than the industry average.
2025 was a transformational year for Rocket, and we are just getting started.
Our shares of Class A common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol
“RKT.”
(1)See Appendix B for information regarding our non-GAAP financial measures.
2026 Proxy Report • 3 of 124
The Redfin and Mr. Cooper acquisitions
In 2025, we completed two significant acquisitions aligned with our business strategy. In July 2025, we acquired Redfin, one of America’s most recognized real estate brands that, as of such date, had nearly 50 million monthly visitors that used Redfin’s top-three home search platform and more than 1 million for-sale and rental listings. In addition, Redfin operates a tech-powered brokerage of more than 2,200 agents, as of such date, to help buyers and sellers.
In October 2025, we acquired Mr. Cooper, America’s largest mortgage servicer, which we believe positions
Rocket to bring its industry-leading mortgage recapture capabilities to a combined servicing book of $2.1 trillion across nearly 10 million clients. We expect this combination to drive higher loan volume and long-term client relationships while providing increased recurring revenue and lower client acquisition costs.
The Up-C collapse and RHI
On June 30, 2025, we completed a series of transactions that collapsed our “Up-C” structure, replaced our high-vote / low-vote structure with one vote per share of common stock, and reduced our classes of common stock from four to two. Following the Up-C Collapse, all of our stockholders hold their shares of common stock directly in the Company. The Up-C Collapse simplifies our organizational and capital structure, improves our ability to use our common stock as acquisition currency in acquisition transactions, as evidenced by the Redfin and Mr. Cooper acquisitions, creates a clearer corporate profile, and enhances equity liquidity.
In connection with the Up-C Collapse, we acquired RHI, and RHI is no longer our principal stockholder. Dan
Gilbert was the majority stockholder of RHI and served as the CEO and President of RHI and as the chairman of RHI’s board of directors. RHI was the majority stockholder of several other businesses, including a technology services provider (Detroit Labs) and a fund dedicated to providing low-income housing to combat homelessness (Rocket Community Fund). We did not acquire all of the businesses previously controlled by
RHI. For more information on RHI, see “Certain relationships and related person transactions.”
Controlled company
Following the Up-C Collapse and as of the date hereof, Dan continues to hold more than a majority of the combined voting power of the Company’s common stock. Therefore, we remain a “controlled company” within the meaning of the NYSE rules.
Dan is passionate about building great American cities and has invested billions of dollars into properties and community programming in Detroit and Cleveland. Dan is also the majority shareholder of the Cleveland
Cavaliers of the National Basketball Association, the majority shareholder and founder of the real estate investment firm Bedrock Management Services LLC (“Bedrock”) and the largest shareholder and founder of the unicorn online startup StockX.
2026 Proxy Report • 4 of 124
(1)See Appendix B for information regarding our non-GAAP financial measures.
(2)Total liquidity was $10.1 billion, as of December 31, 2025, which includes $2.7 billion of cash on the balance sheet, and $0.1 billion of corporate cash used to self-fund loan originations, $2.3 billion of undrawn lines of credit, and $5.0 billion of undrawn MSR lines of credit.
(3)2024 HMDA data based on closed loan units, excluding correspondent lending.
2026 Proxy Report • 5 of 124
Upon the unanimous recommendation of our Nominating and
Governance Committee, our Board has nominated each of the
following nominees for election as Class III directors to serve for a three-year term and until a successor has been duly
elected and qualified, or until such director’s earlier resignation, retirement or other termination of service (Page 12).

Varun Krishna, *Chief Executive Officer*

Director since: December 2023

Age: 44

Independent: No

Committee(s): Nominating and Governance

Primary occupation: Chief Executive Officer of the Company

Matthew Rizik

Director since: March 2020

Age: 71

Independent: No

Committee(s): Compensation (Chair), Nominating and Governance (Chair)

Primary occupation: Chief Executive Officer of ROCK; Manager and Chief Financial Officer and Treasurer of RHI II

Suzanne Shank

Director since: August 2020

Age: 64

Independent: Yes

Committee(s): Audit, Nominating and Governance

Primary occupation: Chief Executive Officer and Co-Founder of Siebert Williams Shank & Co., LLC

Current service on other public company boards: CMS Energy and Consumer's Energy (NYSE: CMS); White Mountains Insurance Group Ltd. (NYSE: WTM)

2026 Proxy Report • 6 of 124
Corporate governance highlights
We believe our corporate governance policies and practices are reasonable and appropriate for a controlled company. Key elements of our governance are set forth below.
2026 Proxy Report • 7 of 124
Executive compensation
Compensation philosophy and design
Our Compensation Committee’s guiding philosophy in designing and administering our executive compensation program is to promote long-term value creation, balancing short- and long-term performance, and providing competitive pay. Our philosophy is achieved through three compensation design objectives:
Our executive compensation program, including for our Named Executive Officers (“NEOs”), consists of a fixed compensation component (base salary), an annual variable cash component (bonus under our annual incentive plan, the “AIP”), and a long-term variable equity component (long-term equity awards). We refer to variable compensation as compensation that is at-risk due to time-based and/or performance-based conditions. We refer to the combination of fixed and variable compensation as total direct compensation.
The vast majority of NEO annual target total direct compensation is delivered in the form of variable compensation, and more specifically, long-term equity awards. We reinforce the business strategy and pay-for-
performance culture through performance-based compensation, including the AIP and performance-based restricted stock units (“PSUs”).
•Variable cash component: The AIP consists of objective Company financial performance metrics (two-
thirds of the target) and a subjective assessment of Company performance via a scorecard (one-third of the target) covering three core focus areas: (1) Execution; (2) Client; and (3) Culture.
•Variable equity component: Our long-term equity awards consist of restricted stock units (“RSUs”) that are subject to an ongoing service condition, and PSUs with payouts based upon achievement of performance goals. The 2025 annual equity awards granted to NEOs consisted of an equal split of the target equity grant value, 50% RSUs and 50% PSUs.
Our Compensation Committee and the Company adhere to many compensation policies and practices that are aligned with our compensation philosophy and design objectives. See “Compensation discussion and analysis” (“CD&A”) for detailed information regarding the foregoing matters and additional information as to our executive compensation program applicable to our NEOs.
2025 post-acquisition pay actions
Our Compensation Committee generally approves NEO pay decisions on an annual basis in the first quarter for each of the components of executive compensation. However, in September 2025, our Compensation
Committee approved the following additional pay actions:
•Base salary: Increased Varun’s base salary in recognition of the increased complexity of his role following the acquisitions of Redfin and Mr. Cooper, and work ahead to integrate them into Rocket and deliver the only scaled, end-to-end homeownership platform. No changes were made for other NEOs.
2026 Proxy Report • 8 of 124
•Annual bonus targets: Increased bonus targets (as a percentage of base salary) for Varun and Brian
Brown to recognize both their expanded scope of roles and impact delivered in 2025 from the acquisitions. No changes were made for other NEOs.
•One-time special equity awards: Granted special integration awards to Varun, Brian, Heather Lovier and Bill Banfield in recognition of their exemplary leadership in the acquisitions and to drive the achievement of rigorous cost and revenue synergies associated with the transactions. The awards were largely performance-based, with 100% delivered in PSUs for Varun and 50% in PSUs for the other
NEOs.
In addition to the actions above, Jay Bray’s compensation was set based upon the terms of his employment agreement, effective October 1, 2025. See “Compensation discussion and analysis – 2025 executive compensation program and pay” for complete details related to 2025 pay decisions, and “Named executive officer compensation tables – 2025 summary compensation table” for compensation earned or granted for
2025.
2025 CEO target compensation and pay components
A substantial portion of the CEO’s target total direct compensation is subject to forfeiture (“at-risk”) with an emphasis on variable compensation to reward short- and long-term performance measured against financial and non-financial goals informed by our Company’s strategy. The only fixed component is base salary.
The chart below summarizes the 2025 components of the compensation that comprised the CEO’s target total direct compensation, with approximately 95% delivered in variable compensation. The CEO’s compensation continues to emphasize long‑term equity as the primary component of total pay to promote long-term stockholder value creation.
See “Named executive officer compensation tables – 2025 summary compensation table” for compensation earned or granted for 2025, including a one-time integration award that is not included in the
CEO target total direct compensation, as described in the CD&A.

95% Variable compensation and at-risk
82% Long-term equity
41% PSUs
41% RSUs
5%
13%
Base salary
Cash bonus

2026 Proxy Report • 9 of 124
Our Board is seeking stockholder support of our
Audit Committee’s appointment of Ernst & Young
LLP (“Ernst & Young” or “EY”) as the Company’s
independent registered public accounting firm for
2026. Ernst & Young has served as the independent
auditor of the Company (or previously RHI) and its
subsidiaries since 1999 (Page 81).
Our Audit Committee reappointed Ernst & Young as the Company’s independent registered public accounting firm for 2026 primarily based upon the factors set forth below.
•Performance assessment by our Audit Committee and management
•Expertise and industry knowledge
•Independence, objectivity and professional skepticism
•External data on audit quality and performance
•Reasonableness of fees
•Efficiencies in performing services, including use of technology
•Quality of communications
•Significant institutional knowledge from long tenure
2026 Proxy Report • 10 of 124
The TMSPP provides our team members with an opportunity
to periodically purchase shares of our common stock at a
discount through payroll deductions on a voluntary basis.
We believe it is important for our team members to have
an equity interest in our Company, and therefore we are
proposing an amendment to the TMSPP in order to increase
the number of shares of common stock available for
purchase under the TMSPP (Page 85).
As of April 15, 2026, there were approximately 3,184,314 shares of our common stock available under the
TMSPP for future offerings, which we believe will be insufficient for the program to continue beyond the first quarter of 2027. In order to continue this valuable program, on April 17, 2026, our Board unanimously approved and adopted an amendment to the TMSPP to authorize an additional 15 million shares of common stock for sale under the TMSPP (the “TMSPP Amendment”), subject to approval by our stockholders. Upon approval by our stockholders of the TMSPP Amendment, the TMSPP would have a total of 18,184,314 shares remaining available for sale to participants based on share usage through April 15, 2026. We anticipate that the increased number of shares will be sufficient to operate the TMSPP through July 15, 2029, although the actual time period and share usage will depend on such factors as number of participants, team member participation elections and the future price of our common stock.
If our stockholders do not approve the proposed TMSPP Amendment at the annual meeting, the TMSPP will automatically terminate when there are no shares remaining available for sale to participants.
2026 Proxy Report • 11 of 124
Additional resources

Q&A

Please see "**Questions and answers about the proxy materials and 2026 annual meeting**" for important information about the annual meeting, virtual meeting format, proxy materials, voting, Company documents, communications, deadlines to submit stockholder proposals and director nominations, and other pertinent information.

Annual meeting
Annual Report
Voting Website: www.proxyvote.com

Certain governance and compensation documents
Code of Conduct and Ethics
Corporate Governance Guidelines
Committee Charters
Insider Trading Policy
Clawback Policy
ir.rocketcompanies.com/governance/governance-documents

Board and management
Board of Directors: https://www.rocketcompanies.com/our-team/board-of-directors/
Management: https://www.rocketcompanies.com/our-team/leadership/

Other
Investor Relations: ir.rocketcompanies.com
2025 Rocket Community Fund Report: https://www.rocketcommunityfund.org/annual-report/2025-impact-report/
2026 Proxy Report • 12 of 124
Proposal no. 1 – election of Class III directors
Upon the unanimous recommendation of our Nominating and Governance Committee, our
Board has nominated directors Varun Krishna, Matthew Rizik and Suzanne Shank for election as Class III directors at the annual meeting for new three-year terms, each to serve until the
2029 annual meeting of stockholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement, or other termination of service.
Our Board
2026 Proxy Report • 13 of 124
Board size and terms
In accordance with our Certificate of Incorporation and bylaws, the number of directors on our Board will be determined from time to time by our Board. Our Certificate of Incorporation provides that our Board is divided into three classes of directors, with staggered three-year terms. Historically and currently, the Board has consisted of nine directors, with one-third of our Board to be elected each year.
Support for recommendation
Our Nominating and Governance Committee is responsible for recommending director candidates to our Board, including reviewing current directors for re-nomination. Our Board, taking into account the recommendations of our Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of stockholders.
Our Board believes that each director nominee possesses strong character and integrity, works cohesively and constructively with other directors and with our management, and has demonstrated business acumen and an ability to exercise sound judgment. In addition, the Board re-evaluated each director nominee’s array of knowledge, experience, skills, backgrounds, and other attributes and their relevance to our current business and long-term strategy, as well as how the Board collectively could serve in the best interests of the Company and our stockholders. Further, although we remain a controlled company, the Board values the independent judgment and unique perspectives of its independent directors. Set forth below is further information regarding our Board’s broad array of knowledge, experience, skills, backgrounds, and other attributes, as well as biographical information regarding each director nominee and continuing director as of the record date.
Each of the director nominees has consented to be named in this proxy statement and to serve if elected. If one or more of the nominees confirm before the election that they are unable or unwilling to serve, the proxy holders will vote the proxies for any remaining Board nominee and for any substitute nominee nominated by our Board. Alternatively, our Board may reduce the size of our Board and, therefore, the number of directors to be elected. If any substitute nominee is designated, we will file amended proxy materials required by the rules of the Securities and Exchange Commission (the “SEC”) that, as applicable, identifies any substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee.
Voting
The individuals named as proxies in the form of proxy solicited by our Board intend to vote the represented shares for such nominees, unless otherwise instructed on the form of proxy. The individuals named as proxies cannot vote for more than three nominees for election as directors at the annual meeting.
2026 Proxy Report • 14 of 124
A Board with strong composition tailored to Rocket
Set forth below is a brief overview of the Board, followed by detailed biographical information for each director and director nominee.

Name	Position	Age	Director since	Committees: Audit	Committees: Comp	Committees: NomGov
Class III, *Terms expiring in 2026*						
Varun Krishna	CEO of Rocket Companies; Director	44	2023*			Member
Matthew Rizik	Director	71	2020*		C	C
Suzanne Shank	Independent Director	64	2020*	Member, Financial expert		Member
Class I, *Terms expiring in 2027*						
Bill Emerson	Director	63	2023			
Jonathan Mariner	Independent Director	71	2020	C, Financial expert	Member	
Tagar Olson	Independent Director	48	2025**			
Class II, *Terms expiring in 2028*						
Jay Bray	President and CEO of Rocket Mortgage; Director	59	2025**			
Dan Gilbert	Chairman of the Board	64	2020			
Alex Rampell	Independent Director	44	2024	Member, Financial expert	Member	

Key	*	Proposal no. 1 Director nominee	**	Mr. Cooper designated Directors	●	Member	C	Chair	●	Financial expert

Senior leadership experience (8/9)
89%
Innovation and technology experience (7/9)
78%
Entrepreneurship and strategic thinking (8/9)
89%
Client experience (8/9)
89%
Public company board experience (6/9)
67%
Industry experience (6/9)
67%
Accounting experience (4/9)
44%
Finance and investment experience (8/9)
89%

We believe that
our Board has an
appropriate mix of skills,
expertise, and
experience to oversee
critical matters of the
Company and to
represent the interests of
our stockholders. The
following represents
the skills, expertise, and
experience of the
members of our Board.
2026 Proxy Report • 15 of 124
Director backgrounds and qualifications
Class III directors with terms expiring in 2026

Varun Krishna, *Chief Executive Officer*

Director since: December 2023

Experience

Rocket Companies
- CEO (Since 2023)
- President (December 2025 to February 2026)

Redfin
- Interim CEO (Since 2026)

Rocket Mortgage
- CEO (2023 to 2025)

Intuit Inc.
- EVP and General Manager, Consumer Group (2022 to 2023)
- SVP and General Manager, Growth Products (2022)
- SVP and General Manager of Mint (2020 to 2022)
- SVP of Product of TurboTax and Mint (2019 to 2020)
- VP of Product of TurboTax (2015 to 2019)

Education

- **B.A.S., Computer Engineering, University of Waterloo, Canada**

Other relevant experience

- **Previous executive positions with PayPal, Groupon and BetterWorks, after early career roles at Microsoft**

Favorite ISM

Obsessed With Finding A Better Way

Committee(s)

- **Nominating and Governance**

Director qualifications

Varun contributes his significant executive leadership experience and business acumen gained within the fintech industry to our Board. He also provides his unique insights as our Chief Executive Officer in guiding business strategy and overseeing its implementation, as well as overseeing how Rocket's brands and products work together as an ecosystem. Varun has a proven track record of driving product growth and enhancing client experiences through strategy and innovation. His entrepreneurial mindset and tech-forward vision make him a key asset to the Board.

Matthew Rizik

Director since: March 2020

Favorite ISM

You'll See It When You Believe It

Committee(s)

- **Compensation (Chair)**
- **Nominating and Governance (Chair)**

Experience

Rocket Companies
- Consultant (Since 2020)

ROCK
- CEO (Since 2023)
- Director (Since 2020)

RHI II, LLC (successor to Rock Holdings, Inc.)
- Manager, CFO and Treasurer (Since 2025)

Rock Holdings, Inc. (ended existence via Up-C collapse)
- Chief Tax Officer, CFO and Treasurer (2012 to 2025)

PricewaterhouseCoopers LLP
- Partner (1985 to 2010) Serving Fortune 500 public companies

Education

- **B.A., Accounting, Michigan State University**
- **M.B.A., Michigan State University**

Other relevant experience

- **Certified Public Accountant**
- **Member, American Institute of Certified Public Accountants**
- **Member, Michigan Association of CPAs**
- **Current Board member**
  Bedrock; Rocket Mortgage; Rocket Classic; GANNG LLC; Cleveland Cavaliers; Motown Museum Legacy Council; Gilbert Family Foundation; Rocket Giving Fund; Four Quarters Foundation; Lumana Art Foundation; NFX

Director qualifications

Matthew is qualified to serve as a member of our Board due to his significant senior leadership experience in the areas of accounting and tax. As a manager and the Chief Financial Officer and Treasurer of RHI II and extensive additional experience with various affiliates of the Company throughout his career and with prior experience serving prominent companies in the banking and mortgage industries, his significant knowledge and experience brings important perspective on our business strategy, operating structure, operations and general industry conditions.

2026 Proxy Report • 16 of 124

Suzanne Shank, *Independent Director*

Director since: August 2020

Favorite ISM

Do The Right Thing

Committee(s)

- **Audit**
- **Nominating and Governance**

Experience

Siebert Williams Shank & Co., LLC (Co-Founder)

- CEO (Since 2019)
- President (2019 to 2025)

Siebert Cisneros Shank & Co., L.L.C. (Co-Founder)

- Chairperson, President and CEO (1996 to 2019)

Other public company boards

CMS Energy and Consumer's Energy (NYSE: CMS) (Since 2019)

- Current Committees: Audit, Executive and Finance (Chair)

White Mountain Insurance Group Ltd. (NYSE: WTM) (Since 2021)

- Current Committees: Finance and Compensation/Nominating & Governance

Education

- **B.S., Civil Engineering, Georgia Institute of Technology**
- **M.B.A., Wharton School, University of Pennsylvania**

Other relevant experience

Current Board member

- Kresge Foundation; Skillman Foundation; Detroit Regional Chamber (Executive Committee); Partnership for New York City; Spelman College Board of Trustees

Former Board member

- SIFMA; SEC (Fixed Income Market Structure Advisory Committee); Municipal Securities Rulemaking Board; Bipartisan Policy Center's CEO Council on Infrastructure

Director qualifications

Suzanne's senior leadership experience in the financial services industry is of particular importance to our Board given the Company's ongoing business and strategy. Further, her experience as a current and former director of other public companies provides our Board with an important perspective on many fundamental areas of oversight, including governance, finance, accounting, stockholder engagement and risk management. Our Board has determined that she qualifies as an audit committee financial expert under SEC rules.

Class I directors with terms expiring in 2027

Bill Emerson

Director since: February 2023

Experience

Rocket Companies
- President (2023 to 2025)
- Chief Operating Officer (2023 to 2024)
- Interim CEO (2023)

Rock Holdings, Inc. (ended existence via Up-C collapse)
- Vice Chairman (2017 to 2023)

Bedrock
- Leadership Role (2020 to 2023)

Rocket Mortgage
- CEO (2002 to 2017)

Education

- **B.S., Business, Pennsylvania State University**

Other relevant experience

Current Board member
- United Way of Southeast Michigan; Detroit Economic Club; Detroit Sports Organizing Committee; Housing Policy Council; Rocket Giving Fund; Rocket Classic; The Parade Company; Detroit Children's Fund; Skillman Foundation

Favorite ISM

You'll See It When You Believe It

Committee(s)

- **None**

Director qualifications

Bill's extensive leadership roles in our key businesses for many years gives him a unique understanding of our business, culture and history through many economic cycles, which is particularly critical given recent executive transitions, M&A integration matters and the current macroeconomic challenges. His senior leadership experience also provides our Board with valuable perspective in significant areas of oversight such as long-term strategy, budgeting, risk management, human capital management and succession planning.

2026 Proxy Report • 17 of 124
2026 Proxy Report • 18 of 124
Class II directors with terms expiring in 2028

Jay Bray, *President and CEO, Rocket Mortgage*

Director since: October 2025

Favorite ISM

Every Client.
Every Time.

Committee(s)

- **None**

Experience

Rocket Mortgage

- President and CEO (Since 2025)

Mr. Cooper

- CEO (2011 to 2025)
- President (2011 to 2021)
- Various leadership roles at operating subsidiaries, Nationstar Mortgage Holdings Inc. and Nationstar Mortgage LLC (2000 to 2025)

Education

- **B.A.A., Accounting, Auburn University**

Former other public company boards

Mr. Cooper Group Inc. (Nasdaq: COOP) (2011 to 2025)

- Chairman

Elevate Credit, Inc. (NYSE: ELVT) (2021 to 2023)

Other relevant experience

Previously, various roles at Arthur Andersen and Bank of America and its predecessor entities

Certified Public Accountant

Current Board member

- Dallas Area Habitat for Humanity; Mortgage Bankers Associations

Former Board member

- Sagent M&C, LLC

Director qualifications

Jay has more than 30 years of experience in the mortgage servicing and originations industry. He brings deep expertise in large-scale servicing operations, capital markets, risk management, technology-enabled operations and regulatory oversight. Jay's track record leading complex integrations and building high-performing teams provides valuable insight and strategic guidance to our Board.

2026 Proxy Report • 19 of 124

Dan Gilbert, *Chairman of the Board*

Director since: March 2020

Favorite ISM

Always Raising Our Level of Awareness

Committee(s)

- **None**

Experience

Rocket Mortgage (Founder)
- Manager (1985 to Feb. 2026)
- Chairman of the Board (1985 to 2020)
- CEO (1985 to 2002)

RHI II, LLC (successor to Rock Holdings, Inc.)
- Manager and President (Since 2025)

Rock Holdings, Inc. (ended existence via Up-C collapse)
- Chairman of Board (2002 to 2025)
- CEO and President (2023 to 2025)

Education

- **B.A., Michigan State University**
- **J.D., Wayne State University**

Other relevant experience

Majority owner, Cleveland Cavaliers (NBA)

Operator of Rocket Arena in Cleveland, OH

Chairman, ROCK

Majority shareholder and Founder, Bedrock
- Invested billions in acquiring and developing more than 100 properties in Detroit and Cleveland

Co-Founder, StockX (2016)
- World's first "stock market of things"

Co-Founder, Gilbert Family Foundation (2015) and NFX (2017)
- Funding cutting-edge research to find cure for neurofibromatosis

Director qualifications

As our founder and Chairman and a national leader in the mortgage industry, Dan has provided us with critical leadership during our entire 40-year history, including his service as Chief Executive Officer from 1985 until 2002. In that role, he pioneered the digitization of mortgages in America, revolutionized the mortgage industry and created our ISMs as the guiding principles and philosophy for our team members, which continue to define our corporate culture as well as fundamental corporate strategies and innovation. Our Board also benefits from his in-depth industry knowledge and significant relationships with key business partners and national business leaders.

Alastair (Alex) Rampell, *Independent Director*

Director since: February 2024

Favorite ISM

Obsessed With Finding A Better Way

Committee(s)

- **Audit**
- **Compensation**

Experience

Andreessen Horowitz

- General Partner (Since 2015)

Education

- **B.A., Applied Mathematics and Computer Science, Harvard University**

Other public company boards

Director, WISE, Ltd. (LSE: WISE) (Since 2021)

Other relevant experience

Board member of several Andreessen Horowitz portfolio companies

Previously, Co-Founder of Affirm, FraudEliminator, Point, TrialPay, TXN and Yub

Director, KCG Holdings, Inc. (2015 to 2017)

Director qualifications

Alex is one of the world's experts on artificial intelligence and provides a unique perspective on the intersection of technology, finance and emerging trends. Alex contributes his senior leadership and private board experience and financial services expertise to our Board from his service to the portfolio companies of Andreessen Horowitz, as well as his prior serial entrepreneurship, including co-founding many tech-driven financial companies. Alex also has significant expertise in business strategy, emerging trends, innovation and technology, including responsible use of artificial intelligence, and corporate governance. He also has public company experience with a foreign-listed company.

2026 Proxy Report • 20 of 124
Corporate governance
Our Board has general oversight responsibility for the business and affairs of the Company.
The directors, in exercising their duties, represent and act on behalf of the stockholders. Our
Board serves as the ultimate decision-making body of the Company, except for those matters reserved to (or shared with) our stockholders. Our Board is responsible for overseeing management, which is, in turn, responsible for the operations of the Company. Although our
Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to management through periodic meetings and other informal engagement.
Our Board’s primary areas of oversight focus include strategy, operations, AI and technology, marketing, acquisitions and integration, finance, capital markets and capital allocation,
CEO and executive performance, development and succession planning, risk management
(including cybersecurity and enterprise risk management), stakeholder engagement, corporate governance and compliance, and Company culture. As described below, significant additional responsibilities are delegated to Board Committees, which report to our Board on their activities and actions on a regular basis. The Board Committees include our Audit
Committee, Compensation Committee and Nominating and Governance Committee.
Board leadership
Our Board operates under the leadership of our Chairman, Dan Gilbert. Our Board believes Dan is best suited to serve as Chairman and guide the strategic priorities of the Company in light of his substantial industry knowledge and experience as founder, current Chairman, and former Chief Executive Officer of
Rocket Mortgage, one of our key operating subsidiaries. In addition, Dan holds most of our issued and outstanding Class L common stock and controls a majority of the combined voting power of our common stock as of the record date. Accordingly, Dan controls our business, policies, and affairs. Dan also can control any action requiring the general approval of our stockholders, including the election of our Board, the adoption of amendments to our Certificate of Incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. Varun, our Chief Executive Officer, is responsible for the Company’s day-to-day operations and strategic leadership, and implementing the actions, policies and strategies approved by the Board.
Our Board believes that, by separating the positions of Chairman and Chief Executive Officer, the Board can
provide significant leadership to management and strong oversight of key opportunities and risks impacting the
Company while providing more time for the Chief Executive Officer to manage the business and develop and implement strategies. Our Board also believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman or Vice Chairman and periodically evaluate whether to have an independent lead director. Our Board recognizes the increasing utilization of non-executive chairmen and independent lead directors in many public companies. Our Board believes its current leadership structure is most appropriate for us as a controlled company and best serves the stockholders of the Company at this time. The Corporate Governance Guidelines require us to have an independent lead director if we are no longer a controlled company under the rules of the NYSE, and the Chairman is not an independent director.
There is no “one size fits all” approach to ensuring independent leadership. Our Board believes that its four independent directors are deeply engaged and provide significant independent leadership and direction given their executive and Board experience. Three independent directors are sole members of our Audit Committee, two independent directors serve on our Compensation Committee and one independent director serves on our
Nominating and Governance Committee, which collectively oversee critical matters of the Company. When our non-management or independent directors meet in executive sessions, Jonathan Mariner generally presides over such sessions. The independent directors further have access to team members and independent advisors as they deem appropriate. Management supports this oversight role through its tone-at-the-top and open communication.
2026 Proxy Report • 21 of 124
Director nominations and appointments
Our Nominating and Governance Committee is responsible for recommending director candidates to our
Board, including reviewing current directors for re-nomination. Our Board seeks members from a range of professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In assessing director candidates to fulfill the foregoing, our Nominating and Governance
Committee considers those factors it deems appropriate in the context of the needs of the Company and the overall composition of our Board. These factors include the individual’s:
•Skills, diversity of experience and perspective, and other background;
•Demonstration of leadership, and a history of high-performance and achievement;
•Possession of high ethical standards and integrity;
•Ability to exercise sound judgment and be accountable;
•Ability to interact with others in a manner which encourages responsible, open, challenging, and inspired discussion; and
•Independence, as applicable.
Our Board, taking into account the recommendations of our Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Our Nominating and Governance
Committee and Board evaluate candidates to fill any vacancies during the year on a similar basis.
In connection with our acquisition of Mr. Cooper, we granted Mr. Cooper the right to designate two directors to our Board, and Dan agreed not to vote any shares of Company common stock beneficially owned by him in favor of the removal without cause of either Mr. Cooper director for three years following the acquisition. Mr.
Cooper designated Jay, the former Chairman and Chief Executive Officer of Mr. Cooper and current President and Chief Executive Officer of Rocket Mortgage, and Tagar, founder of Integrum Holdings. Following the closing of the Mr. Cooper acquisition in October 2025, our Board appointed Jay and Tagar as Class II and I
Board members, respectively. The agreement with Mr. Cooper also provides that (1) the designated directors will be nominated for re-election following their initial term and (2) if either designated director resigns, the remaining designated director will identify a replacement designated director, subject to the reasonable consent of the Nominating and Governance Committee and the Company, and Dan will take action to promptly appoint such replacement to the Board.
Our Nominating and Governance Committee considers candidates for our Board from any reasonable source, including recommendations from our existing directors, management, stockholders and any third-party search firms engaged, and does not evaluate candidates differently based on the source of the recommendation. Our
Nominating and Governance Committee’s charter provides it with the authority to retain and terminate search firms to identify director candidates, consultants and any other advisors to assist it in carrying out its duties.
Stockholders may recommend director candidates for consideration by our Nominating and Governance
Committee by giving written notice of the recommendation to the Chair of our Nominating and Governance
Committee, in care of the Company, at the Company’s principal executive offices at 1050 Woodward Avenue,
Detroit, MI 48226.
Board refreshment and succession planning
In May 2025, Nancy Tellem, a former Class II member of our Board, provided notice to our Board that she would not seek reelection at the expiration of her term at the 2025 annual meeting of stockholders on
June 11, 2025, and the Board determined to reduce the size of the Board from nine to eight directors effective upon such expiration.
In September 2025, Jennifer Gilbert, a former Class I member of our Board, provided notice of her resignation from our Board effective September 30, 2025.
2026 Proxy Report • 22 of 124
On October 1, 2025, in connection with the acquisition of Mr. Cooper, our Board determined to increase its size from eight to nine directors and appointed Jay and Tagar as Class II and Class I directors, respectively, to fill the vacancies created by Jennifer’s resignation and the subsequent increase of our Board’s size.
Our Board continues to evaluate the Company’s evolving directorship needs with the desire to add new skills, qualifications, and experience as appropriate to ensure that our Board remains capable of addressing the
Company’s operations and long-term strategy, as well as its future risks, trends, and opportunities. Our Board values the mix of historical and institutional knowledge of its longer-tenured directors, as well as the fresh perspectives from newer directors, as evidenced through the Board’s succession planning and refreshment practices. In consultation with a third-party search firm, our Board is evaluating the potential to increase the number of our independent directors in the near future.
Director onboarding and continuing education
Our Nominating and Governance Committee oversees the Company’s orientation programs for new directors and continuing education programs for existing directors. Each new director, upon joining our Board, is provided with an orientation session regarding our Board and the Company’s unique culture and operations.
As part of this orientation, each new director has an opportunity to meet with members of management of the
Company.
Directors are also provided with continuing education on various subjects that will assist them in discharging their duties, including the evolving regulatory and business landscape. This may include presentations by
Company management or our Board’s advisors on the Company’s business, compliance efforts, applicable legal, regulatory or other developments, or other matters deemed appropriate by our Board or Nominating and
Governance Committee. In addition, the Company and each director are members of the National Association of Corporate Directors (“NACD”). As NACD members, the Company and each Board member have access to various instructional programs, training resources, and networking opportunities.
2026 Proxy Report • 23 of 124
Board and Committee evaluations
Each year, the Board and the Board Committees undergo an evaluation process to examine membership, composition and structure, committee and committee chair rotation, role and effectiveness, fulfillment of fiduciary duties, meetings and materials, and overall board operations (including interaction with leadership).
We believe Board and Board Committee self-evaluations play an important role in supporting the effective functioning of our Board. Through the evaluation process led by our Nominating and Governance Committee, our directors review where they believe our Board and Board Committees function effectively and, importantly, areas where our directors think there may be opportunities for improvement. The Nominating and Governance
Committee Chair reviews the questionnaire results and shares them with each Board Committee chair.

1. **Process approval**
The Nominating and Governance Committee reviews and approves the self-evaluation process.

2. **Self-evaluation questionnaires and optional interviews**
Directors provide feedback on the Board and each Board Committee through written questionnaires or interviews conducted by outside counsel.

3. **Results analyzed**
Results of the self-evaluation are analyzed and aggregated by outside counsel to maintain confidentiality. The results are shared with our Corporate Secretary.

4. **Board Committee Chair review**
The Corporate Secretary reviews the self-evaluation results with the Chair of the Nominating and Governance Committee and discusses key themes and potential enhancements. The Chair presents the results to the Nominating and Governance Committee.

5. **Distribution to Board Committee Chairs**
The Corporate Secretary distributes the results to the Chairs of each Board Committee.

6. **Summary of results**
A summary of the Board and Board Committee self-evaluation results are presented to the Board by the Chair of the Nominating and Governance Committee.

7. **Feedback incorporated**
Various Company and Board policies and practices may be enhanced as a result of the annual self-evaluation and ongoing feedback.

2026 Proxy Report • 24 of 124
Director independence
Although we remain a controlled company that is not subject to the independence requirements of the NYSE, we believe that our four highly-qualified independent directors enhance our Board with extensive public company experience, independent judgment, and unique perspectives.
Our shares of Class A common stock are listed on the NYSE. As Dan controls more than 50% of our combined voting power, we are considered a controlled company for the purposes of the rules and corporate governance standards of the NYSE. As a controlled company, we are not required to comply with certain corporate governance requirements, including (1) that our Board have a majority of independent directors, (2) that our Compensation Committee is composed entirely of independent directors, and (3) our Nominating and
Governance Committee is comprised entirely of independent directors, or otherwise ensure that the nominees for directors are determined or recommended to our Board by the independent members of our Board.
However, we are subject to and comply with the requirement that our Audit Committee is composed entirely of independent members. If at any time we cease to be a controlled company under the rules of the NYSE, our Board will take all action necessary to comply with the applicable rules of the NYSE, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted phase-in period.
Our Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, our
Board must make a subjective determination as to each independent director that no relationship exists which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Nominating and Governance Committee made recommendations to our Board based on its review and discussion of information provided by the directors and us regarding each director’s business and personal activities as they may relate to us and our management.
In addition, in connection with his appointment to the Board following the Company’s acquisition of Mr. Cooper, the Board considered matters related to Tagar’s director independence. Specifically, the Board reviewed
Tagar’s roles as co-founder of Integrum Holdings, which acquired Stout Risius Ross, LLC (“Stout”) in July
2025, and as a director and member of the compensation committee of Stout since its acquisition by Integrum
Holdings. Stout has previously provided advisory services to the Company as well as to certain affiliates of
Dan. In determining that Tagar satisfies the objective independence tests and that his independence was not otherwise impaired under the subjective criteria, the Board determined that Tagar had no pre-existing relationship with the Company or its management team prior to the Company’s acquisition of Mr. Cooper and
Integrum Holdings’ acquisition of Stout. Further, the Board determined that Tagar’s relationship with Stout and
Stout’s services to the Company and to certain other affiliates of Dan do not satisfy any of NYSE’s per se bars to independence, including the fact that the historical value of Stout’s advisory services are not material to any of the Company, Dan or his affiliates, Stout, or Tagar.
Our Board has determined that each of Jonathan, Alex, Tagar, and Suzanne are independent directors as such term is defined by the applicable rules and regulations of the NYSE. In addition, after considering all of the relevant facts and circumstances, our Board has determined that each of: (1) Jonathan, Alex, and Suzanne, for purposes of service on our Audit Committee, and (2) Jonathan and Alex, for purposes of service on our
Compensation Committee, qualifies as independent in accordance with the additional independence rules established by the SEC and the NYSE for such committees. Matthew, who serves as the Chair of our
Compensation Committee, is the only current member of our Compensation Committee that does not qualify as independent under applicable independence standards. Nancy, who served as a member of our Audit
Committee and our Compensation Committee until June 11, 2025, qualified as independent during such service period under the independence standards applicable to each respective committee.
2026 Proxy Report • 25 of 124
Board meetings

2025 meetings held

6 Board of Directors

6 Audit Committee

7 Compensation Committee

3 Nominating and Governance Committee

Our Board and Board Committees meet throughout the year at
regularly scheduled meetings and informational sessions, and also hold special meetings, strategy day meetings, and act by written consent as appropriate. The non-management directors hold
executive sessions to meet without management present, generally at regularly scheduled Board meetings as well as other times that such directors deem appropriate. The independent directors meet in executive session at least once per year.
Directors are expected to attend Board meetings, applicable Board
Committee meetings, and the annual meeting of stockholders. All of our then-current directors attended the 2025 annual meeting of stockholders. Our Board met six times during 2025. In 2025, our director nominees and continuing directors attended nearly 100%
of the meetings of our Board and all Board Committees on which such director served.
Board Committees
Our Board has delegated various responsibilities and authority to Board Committees, which include our Audit
Committee, Compensation Committee, and Nominating and Governance Committee. Each Board Committee
may form and delegate authority to subcommittees from time to time as it sees fit, subject to applicable law and the NYSE regulations. Each Board Committee operates under a written charter approved by our Board, which is reviewed annually.
Board Committee member refreshment
In 2025, our Board also reviewed and updated Board Committee memberships. As part of its review, the Board considered, among other factors, director experience, Board Committee succession planning, and the desire to evolve the Board Committee oversight with new insights, experience, and perspectives. As a result, in June
2025, Alex replaced Nancy as a member of our Audit Committee and Compensation Committee, and Varun
replaced Jennifer as a member of our Nominating and Governance Committee.
2026 Proxy Report • 26 of 124
Our Audit Committee assists our Board by providing independent, objective oversight of our auditing, accounting, risk management and financial reporting activities.
The principal responsibilities of our Audit Committee are to:
•Oversee the reliability and integrity of the Company’s accounting policies, financial statements, and other financial information provided by the Company to its stockholders, the general public, the SEC, and the NYSE;
•Oversee the Company’s compliance with legal and regulatory requirements, including monitoring related key governance policies;
•Review the qualifications, independence, and performance of the Company’s independent auditor, with direct responsibility for the appointment, compensation, retention (including termination), and oversight of our independent auditor, who reports directly to our Audit Committee;
•Oversee the performance of the Company’s internal audit function, and the effectiveness of internal control over financial reporting, and disclosure controls and procedures;
•Oversee the Company’s cybersecurity, information and technology security, and data privacy strategies and policies;
•Oversee the Company’s major financial risk exposures and management’s enterprise risk management process and related policies;
•Assist the Board in fulfilling its oversight of enterprise risk management, including, but not limited to, cybersecurity and data governance;
•Review and approve any related person transactions; and
•Review certain disclosures and proposals in any proxy statement or other SEC filing related to Audit
Committee matters, including review of its report furnished in this proxy statement.
Our Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on our Audit Committee and is otherwise financially literate.
Our Board has determined that each of Jonathan, Suzanne, and Alex qualifies as an audit committee financial expert as such term is defined under the rules of the SEC.
2026 Proxy Report • 27 of 124
Our Compensation Committee is responsible for the compensation of our executive officers, including our Chief Executive Officer, and for oversight of our incentive compensation and equity-based plans.
The principal responsibilities of our Compensation Committee are to:
•Review and approve or make recommendations to the Board with respect to the Company’s compensation strategy to ensure it is effective to attract, reward, and retain management and other key team members;
•Review and approve or make recommendations to the Board with respect to the philosophy, policies, and programs of executive compensation and human capital management;
•Review and approve corporate goals and objectives relevant to the compensation of our CEO and other executive officers, the evaluation of the CEO’s and other executive officers’ performance in light of those goals and objectives, and determine and approve the compensation of the CEO and other executive officers based on this evaluation and compensation benchmarking;
•Review and make recommendations to our Board with respect to the Company’s incentive compensation and equity-based plans and administer such plans, including delegation of some compensation determinations to an independent subcommittee;
•Review and make recommendations to our Board regarding any employment, severance, and other compensatory-related agreements with our executive officers;
•Monitor and administer certain compliance policies, including stock ownership guidelines and our
Clawback Policy, as delegated by our Board;
•Review, at least annually, the relationship between risk management policies and practices, corporate strategy, and our compensation programs for all team members; and
•Review certain compensation disclosures and proposals in any proxy statement or other SEC filing.
Compensation Committee use of compensation consultants
Our Compensation Committee may retain or terminate, at its sole discretion, compensation consultants, independent legal counsel, or other advisors to assist in its responsibilities. Our Compensation Committee is directly responsible for overseeing the work of such advisors. Our Compensation Committee reviews the independence of such outside advisors and, with respect to its independent compensation consultant, any conflicts of interest raised by such work. See “Compensation discussion and analysis – Compensation governance – Independent compensation consultant” for information regarding the independent compensation consultant.
Compensation risk assessment
As part of the annual risk assessment, management reviewed and assessed our 2025 team member compensation policies, plans, and practices in conjunction with our Compensation Committee’s independent compensation consultant. Based on a review of this assessment, our Compensation Committee concluded that our compensation policies, plans, and practices were not reasonably likely to have a material adverse effect on the Company.
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Our Nominating and Governance Committee identifies and recommends director nominees to our Board for election, develops and recommends to our Board certain key governance policies, and implements key governance responsibilities of our Board.
The principal responsibilities of our Nominating and Governance Committee are to:
•Identify individuals qualified to become directors, consistent with the criteria approved by our Board and set forth in our policies, and recommend to our Board the director nominees for the next annual meeting of stockholders or director candidates to fill vacancies on our Board;
•Review and assess annually the adequacy of our Corporate Governance Guidelines and other key governance policies and monitor compliance;
•Review and make recommendations to our Board with respect to the size, composition, and organization of our Board and Board Committees;
•Review and recommend to our Board for approval the compensation of directors who are not affiliated with the Company (“Non-Affiliated Directors”);
•Oversee the annual self-evaluations of our Board and Board Committees, and the related activities resulting from such review;
•Assist our Board in determining the independence of the directors, to the extent such directors are required to be independent by the NYSE or other applicable regulatory requirements;
•Oversee director and management succession planning, including in the event of an unexpected occurrence; and
•Review certain governance and director disclosures and proposals in any proxy statement or other
SEC filing.
See “– Director nominations and appointments” for a description of the experience, mix of skills, and other criteria that our Nominating and Governance Committee considers in the director nomination process. If a vacancy on our Board occurs, our Nominating and Governance Committee will seek individuals who satisfy similar criteria for appointment to our Board.
See “Other matters – Presentation of stockholder proposals and director nominations at 2027 annual meeting” for information regarding providing timely notice of stockholder proposals and director nominations.
See our bylaws for additional information required to nominate candidates for election as directors or bring other business before an annual meeting of stockholders.
Nominating and Governance Committee use of compensation consultants
Our Nominating and Governance Committee periodically reviews, and recommends changes to the Board for, our director compensation program. The Nominating and Governance Committee’s review and recommendation, if any, considers our direct pay philosophy, relevant market practices, and consultation with an independent compensation consultant. See “Compensation discussion and analysis – Compensation governance – Independent compensation consultant” for information regarding the independent compensation consultant.
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Oversight of operations and strategy by the Board
Our Board actively oversees our long-term business strategy and strategic priorities, as well as management’s execution thereof. Recognizing that strategic oversight is one of its most critical responsibilities, strategic oversight is embedded in the Board’s agenda throughout the year. Our Board works closely with management to evaluate performance, assess competitive positioning, and guide long-term objectives within the industries in which we operate as well as potential new industries.
Our Board further understands its role in being good stewards of our business and stockholders’ capital. Our
Board annually discusses with management and approves our budget, which is linked to our long-term strategic priorities and value creation. Our Board also approves significant transactions and operational matters, including applicable financings, acquisitions or dispositions, investments, and restructurings.
Alignment with risk oversight. Risk oversight, as more fully described below, is fully integrated into the
Board’s strategic responsibilities. Our Board regularly reviews significant enterprise-level and operational risks, and risk oversight responsibilities are shared between the full Board and the Board Committees. Our Board’s effectiveness in strategic and risk oversight is strengthened by the broad range of backgrounds and industry expertise of the directors. This integrated and proactive approach supports the Company’s agility, resilience, and long-term success in a rapidly evolving environment.
Risk oversight by the Board
Our enterprise risk management program assesses the status and impact of risks that are determined to have the potential for significant impact to strategic objectives, capital and/or earnings. Our risk universe focuses on six key risk areas: strategic; operational; financial; legal/compliance; reputation; and technology and information management. In addition, we have an internal Risk Advisory Group focused on continuous risk management and compliance.
Our Board and Board Committees have a significant role in overseeing management’s activities regarding risk identification, risk management, risk monitoring, and risk mitigation. Our entire Board is regularly informed through Board Committee reports about material risks, while each Board Committee is responsible for oversight of certain relevant risks. Set forth below is a non-exhaustive list of key risk topics that are subject to Board and Board Committee oversight.
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Set forth below is additional information on certain key matters of risk oversight.
Organizational restructure (Up-C Collapse)
Given Rocket Mortgage’s long history as a private company and the Company’s history as a controlled company since its IPO, our Board periodically reviewed the Company’s organizational structure with the goal of facilitating Dan’s ownership level and rights while providing appropriate flexibility for continued growth for the Company and evolution of its capital structure. In 2025, our Board, as well as our Audit Committee pursuant to the Company’s Related Person Transactions Policy, spent significant time evaluating, approving and overseeing the implementation of the Company’s effort to simplify its organizational structure through the
Up-C Collapse. Management and outside advisors provided detailed updates on this transaction over multiple meetings to allow our Board to evaluate the potential risks and benefits associated with the complex steps
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necessary to effectuate the new organizational structure, as well as to ensure appropriate planning and stakeholder communication regarding the Company’s post-closing structure.
2025 acquisitions
The Company completed two transformational acquisitions in 2025, and our Board’s oversight was pivotal in the evaluation, acquisition, and initial integration of Redfin and Mr. Cooper. Our Board, supported by detailed input from management and outside advisors, evaluated the legal, regulatory, financing, financial reporting, and operational risks and opportunities over the course of numerous regular and special meetings. In addition, our
Board spent and continues to spend significant efforts focused on the integration of the companies, individually and collectively, including overseeing the technology, human capital, operational, and strategic work flows, and aligning compensation incentives, to best position the Company to service clients through the entirety of the home ownership process.
Human capital management
Our Board understands the importance of supporting our team members’ growth and mobility within the organization and receives periodic updates from leadership regarding our workplace culture, talent management strategies, and team member engagement.
In 2025, our Board received updates from our new Chief People, Places & Culture Officer related to leadership, team performance, career development and internal mobility, competitive compensation strategies, and performance standards.
Cybersecurity and data privacy risk and oversight
We prioritize digital safety for our clients, team members, and stakeholders. We are dependent on information technology networks and systems, including the internet, to securely collect, process, transmit, and store electronic information, and networks of third-party vendors that receive, process, retain, and transmit electronic information on our behalf. Further, we are dependent on the secure, efficient, and uninterrupted operation of our technology infrastructure, including computer systems, related software applications and data centers, as well as those of certain third parties and affiliates.
We also continue to provide, and update as appropriate, clear and comprehensive privacy policies that detail how we collect, use, share, and protect personal information. In addition, our privacy policies detail the data rights available for certain data and how to execute those rights. In 2025, we continued our focus on activities that align data utilization to meet enhanced privacy protections, including purpose limitation, data minimization, data retention, and anonymizing data for use in training of AI models which in turn allowed us to better understand the nature of our data.
Our Audit Committee oversees our programs and risks related to cybersecurity and data privacy, including receiving periodic management reports concerning cybersecurity and information security trends and regulatory updates, technology risks, privacy policies and related regulatory changes, the implications for our business strategy, audit and compliance, risk mitigation programs (including tabletop exercises), and preparedness and incident response plans, as well as related cybersecurity insurance coverage. During 2025, our Audit Committee received updates on increasing cybersecurity threats, the ongoing enhancements to our information security framework, ongoing reduction of attack surfaces, continued team member cybersecurity education, preemptive risk assessments, and the deployment of advanced security technologies, including the results of our tabletop exercises to assess the effectiveness of our incident response program.
Executive Preparedness
Our Nominating and Governance Committee oversees our executive officer succession planning with a focus on ensuring that we maintain the leadership skills and experience necessary to support our long-term strategy.
Our Nominating and Governance Committee generally will discuss and recommend to our Board for approval a CEO and executive officer succession plan as well as an interim CEO succession plan in the event of an unexpected occurrence, which is intended to provide leadership continuity in the event of unexpected vacancies, including those from a major catastrophe. Our Nominating and Governance Committee reviews such matters and makes recommendations to our Board from time to time as appropriate.
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In 2025, we took several steps to align executive leadership capabilities with strategic needs. Following the acquisition of Mr. Cooper, Jay was appointed President and Chief Executive Officer of Rocket Mortgage,
adding a seasoned mortgage industry expert to lead our largest business. Upon Bill Emerson’s retirement as
President of the Company on December 31, 2025, Varun was appointed President, supporting a planned leadership transition while Bill continues as a Class I director.
In February 2026, we also advanced Brian to President of Rocket Companies. As President, Chief Financial
Officer and Treasurer, we expanded Brian’s operational responsibilities to include oversight of Xome, Lendesk,
Rocket Money, and Rocket Loans. This role expansion reflects our focus on deploying leaders with broad financial, operational, and platform expertise across the Company’s ecosystem.
In addition, our Compensation Committee approves (or recommends to the Board to approve) one-time new hire and promotion compensation, annual target compensation for new executive officers and related offer letters, employment agreements and similar agreements. Additionally, our Compensation Committee recognizes the ongoing need to retain key talent and reward individuals whose performance materially advances the Company’s strategy.
For example, in 2025, our Compensation Committee approved special integration equity awards to our NEOs in recognition of their exemplary leadership in the execution of the Mr. Cooper and Redfin acquisitions in order to drive the achievement of rigorous cost and revenue synergies associated with the transactions, except for
Jay who received a one-time equity award as an inducement to join the Company pursuant to his offer letter.
Our Compensation Committee also considered the expanded scope and responsibilities of the NEOs following the acquisitions and the importance of retaining key talent to drive stockholder returns.
These actions underscore the Company’s commitment to maintaining a strong, skills-aligned executive team and ensuring continuity of leadership.
Stockholder engagement
We have established an investor relations program that maintains ongoing, proactive outreach with our stakeholders and investors. Throughout the year, members of our Investor Relations team and business leaders engage with stakeholders and investors to inform them about our business and industry while also gaining insight into their feedback and perspectives.
In 2025, we engaged with roughly 260 investment funds. We also attended 11 investor conferences. The feedback from our stockholder and investor outreach efforts is communicated to our Board and helps inform our business and strategy.
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Corporate policies and practices
Our Board has adopted tailored governance policies and practices that are appropriate given our status as a public company and controlled company. Our policies align our corporate governance structure and our business strategy and culture and enable our Board to effectively oversee our culture of compliance and rigorous risk management.
Code of conduct and ethics — a compliance culture
Our Code of Conduct and Ethics applies to all of our directors, officers, and team members and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a code of ethics as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with high standards of business ethics. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our Investor Relations website or in filings under the Securities
Exchange Act of 1934, as amended (the “Exchange Act”).
All new team members are provided access to our team member Guideposts, which incorporates our Rocket
Companies Code of Conduct and Ethics, on our Company intranet site. Team members must acknowledge and confirm their review. In addition, on an annual basis, all executive officers and other team members complete an online course addressing ethics, non-discrimination and non-harassment, cybersecurity, insider trading, workplace security, relevant regulatory compliance, and other workplace expectations.
Corporate governance guidelines — core principles of governance
Our Board has adopted our Corporate Governance Guidelines to provide a framework for the governance of the Company as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities, including: the size, composition, structure, and policies of our Board and Board Committees;
the responsibilities and authority of our Chairman and lead director (if any); director qualification standards;
expectations and responsibilities of directors; management succession planning; and the self-evaluation of
Board and Board Committee performance. The Corporate Governance Guidelines are annually reviewed by our Nominating and Governance Committee to ensure that they effectively promote the best interests of both the Company and our stockholders and that they comply with all applicable laws, regulations, and NYSE requirements.
No director overboarding. The overboarding restrictions in our Corporate Governance Guidelines provide reasonable restrictions on additional public company board and board committee service to address potential time and resource constraints. These restrictions include that no director should serve on more than three other public company boards, no member of our Audit Committee should serve on more than two other public company audit committees, and no director who is the Chief Executive Officer of another public company should serve on more than two other public company boards, aside from the board of such person’s own company. In addition, in accordance with NYSE rules, an Audit Committee member may not simultaneously serve on more than two other audit committees of public companies unless our Board determines that such simultaneous service would not impair the ability of such person to effectively serve on our Audit Committee and discloses such determination. Currently, all of our directors are in compliance with the foregoing overboarding restrictions.
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Insider trading policy — addressing risk mitigation of equity ownership
Our Board has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions by directors, officers, team members, and other specified persons. Our Insider Trading Policy is designed to promote compliance with insider trading laws. Our policy generally prohibits officers, directors, contractors, consultants, and team members from engaging in any transaction of Company securities while aware of material non-public information relating to the Company, including “tipping” or otherwise passing on inside information to any other person who might make an investment decision based on that information or further pass the information to third parties. The policy also implements quarterly trading blackout periods and allows for special blackout periods, for all Board members, all Section 16 officers, certain team members that are a part of accounting, finance, and legal functions, and any other designated team members in order to reduce the likelihood of trading at times with significant risk of insider trading exposure. In addition, all directors and
Section 16 officers are subject to pre-clearance requirements. A copy of our Insider Trading Policy is filed as
Exhibit 19.1 to our Annual Report on Form 10-K for 2025.
Further, our Insider Trading Policy includes guidelines for the implementation of Rule 10b5-1 trading plans to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability. Such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum statutory cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements.
We believe it is improper and inappropriate for Company personnel to engage in short-term or speculative transactions involving our securities. We prohibit or provide guidelines and limitations on Company personnel from engaging in any of the following activities with respect to our securities:
•Pledging/purchases of securities on margin. Although Company personnel may pledge our securities as security for margin accounts, such persons are responsible for ensuring that foreclosure on any such account would not violate our Insider Trading Policy and should be aware that sales of such securities could have securities law implications.
•Short sales. Our Insider Trading Policy prohibits Company personnel from selling Company securities they do not own and borrowing the shares to make delivery.
•Buying or selling puts, calls, options, or other derivatives in respect of our securities. This prohibition extends to any instrument whose value is derived from the value of any of our securities.
•Hedging transactions. Although we discourage speculative hedging transactions, we permit long-term hedging transactions that are designed to protect an individual’s investment in our securities. Any hedge must be for at least six months and relate to stock or options held by the individual. All such hedging transactions must be pre-cleared in accordance with the pre-clearance procedures described in our
Insider Trading Policy.
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Communications with our Board
Our Board welcomes engagement with our stockholders and other interested parties. If you want to communicate with the non-management members of our Board, you should send a letter to any such director at: 1050 Woodward Avenue, Detroit MI 48226 or to the e-mail address:
independentdirectors@rocketcompanies.com. The Corporate Secretary may sort or summarize the communications as appropriate. Communications that are commercial solicitations, customer complaints, incoherent or inappropriate will not be communicated to the non-management members of our Board.
To submit concerns regarding accounting, internal accounting controls, or auditing matters, you may also call: 1-844-907-2291. Team members may submit such concerns on a confidential or anonymous basis.
Communications made through the confidential hotline will be reviewed by our Audit Committee in accordance with its procedures.
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Compensation of Non-Affiliated Directors
2025 compensation program
Our Non-Affiliated Director compensation policy was last revised by our Board in June 2023 following a review of information provided by our prior independent compensation consultant. In March 2025, our
Nominating and Governance Committee engaged our current independent compensation consultant to evaluate the Non-Affiliated Director compensation policy, including current market trends and updated survey and benchmarking data. Following such evaluation, our Nominating and Governance Committee determined not to recommend any changes to the policy for 2025.
Key elements of the policy are summarized below.

Retainer	2025 ($)
Cash
Annual – All Directors	75,000
Annual – Committee Chair	30,000
Annual – Committee Member (non-Chair)	15,000
Equity
Restricted Stock Unit Award (grant value)	215,000
Each Non-Affiliated Director receives an annual cash retainer and additional cash retainers, as applicable, for serving as a chair or member of a Board Committee, in addition to an annual RSU award. Each director is reimbursed for reasonable business expenses incurred by such director in connection with such director’s services. Affiliated directors, or directors who are employees or executives of the Company, or who provide services to any of its subsidiaries, do not receive compensation for their services as directors of the Company.
Utilization of peer group benchmarking
When reviewing the Non-Affiliated Director compensation policy in 2025, our Board utilized benchmarking with the same peer group used for NEO compensation, general industry survey data, and related market information from the Company’s independent compensation consultant. Our Nominating and Governance
Committee will consider the need for additional benchmarking or other changes to the compensation program for Non-Affiliated Directors on a periodic basis.
Annual cash retainers
All cash retainers are paid quarterly in arrears.
Annual RSU award
The annual RSU award is granted on the date of each annual meeting of stockholders and will vest in full on the earlier of the first anniversary of the grant date or the date of the first regularly scheduled annual meeting of stockholders following the grant date. In the event of a Change in Control (as defined below), any unvested
RSU awards will become immediately vested and settled if either (1) the director will not continue as a member of our Board of the Company, acquirer, or surviving company as applicable or (2) if the RSU awards are not continued or assumed. The RSU awards also provide for immediate vesting of the unvested portion of the RSU award at the time of termination of service due to death or disability. In the event of a director’s termination of service at any time prior to the vesting date, other than due to death or disability or in connection with a
Change in Control, all unvested RSUs will be canceled and forfeited.
All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
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Non-Affiliated Director compensation limitation
Our stockholder-approved 2020 Omnibus Incentive Plan provides that the maximum grant date fair value of awards to a Non-Affiliated Director in any single fiscal year, taken together with any cash fees paid to such director during the fiscal year, will be $750,000.
Stock ownership guidelines for Non-Affiliated Directors
We have adopted robust stock ownership guidelines to further future alignment of the long-term interests of our executive officers and Non-Affiliated Directors with those of our stockholders. Our stock ownership guidelines generally require that our Non-Affiliated Directors own shares of our common stock having an aggregate value equal to five times the Non-Affiliated Director’s annual cash retainer. Shares that count towards ownership include vested shares or units owned outright, and vested shares or units owned by immediate family members. Generally, each Non-Affiliated Director will have five years from joining the Board, or the date such director becomes subject to the guidelines, to achieve compliance. As of December 31, 2025, all Non-Affiliated
Directors had met or were on track to meet the requirements within the five-year compliance period.
2025 director compensation table
The table below sets forth the compensation of our directors in 2025, excluding Varun and Jay, whose compensation for their service as executive officers is covered in the 2025 Summary Compensation Table.
Dan and Jennifer were affiliated directors in 2025 and did not receive compensation for their director service.
Bill was an executive officer of the Company in 2025, and he did not receive any additional compensation for services provided as a director. Equity award amounts are based on grant date fair values and do not represent the actual value that will be received by each individual from the awards.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)	Total ($)
Bill Emerson	—	—	—	—
Dan Gilbert	—	—	—	—
Jennifer Gilbert	—	—	—	—
Jonathan Mariner	120,000	214,988	—	334,988
Tagar Olson(3)	18,750	214,981	—	233,731
Alex Rampell	91,648	214,988	—	306,636
Matthew Rizik(4)	—	—	—	—
Suzanne Shank	105,000	214,988	—	319,988
Nancy Tellem(5)	47,019	—	—	47,019
(1)Reflects annual cash retainer for Board Committee and Board Committee chairperson service.
(2)Reflects the grant date fair value of RSU awards granted under our 2020 Omnibus Incentive Plan in accordance with the Financial Accounting Standards Board Accounting
Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures (“ASC Topic 718”). The grant date fair value is calculated as of the closing price of our common stock as quoted on NYSE on the applicable grant date, multiplied by the number of shares subject to the award. With the exception of Tagar’s award, the annual equity awards were granted as of the 2025 annual meeting, June 11, 2025, and each RSU had a grant date fair value of $13.69, the closing price of our common stock on such date. As of December 31, 2025, Jonathan, Suzanne and Alex each held 15,704 unvested RSUs, Tagar held 10,974 unvested RSUs, and Matthew held 497,198 unvested RSUs and options to purchase 30,801 shares of common stock.
(3)The amount reflected in the Stock Awards column for Tagar includes RSUs granted on October 1, 2025 in connection with his appointment to the Board. The RSUs will vest in full on the first anniversary of the grant date, and each RSU had a grant date fair value of $19.59, the closing price of our common stock on such date.
(4)Matthew serves as the manager and Chief Financial Officer and Treasurer of RHI II and the Chief Executive Officer of ROCK, and therefore does not receive compensation for services as a director of the Company in accordance with our policy. However, he receives compensation from his consulting services to the Company and RLP. See “Certain relationships and related person transactions – Related person transactions – Other transactions.”
(5)Nancy determined not to seek re-election at the 2025 annual meeting. She received a pro rata portion of the cash retainers and was not granted an RSU award in 2025.
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Executive officers
Our Nominating and Governance Committee oversees the Company’s executive officer succession planning and periodically reviews internal and external candidates for key new and promotion roles. We are focused on developing and promoting talent from within, enabling us to develop both the current team of senior leaders as well as the next generation of leaders. Our Board also recognizes the importance of bringing in new ideas and expertise through talent acquisition. Our Compensation Committee oversees establishing revised compensation structures in the event of a new or promoted executive officer.
Set forth below are descriptions of the backgrounds of each executive officer of the Company as of the record date.
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Compensation discussion and analysis
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation program for our Named Executive Officers (“NEOs”) during 2025, who are set forth below.

Name	Titles in 2025	Title since	Rocket team member since
Varun Krishna(1)	President and Chief Executive Officer (“CEO”)	September 2023	September 2023
Brian Brown	Chief Financial Officer (“CFO”) and Treasurer	November 2022	June 2014
Jay Bray	President and CEO of Rocket Mortgage	October 2025	October 2025
Heather Lovier	Chief Operating Officer	June 2024	April 2003
Bill Banfield	Chief Business Officer	March 2024	February 1999
(1)Varun was appointed as President on December 31, 2025 upon the retirement of Bill Emerson and held such position until Brian’s appointment as President in February 2026.
Varun did not receive any additional compensation in 2025 related to such appointment and services.
CD&A table of contents

Executive summary	Page 42
2025 executive compensation program and pay	Page 46
Annual base salary	Page 47
Annual cash incentive plan (AIP)	Page 48
Long-term equity awards	Page 51
Jay’s 2025 total direct compensation	Page 55
Compensation Governance	Page 56
Defining roles for effective compensation oversight	Page 56
Independent compensation consultant	Page 56
Compensation policies and practices	Page 57
Stock ownership guidelines for executive officers	Page 57
Timing and pricing of equity awards	Page 57
Hedging and pledging	Page 57
Clawback policy	Page 57
Benefits and perquisites	Page 58
Other compensation	Page 58
Tax considerations	Page 59
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Executive summary
This CD&A explains our compensation philosophy, design objectives, compensation-setting process, and our executive compensation program components. It also describes the compensation decisions made for 2025 for each of our NEOs.
Executive compensation program philosophy and design
Our Compensation Committee’s guiding philosophy in designing and administering our executive compensation program is to promote long-term value creation, balance short- and long-term performance, and provide competitive pay. Our philosophy is achieved through three compensation design objectives:
In addition, our Compensation Committee considers stockholder feedback and the results of say-on-pay advisory votes to inform our executive compensation program. At our 2024 annual meeting of stockholders, the Company provided stockholders with such advisory vote, and 99% of the votes cast were “FOR” approval of our NEO compensation. Our next say-on-pay vote will be in 2027.
Our executive compensation program, including for our NEOs, consists of a fixed compensation component
(base salary), an annual variable cash component (bonus under our annual incentive plan, the “AIP”), and long-term variable equity component (long-term equity awards). We refer to variable compensation as compensation that is at-risk due to time-based and/or performance-based conditions. We refer to the combination of fixed and variable compensation as total direct compensation.
The vast majority of NEO annual target total direct compensation is delivered in the form of variable compensation, and more specifically, long-term equity awards. We reinforce the business strategy and pay-for-performance culture through performance-based compensation, including the AIP and performance-
based restricted stock units (“PSUs”).
•Variable cash component: The AIP consists of objective Company financial performance metrics (two-
thirds of the target) and a subjective assessment of Company performance via a scorecard (one-third of the target) covering three core focus areas: (1) Execution; (2) Client; and (3) Culture.
•Variable equity component: Our long-term equity awards consist of RSUs that are subject to an ongoing service condition, and PSUs with payouts based upon achievement of performance goals. The
2025 annual equity awards granted to NEOs consisted of an equal split of the target equity grant value,
50% RSUs and 50% PSUs.
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2025 fiscal year performance highlights
In 2025, we accelerated our transformation fueled by two acquisitions - Redfin and Mr. Cooper - pioneering the future of homeownership that puts Rocket in a category of one. We are the only scaled, end-to-end homeownership platform combining Redfin, Mr. Cooper, and Rocket to deliver a seamless, vertically integrated experience across the full homeownership lifecycle. Our unique business model is engineered to perform across every phase of a rate cycle.
2025 was also a pivotal year in executing our AI-driven homeownership strategy that was set in motion three years ago. We made bold moves in AI and automation. We also continued to invest in our brand and technology platform. All of this fuels our strategy and sets us apart. The result is a homeownership platform with unrivaled scale across search, origination, and servicing, powered by leading technology.
In addition, in 2025 we delivered strong financial results in the midst of completing two major acquisitions, underscoring the strength of our business model. We matched our strategic ambition with operational discipline and focus, executing and delivering against our key financial and operational goals in every quarter. Our focus is simple - profitable mortgage market share expansion. We have strengthened purchase, expanded servicing and recapture, and broadened distribution across retail. Rocket has built a business model that is durable and can grow across all market conditions.
(1)See Appendix B for information regarding our non-GAAP financial measures.
See “Proxy summary – About Rocket Companies” for further information regarding our business, as well as our operational and financial performance in 2025.
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2025 post-acquisition pay actions
Our Compensation Committee generally approves NEO pay decisions on an annual basis in the first quarter for each of the components of executive compensation. However, in September 2025, our Compensation
Committee approved the following additional pay actions:
•Base salary: Increased Varun’s base salary in recognition of the increased complexity of his role following the acquisitions of Redfin and Mr.Cooper, including the significant work ahead to integrate them into the Rocket organization to deliver the only scaled, end-to-end homeownership platform. No changes were made for other NEOs.
•Annual bonus targets: Increased bonus targets (as a percentage of base salary) for Varun and Brian to recognize both their expanded scope of roles and impact delivered in 2025 from the acquisitions. No changes were made for other NEOs.
•One-time special equity awards: Granted special integration awards to Varun, Brian, Heather, and Bill in recognition of their exemplary leadership in the acquisitions and to drive the achievement of rigorous cost and revenue synergies associated with the transactions. The awards were largely performance-
based, with 100% delivered in PSUs for Varun and 50% in PSUs for the other NEOs.
In addition to the actions above, Jay’s compensation was set based upon the terms of his employment agreement, effective October 1, 2025. See “– 2025 executive compensation program and pay” below for complete details related to 2025 pay decisions, and the “Named executive officer compensation tables –
2025 summary compensation table” for compensation earned or granted for 2025.
2025 CEO target compensation and pay components
A substantial majority of the CEO’s target total direct compensation opportunity is subject to forfeiture (“at-risk”)
with an emphasis on variable compensation to reward short- and long-term performance measured against financial and non-financial goals informed by our Company’s strategy. The only fixed component is base salary.
The chart below summarizes the 2025 components of the compensation that comprised the CEO’s target total direct compensation opportunity, with approximately 95% delivered in variable compensation. The CEO’s compensation continues to emphasize long‑term equity as the primary component of total pay to promote long-term stockholder value creation.
See the “Named executive officer compensation tables – 2025 summary compensation table” for compensation earned or granted for 2025, including a one-time integration award that is not included in the
2025 CEO target total direct compensation, as described later in the CD&A.
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Compensation practices
Key elements of our compensation governance practices for our NEOs are set forth below.

What we do

- Provide incentive compensation that is variable, "at risk" and balances short- and long-term results
- Align compensation with stockholder returns through long-term equity with multi-year vesting and a portion with performance goals
- Use peer group, and broader market data, to establish competitive compensation
- Engage independent compensation consultant to advise on executive and director compensation
- Maintain robust stock ownership guidelines for NEOs and non-affiliated directors
- Conduct annual risk assessment of compensation policies, plans and practices
- Maintain Clawback Policy for financial restatements
- Hold say-on-pay vote every three years
- Maintain Insider Trading Policy that prohibits, or provides guidelines and limitations, with respect to transactions in our securities
- Use market-aligned cash severance and right to acceleration of equity awards upon death, disability, change in control and, for certain executives, upon termination without cause or for good reason

What we don't do

- No guaranteed annual salary increases, bonuses or equity awards, except new hires
- No supplemental company-paid retirement benefits or nonqualified deferred compensation plans
- No repricing of stock options
- No excise tax "gross-up" on change-of-control payments, except new hires
- No dividends paid on unvested equity awards
- No discounted stock options

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2025 executive compensation program and pay
Our Compensation Committee approves NEO annual pay decisions for each of the components of executive compensation, as detailed within this section. For 2025, this included one-time special integration equity awards for the NEOs, except Jay. Jay’s compensation was set based upon the terms of his employment agreement, effective October 1, 2025 – see “– Jay’s 2025 total direct compensation” below.
Components of executive compensation
Each principal component of target total direct compensation of our 2025 executive compensation program are described in the table below.
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Compensation peer group and benchmarking
Our Compensation Committee uses our compensation peer group, broader market survey data, and guidance from its independent compensation consultant to implement our executive compensation philosophy and design objectives. The peer group (or the broader market survey data, when peer group data is not sufficiently available) is used to develop an understanding of market compensation levels for target total direct compensation and pay mix for executives in comparable roles, as well as executive pay practices including program design. While our Compensation Committee utilizes such information broadly in connection with its annual review of executive compensation, it is not used to formulaically define pay levels. Instead, our Compensation Committee evaluates our compensation peer group, broader market pay practices, and internal pay equity and seeks to maintain pay positioning that is market competitive while allowing flexibility for differentiated, market-leading pay opportunities for high-impact, visionary leadership, and superior performance.
In connection with the post-acquisition pay changes, our Compensation Committee also considered the expanded scope and responsibilities of the NEOs and the Company’s post‑acquisition scale more closely aligned with companies of greater complexity and size.
Our compensation peer group includes companies that compete with us for executive talent. Our
Compensation Committee generally selects peer group companies based on the following factors:
Consistent with historical practice, our Compensation Committee requested that its independent compensation consultant review the composition of our peer group to be used to evaluate the 2025 executive compensation program. Following such review by the independent compensation consultant and after considering the factors discussed above, our Compensation Committee decided it was not necessary to make any changes to our compensation peer group from the peer group companies used to evaluate the 2024 executive compensation program, as included below.
Annual base salary
As part of our Compensation Committee’s annual review, it decided to maintain 2025 salaries at the 2024 levels for the NEOs. Our Compensation Committee approved an increase to Varun’s salary in September
2025. The 2024 and 2025 annual base salaries of our NEOs are set forth in the table below.

Name	2024 annual base salary ($)	2025 annual base salary ($)
Varun Krishna	1,250,000	1,300,000(1)
Brian Brown	700,000	700,000
Heather Lovier	600,000	600,000
Bill Banfield	600,000	600,000
(1)In September 2025, our Compensation Committee increased Varun’s 2025 base salary, effective as of October 1, 2025, and as described in “ – Executive Summary – 2025 post-
acquisition pay actions ” above.
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Annual cash incentive plan (AIP)

Company financial metrics
67% weighted at target value
33%
Adj. Revenue
Payout: 0-200%
33%
Adj. EBITDA
Payout: 0-200%
33%
Company scorecard
Payout: 0-200%

The 2025 AIP includes a payout based on performance
against three measures for one-year performance
periods ending December 31, 2025, weighted equally
at target value:
(1) Adjusted Revenue;
(2) Adjusted EBITDA; and
(3) Company scorecard of financial and
non-financial strategic priorities across three
focus areas - Execution, Client, and Culture.
Company financial metrics, goals and
results (67% weighted at target value)
The two financial metrics of adjusted Revenue and adjusted
EBITDA are key performance indicators that reflect the
Company’s commitment to continuing growth and strong
operational performance. Due to the significant variability in both metrics based on the mortgage market size, as a result
of factors outside of the Company’s control, our Compensation
Committee utilized dynamic goal setting that scales with the actual size of the mortgage market, determined after the end of the performance period. Our Compensation Committee
relied upon its experience and collective business judgment, along with input from its independent compensation consultant, in establishing goals and believes they are set at levels that require strong performance for target payout and exceptional performance for maximum payout.
At the time of approving the AIP in the first quarter of 2025, our Compensation Committee set target goals that vary with the actual size of the mortgage market and reflect a rigorous evaluation of the proposed business plan. For each target performance level, our Compensation Committee also established threshold
(50% payout) and maximum (200% payout) performance and payout ranges. In the event performance does not reach the threshold level, no payout will be earned for the respective metric.
Our Compensation Committee set the scaling between threshold and maximum payouts as a percentage of target for adjusted Revenue, or 80% and 120% of target, respectively. The performance range is wider for adjusted EBITDA, with the scaling between threshold and maximum set at 60% and 140% of target, respectively, to account for greater variability of adjusted EBITDA on a percentage basis. In addition, for adjusted EBITDA, targets were set so that threshold must be at least $150 million less than target, and maximum must be at least $150 million more than target, to appropriately differentiate payouts when the mortgage market size is on the lower and upper ends of the dynamic goal setting scale.
The 2025 performance goals set in the first quarter reflected an increase over 2024 results for comparable mortgage market sizes, consistent with the Company’s rigorous goal-setting process, including anticipated productivity and profitability increases from AI investments. Following the acquisitions of Redfin and Mr.
Cooper, in accordance with terms of the AIP, our Compensation Committee exercised discretion to adjust performance goals to reflect the material impact of each acquisition on the Company’s financial results and updated business expectations. After each acquisition, our Compensation Committee approved increases to
2025 AIP goals to align with the incentive framework within the scope, scale and performance expectations of the combined organization.
Following the end of the performance period, the actual goals in dollars are known (based on mortgage market size), actual performance is evaluated, and if the Company has a net loss in the performance period our
Compensation Committee has the discretion to reduce payouts under the AIP.
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The payout scale and 2025 performance results for both financial metrics in the 2025 AIP are set forth below.

			($ in billions)
Financial metric	Weight (%)	Performance period	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2025 actual performance
Adjusted Revenue(1)	33	Full year	$5.750 (80% of target)	$7.187 (100% of target)	$8.625 (120% of target)	$6.859
Adjusted EBITDA(2)	33	Full year	$0.950 (60% of target)	$1.584 (100% of target)	$2.217 (140% of target)	$1.281
(1)Adjusted Revenue is defined as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions, net of hedges.
(2)Adjusted EBITDA is defined as net income (loss) before interest and amortization expense on non-funding debt, (benefit from) provision for income taxes, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions, net of hedges and career transition program.
Company scorecard assessment of performance (33% weighted at target value)
For the subjective assessment of Company performance, payout can be earned from 0% to 200%. Our
Compensation Committee chose to use a scorecard approach, consistent with 2024, informed by the CEO’s assessment against three focus areas: Execution; Client; and Culture. The final 2025 performance of 180% for this element was based on progress against a mix of internal quantitative and qualitative objectives underlying the three focus areas to drive results against long-term Company strategic goals, as summarized below. Our
Compensation Committee’s overall assessment was that the Company delivered significant results against its objectives across all three focus areas. Therefore, the final performance for this part of the AIP was above target.

Focus area descriptions

Execution
A product and strategy focus based on the adoption of AI, launch of new products and technology infrastructure.

Client
A consumer focus based on client satisfaction, client trust and market brand health.

Culture
A culture focus based on organizational health, fostering innovation, engaging team members and consistently enhancing performance.

Results summary

We accelerated against all of our three focus areas in 2025, establishing the foundation for long-term durable growth, and redefining our business model, including:

- Executed two public-company acquisitions that reshaped our business profile, strategically balancing servicing and origination to perform across all interest rate markets
- Expanded our footprint to span home search, mortgage origination and servicing at a national scale with the acquisitions of Redfin and Mr. Cooper
- Delivered AI-driven results, with banker productivity up 3x, client contact rates up by 20%, and tripling our proprietary dataset
- Realized benefits of our brand transformation, with our top 3 priority homeowner segment average unaided awareness going from trailing the category average to becoming the category leader[1]
- Transformed our national talent reach, increasing our Company size by more than 75%, and strengthened our executive bench with a broad range of backgrounds and experiences as we continue to integrate three company cultures into one high-performing organization

2025 performance: 180%

(1)As measured by Basis Global, an independent third-party research partner, through ongoing brand health tracking using nationally representative samples of U.S. consumers.
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2025 AIP aggregate payout percentage
The total achievement for the 2025 AIP resulted in a 115% payout of the target bonus for each NEO, as included in the table below, based on weighted performance. Our Compensation Committee concluded that adjusted Revenue and adjusted EBITDA results represented solid financial performance, even though below targets. Progress on the key Company Scorecard elements of Execution, Client, and Culture were considered to be strong, significantly exceeding target performance.

33%
Adj. Revenue
2025 unweighted payout: 89%
33%
Adj. EBITDA
2025 unweighted payout: 76%
33%
Company scorecard
2025 unweighted payout: 180%
Final weighted payout:
Adj. Revenue
30%[1]
Adj. EBITDA
25%[1]
Company scorecard
60%[1]
+
Final payout
115%[1]

(1)  May differ based on rounding.
2025 AIP target and actual payouts
The target and actual earned cash bonus amounts for our NEOs for the 2025 AIP cash bonus are set forth below, based on the following calculation:
The final 2025 cash bonus payouts for each NEO, based on base salary (prorated, where applicable), target bonus percentage of base salary and AIP payout percentage are set forth below.

Name	Actual base salary ($)	Target bonus (%)	Target bonus ($)	AIP payout (%)	Actual cash bonus ($)
Varun Krishna(1)	1,262,603	275	3,472,158	115	3,992,981
Brian Brown(2)	700,000	175	1,225,000	115	1,408,750
Heather Lovier	600,000	100	600,000	115	690,000
Bill Banfield	600,000	100	600,000	115	690,000
(1)The target bonus (as a percentage of salary) for Varun was approved by our Compensation Committee in September 2025, retroactive to January 1, 2025, representing an increase from 150% in 2024 and from 225% originally approved in the first quarter of 2025. In determining the payout for 2025, our Compensation Committee determined it was appropriate to use a blended base salary rate for Varun.
(2)The target bonus (as a percentage of salary) for Brian was approved by our Compensation Committee in September 2025, retroactive to January 1, 2025, representing an increase from 100% in 2024.
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Long-term equity awards
Our Compensation Committee grants RSUs and PSUs to align our executive pay with stockholder interests and long-term Company strategic goals to drive long-term stockholder value. Such alignment is based upon the combination of the use of multi-year vesting, the selection of performance metrics and goals and the use of multi-year performance periods (for PSUs), and the impact of stock price changes on the value ultimately received by the NEOs. Long-term equity is an important strategic lever to help attract, motivate, and retain the talent and experience required to drive our long-term success and aligns with stockholder value creation.
In 2025, long-term equity awards to our NEOs included (1) 2025 annual equity awards and (2) one-time special integration awards made to our NEOs in recognition of their efforts completing the acquisitions of Mr. Cooper and Redfin, the related increased scope and impact of their roles, and to drive achievement of rigorous multi-
year synergy goals associated with the acquisitions.
Design changes for 2025 annual equity awards
Our Compensation Committee approved changes to the 2025 PSU plan design to simplify the goal-setting structure and provide balance between the refinance and purchase market share growth metrics based on consideration of market dynamics and internal business priorities, as well as input from its independent compensation consultant. Specifically, our Compensation Committee refined the mortgage market share growth performance metrics by transitioning from a cumulative three-year performance goal composed of separate annual goals to a single one-year performance goal, while maintaining the three-year cliff vesting schedule for payout (i.e., for 2025, includes a two-year service requirement after the one-year performance goal).
Given the inherent volatility of the mortgage industry, where market conditions can shift rapidly due to interest rate movements and broader macroeconomic or geopolitical factors, our Compensation Committee determined that three-year goal setting created forecasting challenges. Setting a one‑year performance goal, informed by current financial forecasts and historical short‑ and long‑term performance trends, provides a more reasonable and appropriate framework for measuring performance while preserving the plan’s overall long‑term orientation, including maintaining a three-year cliff vesting schedule and the three-year performance period for Relative Total Shareholder Return (“rTSR”).
In addition, the weighting between Refinance Mortgage Market Share Growth (“Refinance Market Growth”) and
Purchase Mortgage Market Share Growth (“Purchase Market Growth”) was revised to be equally balanced at
25% of the total PSUs at target grant value, adjusted from 40% and 10%, respectively, in 2024, to better align with the Company’s growth strategy. There was no change to the rTSR design framework as compared to the
2024 PSU plan.
2025 annual equity award grant values
Our Compensation Committee approved an equity mix of 50% RSUs and 50% PSUs (each at target equity grant value) for our NEOs for their 2025 annual equity awards in March of 2025. Generally, the size of the awards depended on the NEO’s position and current salary, as well as management’s recommendations, competitiveness in the market, internal pay equity and other subjective factors deemed relevant by our
Compensation Committee. The 2025 annual target equity award grant value for the NEOs are listed in the table below.

Name	Target total grant values ($)(1)	Target RSUs(1)		Target PSUs(1)
		Grant value ($)	Shares (#)	Grant value ($)	Shares (#)
Varun Krishna	22,000,000	11,000,000	697,526	11,000,000	697,526
Brian Brown	7,000,000	3,500,000	221,940	3,500,000	221,940
Heather Lovier	5,500,000	2,750,000	174,381	2,750,000	174,381
Bill Banfield	5,300,000	2,650,000	168,040	2,650,000	168,040
(1)The closing price for our common stock on the grant date of March 7, 2025 was $15.77. The target total grant value for the annual equity awards of our NEOs was determined by our
Compensation Committee as part of 2025 annual compensation decisions.
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2025 PSU plan
PSUs are an important compensation vehicle to promote long-term value aligned with stockholder interest, strengthening our pay-for-performance culture, and further aligning NEO compensation to Company performance. Our PSUs cliff vest after three years based on achievement against three Company performance metrics, with a payout range of 0% - 200% of target.
Company performance metrics overview
Our Compensation Committee continued to use the same three metrics as those set in 2024 to help to drive the Company’s overall strategic objectives of creating stockholder value and increasing mortgage market share: rTSR, Refinance Market Growth, and Purchase Market Growth. The metric weighting and brief description of each is included below.
(1)TSR is defined as the stock price appreciation (or reduction) over the performance period, including reinvestment of dividends, divided by the stock price at the beginning of the period. Stock price shall be based on the 90- trading day average closing stock price of our common stock immediately preceding the first day of the performance period and the 90-
trading day average of our common stock ending on the last day of the performance period. TSR is subject to adjustment by our Compensation Committee as it determines necessary to give effect to any dividend (other than regular cash dividends) or other distribution, corporate transaction, event or other change in company structure affecting the common stock of any company or the value thereof, or any other adjustment permissible under the 2025 PSU plan.
(2)Our Compensation Committee determines refinance and purchase mortgage market share based on its review of independent industry reports using a consistent methodology to measure growth from the beginning to the end of the performance period.
Defined metric performance periods, performance goals and payout levels
The table below reflects the period over which performance is evaluated, performance goals, and corresponding payout levels for the 2025 PSU plan. The payout scales for all three performance metrics use linear interpolation between defined performance goals and payout levels.

Performance metric	Performance period	Performance goal	Payout level
Relative Total Shareholder Return(1)(3)	3-years (January 1, 2025 to December 31, 2027)	<30th percentile	0%
		30th percentile	50%
		55th percentile	100%
		≥85th percentile	200%
Refinance Market Growth(2)(3)	1-year (2025 vs 2024 market share YoY growth)	-5%	0%
		0%	50%
		4%	100%
		≥10%	200%
Purchase Market Growth(2)(3)	1-year (2025 vs 2024 market share YoY growth)	0%	0%
		8%	100%
		≥16%	200%
(1)TSR payout, equal to a specific percentage of the target number of shares, is earned based on the Company’s rTSR percentile rank against its TSR peer group. TSR payout is capped at 100% of target if Rocket has absolute negative TSR over the performance period.
(2)Refinance Market Growth and Purchase Market Growth payouts, equal to a specific percentage of the target number of shares, is earned based on achievement against their respective performance goals. Our Compensation Committee determines refinance and purchase mortgage market share based on its review of independent industry reports using
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a consistent methodology to measure growth from the beginning to the end of the performance period, which our Compensation Committee is unable to determine until the fourth quarter of 2026 when the final performance and payout will be certified by our Compensation Committee.
(3)Our Compensation Committee reserves the right to adjust the goals and/or the level of achievement required for any performance metric for the performance period, including to account for any (a) corporate acquisition, divestiture or other discontinued operations, (b) change in tax law or regulation or change in accounting principle, (c) corporate event or occurrence that is extraordinary or unusual in nature, or (iv) other adjustment permissible under the 2025 PSU plan.
Relative total shareholder return (rTSR) peer group
In determining to focus on rTSR, our Compensation Committee considered the importance of promoting long-
term value creation for our stockholders. Our Compensation Committee created a peer group for rTSR comparison purposes, with advice from the Company’s independent compensation consultant. This rTSR peer group reflects companies that are operating in the same or adjacent industries as Rocket, are of a sufficient scale to be generally comparable to Rocket, and have historical stock trading profiles that are generally highly correlated to Rocket and 10-year treasury bonds. The list of companies is included in the table below.

Companies(1)
Affirm Holdings Inc.	DR Horton, Inc.	NMI Holdings, Inc.	Toll Brothers, Inc.
Ally Financial Inc.	Ellington Financial, Inc.	PayPal Holdings, Inc.	Truist Financial Corp.
American Express Co.	Fidelity National Financial, Inc.	PennyMac Financial Services, Inc.	Upstart Holdings, Inc.
Annaly Capital Management Inc.	First American Financial Corp.	PNC Financial Services Group, Inc.	U.S. Bancorp
Block, Inc.	Intercontinental Exchange, Inc.	Radian Group, Inc.	UWM Holdings Corp.
Charles Schwab	KB Home	Rithm Capital (New Residential) Corp.	Zillow Group Inc.
Compass, Inc.	Lennar Corp.	SoFi Technologies, Inc.
CoStar Group Inc.	Loan Depot	Stewart Information Services Corp.
(1)Our Compensation Committee reserves the right to remove companies from the rTSR peer group due to the following events involving any such companies during the performance period: mergers, acquisitions, consolidations, divestitures or insolvencies. Mr. Cooper Group was removed in December 2025 following its acquisition by the Company in October
2025, and Guild Holdings was removed in March 2026 following its acquisition by Bayview Asset Management, LLC in November 2025.
Grant values per performance metric
Based on such performance metric weighting and the target PSUs granted, the number of target PSUs by performance metric awarded is set forth below.

	Target PSUs rTSR (50% weighting)		Target PSUs Refinance Market Growth (25% weighting)		Target PSUs Purchase Market Growth (25% weighting)
Name	Grant value ($)	Shares (#)	Grant value ($)	Shares (#)	Grant value ($)	Shares (#)
Varun Krishna	5,500,000	348,764	2,750,000	174,381	2,750,000	174,381
Brian Brown	1,750,000	110,970	875,000	55,485	875,000	55,485
Heather Lovier	1,375,000	87,191	687,500	43,595	687,500	43,595
Bill Banfield	1,325,000	84,020	662,500	42,010	662,500	42,010
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2025 special integration equity awards
In September 2025, our Compensation Committee approved special integration equity awards (“Integration
Awards”) to the NEOs. The Integration Awards were in recognition of the NEOs’ exemplary leadership in the execution of two value-driving transactions - the acquisitions of Mr. Cooper and Redfin - and to drive the achievement of rigorous cost and revenue synergies associated with the transactions. Our Compensation
Committee included PSUs as a significant portion of the Integration Awards, using performance metrics tied to the Company’s integration synergies to reinforce a strong pay-for-performance linkage and to incentivize achievement of synergy commitments.
Our Compensation Committee also considered the expanded scope and responsibilities of the NEOs following the acquisitions, including increased operational demands, leadership of a larger and more complex workforce, and responsibility for integrating a broader portfolio of products, customers, and platforms. In determining whether to grant the Integration Awards, our Compensation Committee, with input from its independent compensation consultant, reviewed market practices for equity awards in connection with large-scale M&A and integration efforts.
Integration award grant values
Our Compensation Committee determined that the appropriate equity mix for the Integration Awards was 50%
RSUs and 50% PSUs, except for Varun, whose award was delivered entirely in PSUs to further emphasize the importance of achieving integration‑related performance outcomes. The RSU portion vests semiannually in equal portions over three years following the grant date. The PSU portion vests based on achievement of performance goals tied to integration synergies, with vesting occurring in two tranches, as described under “–
Defined metric performance goals and payout levels”. The Integration Awards granted are listed in the table below.

Name	Target total grant values ($)(1)	Target RSUs(1)		Target PSUs(1)
		Grant value ($)	Shares (#)	Grant value ($)	Shares (#)
Varun Krishna	25,000,000	—	—	25,000,000	1,541,307
Brian Brown	7,000,000	3,500,000	215,782	3,500,000	215,782
Heather Lovier	3,500,000	1,750,000	107,891	1,750,000	107,891
Bill Banfield	3,500,000	1,750,000	107,891	1,750,000	107,891
(1)The closing price for our common stock on the grant date of October 8, 2025 was $16.22.
Integration award grant values per performance metric
Our Compensation Committee selected performance metrics designed to reinforce and reward the achievement of the Company’s integration-related synergy commitments, approving two performance metrics -
Cost Synergies (weighted at 75%) and Revenue Synergies (weighted at 25%). Based on such performance metric weighting and the target PSUs granted, the number of target PSUs by performance metric awarded for the Integration Awards is set forth below.

	Target PSUs — Cost Synergies(1) (75% weighting)		Target PSUs — Revenue Synergies(2) (25% weighting)
Name	Grant value ($)	Shares (#)	Grant value ($)	Shares (#)
Varun Krishna	18,750,000	1,155,981	6,250,000	385,326
Brian Brown	2,625,000	161,837	875,000	53,945
Heather Lovier	1,312,500	80,919	437,500	26,972
Bill Banfield	1,312,500	80,919	437,500	26,972
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(1)Cost Synergies is defined as annualized cost savings compared to a pre-merger baseline that is realized by the Company because of the Redfin and Mr. Cooper acquisitions, as calculated by the Company, consistent with determinations made for internal and external reporting of synergies.
(2)Revenue Synergies is defined as incremental annualized revenue compared to a pre-merger baseline that is realized by the Company because of the Redfin and Mr. Cooper acquisitions, as calculated by the Company, consistent with determinations made for internal and external reporting of synergies.
Defined metric performance goals and payout levels
The tables below reflects the payout scales for the two performance metrics for the Integration Awards, using linear interpolation between defined performance goals and payout levels.
(1)Cost Synergies and Revenue Synergies payouts, equal to a specific percentage of the target number of shares, are earned based on achievement against their respective performance goals as determined by our Compensation Committee after completion of the performance period (October 1, 2025 - December 31, 2027) in the first quarter 2028. The
PSUs vest based on achievement of performance goals in two tranches: (i) 50% in the first quarter 2028 and (ii) the remaining 50% in the first quarter 2029, after completion of the three-year service period (ending December 31, 2028).
2026 PSU plan
In March 2026, our Compensation Committee approved changes to the PSU plan design for awards in 2026 to reinforce our strategy of achieving profitable mortgage market share growth. We introduced a profitability metric, adjusted EBITDA margin, based on an internal review of how to best align with our strategic objectives and stockholder interests and input from our independent compensation consultant. The change focused on balancing market share metrics (25%) split evenly between Refinance Market Growth and Purchase Market
Growth, with adjusted EBITDA margin (25%), in alignment with the Company’s focus to grow profitable market share. There was no change to the rTSR design framework as compared to the 2025 PSU plan.
Jay’s 2025 total direct compensation
Jay entered into an employment agreement and offer letter with RLP, effective October 1, 2025, in connection with his appointment as President and Chief Executive Officer of Rocket Mortgage, the Company’s largest revenue-producing entity within the Rocket Companies, following the closing of the acquisition of Mr. Cooper, where he had previously held the role of Chief Executive Officer. The employment agreement and offer letter provided for (1) an annual base salary of $1.25 million and (2) a one-time equity award of RSUs having a grant-date value of $16 million as an inducement to join the Company. As part of our Compensation
Committee’s approval of the equity award, it considered both the strong leadership experience Jay brought to the Company, with a proven track record as the CEO of Mr. Cooper, and his role in the future success of the combined organization. Jay’s annual bonus for 2025 of $5 million was determined by Mr. Cooper’s compensation committee at the maximum level of 200% of target for corporate and individual performance through the closing of the Company’s acquisition of Mr. Cooper. In addition, the Company agreed to honor the tax reimbursement for Jay of $20 million in respect of 280G excise tax imposed on change in control related payments and benefits, described under “– Compensation policies and practices – Other compensation”, which was approved by the board of directors of Mr. Cooper as part of the negotiated terms for the Company’s acquisition of Mr. Cooper.
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Compensation governance
Our Compensation Committee believes that strong governance and oversight of our executive compensation program is essential to the Company’s long-term success. Our Compensation Committee is informed by an independent compensation consultant to guide compensation decisions based on NEO performance and comparison of compensation peer group and broader market pay levels and practices, following discussions throughout the year (in both regularly scheduled and special meetings, as appropriate). See “Corporate governance – Board Committees – Compensation Committee” for a list of key Compensation Committee oversight responsibilities and number of meetings for the year.
Defining roles for effective compensation oversight
Independent compensation consultant
Our Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as
its independent compensation consultant to assist our Compensation Committee and Nominating and
Governance Committee with matters related to executive officer and director compensation programs for
2025. Semler Brossy advised on the 2025 executive compensation program, assisted with our Compensation
Committee’s compensation risk assessment, provided information regarding general compensation market trends, and assisted with the review of our executive compensation philosophy and design objectives as we seek to attract, motivate, and retain executive talent to drive our long-term success. In 2025, Semler Brossy also advised on market practices for equity awards in connection with large-scale M&A and integration efforts.
Semler Brossy performed no other services for the Company in 2025, and our Compensation Committee
determined that there were no conflicts of interest raised by the work of Semler Brossy.
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Compensation policies and practices
Stock ownership guidelines
We have adopted robust stock ownership guidelines to further future alignment of the long-term interests of our
NEOs with those of our stockholders, as set forth below.

Executive officer	Minimum ownership level	What counts towards ownership level	What doesn’t count towards ownership level
CEO	6x base salary	• Stock or units owned outright (or vested) • Stock or units (or equivalents) held in the Team Member Stock Purchase Program • Stock or units owned outright (or vested) by immediate family members	• Stock options • Unvested RSUs • Unvested PSUs
Other NEOs	3x base salary
To further enhance the effectiveness of the stock ownership guidelines, our Compensation Committee has a five-year compliance period. Generally, each NEO will have five years as of the later of the date the guidelines were adopted and the date the person was first designated as an executive officer by the Board to achieve compliance.
Our Compensation Committee is responsible for reviewing any non-compliance with the stock ownership guidelines and has the discretion to enforce the requirements. As of December 31, 2025, all NEOs had met or were on track to meet the guidelines within the five-year compliance period.
Timing and pricing of equity awards
Our Compensation Committee does not coordinate the timing of equity grants with the release of material non-
public information. Our Compensation Committee generally grants equity awards for executive officers on an annual basis in the first quarter of the year based upon a pre-determined schedule set well in advance and for new hires on an ad hoc basis around the hire date. For the Integration Awards, our Compensation Committee approved such grants prior to closing to be made on the 7th day (or first business day thereafter) following the close of the acquisition of Mr. Cooper to provide for flexibility as to the actual closing date, and consequently, the Integration Awards were granted on October 8, 2025, the seventh day after the closing date of
October 1, 2025. Our Compensation Committee does not otherwise grant equity awards in anticipation of the release of material non-public information, and it does not otherwise time the release of material non-public information based on equity award grant dates.
Hedging and pledging
We prohibit or provide guidelines and limitations on our officers, directors, and team members from engaging in certain securities transactions with respect to our securities. See “Corporate governance – Corporate policies and practices – Insider Trading Policy” for discussion related to our pledging and hedging guidance.
Clawback policy
As required by the listing standards adopted by the NYSE as a result of SEC rulemaking, our Board adopted a
Clawback Policy for the recovery of erroneously awarded compensation. We request each executive officer to sign an acknowledgment of the policy. The policy provides that we must promptly recover specified incentive-
based compensation that is received by our executive officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of our financial statements that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by us. As specified in the listing standards,
2026 Proxy Report • 58 of 124
we cannot indemnify, or pay or provide an insurance reimbursement for, an executive officer for recoveries under this policy.
The recovery period under the policy is three full fiscal years preceding the date our Board or Audit Committee concludes, or reasonably should have concluded, that an accounting restatement is required. If such repayment or return is not made when due, the policy provides that we will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person. A copy of our Clawback Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for 2025.
Benefits and perquisites
We provide a number of benefit plans to all eligible team members, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage, and a 401(k) defined contribution plan with matching contributions.
Perquisites help to provide our NEOs a benefit with a high perceived value at a generally relatively low cost, and therefore, we do not typically view perquisites as a material component of our NEO compensation program. However, we may provide additional or different perquisites or other personal benefits in limited circumstances that we believe are appropriate to assist an executive in the performance of such executive’s duties to make our executives more efficient and effective, for recruitment, motivation and/or retention purposes, and for executives’ personal safety. For the CEO, we provide personal and home security services, which we believe are appropriate, necessary and in the best interest of the Company and its stockholders given the risks associated with the role.
Other compensation
As part of our efforts to build out the management team and to attract and retain top executive talent, we may provide sign-on bonuses and make whole equity awards for new hires. New hire sign-on bonuses and make whole equity awards are an effective means of making up for compensation opportunities executives forfeit when they leave a former employer, and/or to act as an inducement to join the Company. We typically require executives to return all or a portion of their sign-on bonus if, within a certain period after joining us, they voluntarily leave the Company or are involuntarily terminated by the Company for cause. New hire equity awards are used to incentivize executives to join without unnecessarily increasing annual compensation levels.
Make whole and new hire equity awards are generally subject to a time-based vesting period and unvested amounts are forfeited upon voluntary or involuntary termination.
The Company’s employment agreements with its executives generally do not provide tax gross-ups for the mitigation of excise tax liability on payments or other benefits resulting from a change in control that may exceed limits established under Section 280G of the Internal Revenue Code of 1986, as amended
(the “Code”). As previously disclosed in the Company’s joint merger proxy statement with Mr. Cooper, prior to the closing of the transaction, Mr. Cooper had authorized entering into potential make whole agreements with its senior executives, including Jay, to minimize any negative economic impact resulting from any excise tax imposed on such executives’ change in control payments and benefits, provided that the aggregate payments under such agreements not exceed $20 million (or $40 million in the event Jay was terminated without cause or resigned for good reason following the closing). In connection with the acquisition of Mr. Cooper, excise taxes were imposed on Jay’s change in control payments and benefits, and the Company agreed to honor the previously disclosed tax reimbursement for Jay through a one-time payment of $20 million in December 2025.
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Tax considerations
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of
$1 million paid in a taxable year to certain covered employees, including our NEOs and certain former officers of the Company, under Section 162(m) of the Code. Even if Section 162(m) of the Code were to apply to compensation paid to our NEOs, our Board believes that it should not be constrained by the requirements of
Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose team members and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our team members and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section
409A.
If a company makes “parachute payments,” Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes on the payee a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (i.e., the five-year average Form
W-2 compensation). The excess parachute payments, which are non-deductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceed one times the payee’s base amount. If a covered employee receives excess parachute payments in any year, the $1 million deduction limitation applicable to the covered employee for such year under Section 162(m) of the Code is reduced (but not below zero) by the amount of the excess parachute payments.
The employment agreements with our NEOs and the Company’s equity incentive plans and equity award agreements thereunder may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. Except as noted for Jay in 2025, the Company has no binding obligations to pay any tax gross ups with respect to the excise tax imposed on any NEO who receives excess parachute payments.
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Compensation Committee report
Our Compensation Committee has reviewed and discussed the CD&A in this proxy statement with management. Based on such review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in the Company’s Annual Report on
Form 10-K for the year ended December 31, 2025 and the proxy statement for the 2026 annual meeting of stockholders.
Compensation Committee
•Matthew Rizik, Chair
•Jonathan Mariner
•Alex Rampell
Compensation Committee interlocks and insider participation
From January 1, 2025 to June 11, 2025, our Compensation Committee consisted of
Jonathan Mariner, Matthew Rizik (Chair), and Nancy Tellem. Nancy no longer served on our Compensation Committee following her departure from the Board as of the date of the 2025 annual meeting of stockholders, and Alex Rampell was appointed to our
Compensation Committee effective June 11, 2025. No member of our Compensation
Committee during 2025 is or was an officer or employee of the Company during 2025.
Matthew has served and is currently serving, in various director and executive roles for certain affiliates of the Company. See “Proposal no. 1 – election of Class III directors – Director backgrounds and qualifications” for additional biographical information.
Matthew is not independent as such term is defined by the applicable rules and regulations of the NYSE and does not qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for our Compensation Committee. As a controlled company, we are not required to establish a compensation committee composed entirely of independent directors.
2026 Proxy Report • 61 of 124
Named executive officer compensation tables
2025 summary compensation table
The following table shows total compensation earned by or granted to our NEOs during the last three fiscal years, as calculated under SEC rules, and titles of each NEO are as of
December 31, 2025. Information is presented for Jay, Heather, and Bill for the years they were an NEO.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Varun Krishna President and CEO	2025	1,262,603	—	46,999,970	3,992,981	634,245	52,889,799
	2024	1,250,000	—	21,995,304	2,606,250	36,372	25,887,926
	2023	404,110	2,606,164	—	—	435,640	3,445,914
Brian Brown CFO and Treasurer	2025	700,000	—	13,999,956	1,408,750	24,588	16,133,294
	2024	667,486	—	5,540,463	973,000	29,660	7,210,609
	2023	500,000	250,000	2,250,003	—	18,036	3,018,039
Jay Bray(6) President and CEO (Rocket Mortgage)	2025	315,068	5,000,000	15,999,995	—	20,451,172	41,766,235
Heather Lovier Chief Operating Officer	2025	600,000	—	8,999,961	690,000	19,174	10,309,135
	2024	516,530	—	3,249,969	834,000	55,486	4,655,985
Bill Banfield Chief Business Officer	2025	600,000	—	8,799,966	690,000	21,046	10,111,012
(1)The amounts in this column represent actual salary paid to the NEOs in 2025. For the NEO’s current base salaries, see “Compensation discussion and analysis – 2025 executive compensation program and pay – Annual base salary”.
(2)For Jay in 2025, reflects his annual bonus for 2025 services agreed to in connection with the Mr. Cooper acquisition and paid on March 13, 2026. For more information on Jay’s annual bonus, see “Compensation Discussion and Analysis –2025 executive compensation program and pay – Jay’s 2025 total direct compensation.
(3)The dollar values shown reflect the grant date fair value in accordance with ASC Topic 718. In 2025, reflect the NEO annual equity award RSUs and PSUs (rTSR PSUs, Refinance
Market Growth PSUs and Purchase Market Growth PSUs) and the NEO Integration Award RSUs and PSUs (Cost Synergies PSUs and Revenue Synergies PSUs). For 2025,
Varun’s Integration Award consisted solely of PSUs. For 2025, Jay’s equity award consisted solely of RSUs.
The grant date fair value for RSU awards is calculated as the closing price of our common stock as quoted on NYSE on the grant date multiplied by the number of shares subject to the award.
Under FASB ASC Topic 718, the provisions of the PSUs that vest upon the achievement of rTSR are considered a market condition, and therefore the effect of that market condition is reflected in the grant date fair value for this portion of the award. A third party was engaged to complete a Monte Carlo simulation to account for the market condition. That simulation takes into account the beginning stock price of our common stock, the expected volatilities for the rTSR comparator group, the expected volatilities for the Company’s stock price, correlation coefficients, the expected risk-free rate of return and the expected dividend yield of the Company and the comparator group. The single grant-date fair value computed by this valuation method is recognized by the Company in accounting for the awards regardless of the actual future outcome of the rTSR performance. Therefore, there is no separate maximum grant date fair value reported with respect to the rTSR PSUs.
Each of Refinance Market Growth, Purchase Market Growth, Cost Synergies and Revenue Synergies is considered a performance condition and the grant date fair value used in this table for Refinance Market Growth PSUs, Purchase Market Growth PSUs, Cost Synergies PSUs and Revenue Synergies PSUs corresponds with management’s expectation of the probable outcome of the performance condition as of the grant date, which was target level of performance for each of the PSUs. The grant date fair value of such PSUs are calculated as the closing price of our common stock as quoted on NYSE on the grant date multiplied by the target number of shares subject to the award. The maximum grant date fair value for the Refinance Market Growth and Purchase Market Growth PSUs granted in 2025 reflect 200% of the amounts in the table, the maximum grant date fair value for the
Cost Synergies PSUs granted in 2025 reflect 110% of the amounts in the table, and the Revenue Synergies PSUs granted in 2025 reflect 200% of the amounts in the table, and are as follows:
◦Varun, $5,499,977 for Refinance Market Growth, $5,499,977 for Purchase Market Growth, $20,625,013 for Cost Synergies and $12,499,975 for Revenue Synergies
◦Brian, $1,749,997 for Refinance Market Growth, $1,749,997 for Purchase Market Growth, $2,887,478 for Cost Synergies and $1,749,976 for Revenue Synergies
◦Heather, $1,374,986 for Refinance Market Growth, $1,374,986 for Purchase Market Growth, $1,443,757 for Cost Synergies and $874,972 for Revenue Synergies
◦Bill, $1,324,995 for Refinance Market Growth, $1,324,995 for Purchase Market Growth, $1,443,757 for Cost Synergies and $874,972 for Revenue Synergies
(4)Represents the AIP cash bonus related to the achievement of Company scorecard, adjusted Revenue, and adjusted EBITDA performance metrics. The AIP cash bonus for 2025 performance was paid on March 13, 2026.
(5)The amounts reported in this column for all NEOs for 2025, health insurance and certain perquisites and personal benefits (travel expenses, entertainment tickets, Company gifts, security and technology) as well as Company matching contributions to 401(k) plan accounts in the following amounts: $2,500 for Varun, $2,500 for Brian, $2,500 for Heather and
$2,500 for Bill. The amount reported for Varun in 2025 also includes $616,729 for expenses related to personal security, and the amount reported for Jay in 2025 also includes
$257,983 for reimbursement of commuting and temporary lodging expenses in connection with him joining the Company following the acquisition of Mr. Cooper.
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The amounts for 2025 also include tax gross-ups in accordance with the employment agreements for each applicable NEO. The tax gross-up amounts reflect the following: $1,429 for
Varun for expenses related to Company gifts; $422 for Brian for expenses related to Company gifts; $187,067, for Jay primarily for expenses related to commuting, travel and temporary lodging and also for Company gifts; $326 for Heather primarily for expenses related to Company gifts; and $2,060 for Bill for expenses for entertainment tickets and
Company gifts.
The amount for Jay for 2025 also includes $20,000,000 paid as a tax reimbursement to mitigate the impact of Section 280G excise tax liability following the closing of the acquisition of Mr. Cooper. Such amount represents Mr. Cooper’s allocation to Jay of such 280G gross-up payment in connection with the Company’s acquisition of Mr. Cooper, which the
Company agreed to honor. For more information on the tax reimbursement, see “Compensation Discussion and Analysis –Compensation policies and practices – Other compensation.”
(6)Reflects compensation from the Company after the effective date of the Mr. Cooper acquisition and does not include any compensation paid by Mr. Cooper.
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Grants of plan-based awards in 2025
The following table provides information about equity and non-equity awards granted to our
NEOs in 2025. All equity awards were made under the 2020 Omnibus Incentive Plan.

Name	Grant date	Board approval date	Estimated possible payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Varun Krishna	10/8/2025(3)	9/26/2025	—	—	—	1,155,980	1,541,307	2,042,231	—	25,000,000
	3/7/2025(4)	3/7/2025	—	—	—	174,382	697,526	1,395,052	—	10,999,985
	3/7/2025(5)	3/7/2025	—	—	—	—	—	—	697,526	10,999,985
	—	—	578,693	2,314,772	4,629,543	—	—	—	—	—
Brian Brown	10/8/2025(3)	9/26/2025	—	—	—	161,837	215,782	285,911	—	3,499,984
	10/8/2025(6)	9/26/2025	—	—	—	—	—	—	215,782	3,499,984
	3/7/2025(4)	3/7/2025	—	—	—	55,485	221,940	443,880	—	3,449,994
	3/7/2025(5)	3/7/2025	—	—	—	—	—	—	221,940	3,499,994
	—	—	204,167	816,667	1,633,333	—	—	—	—	—
Jay Bray	10/1/2025(7)	10/1/2025	—	—	—	—	—	—	816,743	15,999,995
Heather Lovier	10/8/2025(3)	9/26/2025	—	—	—	80,918	107,891	142,955	—	1,749,992
	10/8/2025(6)	9/26/2025	—	—	—	—	—	—	107,891	1,749,992
	3/7/2025(4)	3/7/2025	—	—	—	43,596	174,381	348,762	—	2,749,988
	3/7/2025(5)	3/7/2025	—	—	—	—	—	—	174,381	2,749,988
	—	—	100,000	400,000	800,000	—	—	—	—	—
Bill Banfield	10/8/2025(3)	9/26/2025	—	—	—	80,918	107,891	142,955	—	1,749,992
	10/8/2025(6)	9/26/2025	—	—	—	—	—	—	107,891	1,749,992
	3/7/2025(4)	3/7/2025	—	—	—	42,010	168,040	336,080	—	2,649,991
	3/7/2025(5)	3/7/2025	—	—	—	—	—	—	168,040	2,649,991
	—	—	100,000	400,000	800,000	—	—	—	—	—
(1)Represents possible payouts for the Company financial performance metrics (representing two-thirds of the target value) under our 2025 AIP. Threshold performance reflects earned performance at the threshold level for one of the two Company financial performance metrics. The remaining one-third of the target value of the 2025 AIP relates to a discretionary payout (Company scorecard) and therefore is not reflected here. Actual bonuses earned under the AIP for 2025 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table.
(2)The grant date fair values in this column are calculated as disclosed in the 2025 Summary Compensation Table. With the exception of the rTSR PSUs, which had a grant date fair value calculated as disclosed in the 2025 Summary Compensation Table, the grant date fair value per share was $15.77 on March 7, 2025, $19.59 on October 1, 2025 and $16.22 on
October 8, 2025 (the closing price per share of our common stock on the NYSE on each date, respectively).
(3) Represents NEO Integration Awards of PSUs with 75% of the PSUs vesting based on achievement of financial performance goals relating to Cost Synergies associated with integration activities following the Company’s acquisitions in 2025 and 25% of the PSUs vesting based on achievement of financial performance goals relating to Revenue Synergies associated with integration activities following the Company’s acquisitions in 2025. These awards were approved prior to closing and were conditioned on closing. Threshold performance reflects earned performance at the threshold level for both Cost Synergies and Revenue Synergies. See “Compensation discussion and analysis - 2025 executive compensation program and pay - Long-term equity awards” for further information regarding the Integration Awards.
(4)Represents NEO annual equity award grants of PSUs with 50% of the PSUs vesting based on the Company’s TSR performance compared to the TSR peer group, 25% of the PSUs vesting based on achievement of financial performance goals relating to Refinance Market Growth and 25% of the PSUs vesting based on achievement of financial performance goals relating to Purchase Market Growth. Threshold performance reflects earned performance at the threshold level for the relative TSR performance goal, while the two financial performance goals were revised in 2025 to have a threshold payout of 0% and therefore no amount is reflected at such performance level for such goals. See “Compensation discussion and analysis - 2025 executive compensation program and pay - Long-term equity awards” for further information regarding the 2025 annual equity awards.
(5)Represents NEO annual equity award grants of RSUs.
(6)Represents NEO Integration Awards of RSUs. These awards were approved prior to closing and were conditioned on closing.
(7)Represents grant of RSUs for Jay’s equity award following his appointment as President and Chief Executive Officer of Rocket Mortgage in connection with the Company’s acquisition of Mr. Cooper in October 2025.
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Narrative disclosure to summary compensation table and grants of plan-based awards table
Employment agreements
In connection with his initial appointment as Chief Executive Officer, Varun entered into an employment agreement and offer letter with RLP, effective September 5, 2023. His employment agreement provides for
(1) an initial base salary of $1.25 million and an initial target bonus of 150% of his base salary for each calendar year, each subject to periodic review and increase, (2) a one-time signing bonus of $2 million, and
(3) eligibility to receive an annual equity award, with such grant of RSUs and PSUs in 2024 to be an aggregate number of shares (at target for the PSUs) based on $16.875 million divided by the 30-day trailing average stock price ending on September 5, 2023. Varun was appointed as President on December 31, 2025 upon the retirement of Bill Emerson. Varun did not receive any additional compensation in 2025 related to such appointment and services.
In 2020, Brian entered into an employment agreement with RLP, and in connection with his promotion in 2022, he entered into an amendment to his employment agreement with RLP to reflect his appointment as Chief
Financial Officer and Treasurer effective November 15, 2022.
Jay entered into an employment agreement and offer letter with RLP, effective October 1, 2025, in connection with his appointment as President and Chief Executive Officer of Rocket Mortgage. His employment agreement provides for (1) an annual base salary of $1.25 million and a target bonus of 250% of his base salary for each calendar year, (2) a one-time equity award of RSUs having a grant-date value of $16 million, and (3) eligibility to receive a grant of RSUs and PSUs in 2026 with a target value of 1000% of his base salary, subject to increase or decrease by the Board. In addition, under Jay’s employment agreement and in connection with the acquisition of Mr. Cooper, all outstanding RSUs of Mr. Cooper held by Jay were converted into RSUs of the
Company for a number of shares of the Company’s Class A common stock as determined by the exchange ratio under the merger agreement with Mr. Cooper. The converted Mr. Cooper RSUs (the “Converted Awards”)
are subject to the same time-based vesting conditions as were applicable to such Mr. Cooper RSUs immediately prior to the effective time of the acquisition.
Throughout this proxy statement, the term “employment agreement” is used to describe terms set forth in either
Varun’s or Jay’s employment agreement or offer letter, as applicable.
In connection with her promotion to Chief Operating Officer, Heather entered into an employment agreement with RLP effective June 20, 2024, and in connection with his promotion to Chief Business Officer, Bill entered into an employment agreement with RLP effective June 20, 2024.
Pursuant to each employment agreement, such NEOs are paid an annual base salary and are eligible to receive an annual bonus based on the satisfaction of business objectives and/or other criteria as determined in the sole discretion of our Compensation Committee. The employment agreements also include post-
termination restrictive covenant provisions, including perpetual non-disclosure of confidential information, non-competition for 18 months (or 24 months for Jay), non-solicitation of employees’ customers, clients and vendors for 18 months (or 24 months for Jay) and perpetual non-disparagement covenants.
See “– Potential payments upon termination of employment or Change in Control of the Company” for a description of the potential payments and benefits payable to our NEOs following a termination under their employment agreements and otherwise.
Equity awards
The amounts reported in the Stock Awards column reflect the grant date fair values of RSU and PSU awards granted under our 2020 Omnibus Incentive Plan in accordance with FASB ASC Topic 718 and applicable SEC rules. For such amounts reported for 2024, the fair value for the portion of the PSUs that vest based upon the achievement of mortgage market share growth was based on the probable outcome of the performance-based vesting conditions as of the service inception date, which was target level of performance, multiplied by the closing price of our common stock as quoted on NYSE on the service inception date.
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All RSUs and PSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent such RSUs or PSUs vest, the cash amount paid is equal to the dividends declared per share of our common stock over the vesting period, multiplied by the number of vested
RSUs or earned PSUs. No dividends are paid on unvested RSUs or any PSUs that are forfeited or are not earned prior to vesting.
In connection with Varun’s hire in 2023, his employment agreement provided that he was eligible for equity award grants beginning in 2024.
Annual cash bonus
In 2023, the annual cash bonus was a discretionary program and did not include pre-set performance goals.
Therefore, such amounts earned by Varun and Brian in 2023 were included in the Bonus column of the 2025
Summary Compensation Table.
In 2024 and 2025, a portion of the AIP cash bonus was based on a discretionary component, the achievement of Company scorecard. However, the Company included the full amount in the Non-Equity Incentive Plan
Compensation column for ease of comparability. For Varun in 2024, his AIP cash bonus was prorated for his service period, and he also received a sign-on bonus of $2,000,000 in order to offset a portion of unvested equity that he forfeited upon resigning from his prior position.
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Outstanding equity awards at December 31, 2025
The following table provides information about the outstanding Company equity awards held by our NEOs as of December 31, 2025

Name	Grant date	Option awards			Stock awards
		Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(11)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(12)
Varun Krishna	10/8/2025(1)	—	—	—	—	—	1,155,980	22,379,781
	3/7/2025(2)	—	—	—	—	—	697,528	14,062,164
	3/7/2025(3)	—	—	—	581,272	11,718,444	—	—
	3/8/2024(4)	—	—	—	390,126	7,864,940	975,315	19,662,350
Brian Brown	10/8/2025(1)	—	—	—	215,782	4,177,540	161,837	3,133,157
	3/7/2025(2)	—	—	—	—	—	221,940	4,474,310
	3/7/2025(3)	—	—	—	184,950	3,728,592	—	—
	3/8/2024(4)	—	—	—	98,272	1,981,164	245,675	4,952,808
	3/3/2023(5)	—	—	—	86,807	1,750,029	—	—
	8/5/2020	92,402	18.00	8/5/2030	—	—	—	—
Jay Bray	10/1/2025(6)	—	—	—	816,743	15,812,144	—	—
	10/1/2025(7)	—	—	—	9,221,608	180,206,985	—	—
Heather Lovier	10/8/2025(1)	—	—	—	107,891	2,088,770	80,918	1,566,580
	3/7/2025(2)	—	—	—	—	—	174,382	3,515,541
	3/7/2025(3)	—	—	—	145,318	2,929,611	—	—
	8/26/2024(8)	—	—	—	40,103	808,476	—	—
	3/7/2024(9)	—	—	—	79,114	1,594,938	—	—
	9/28/2023(10)	—	—	—	60,756	1,224,841	—	—
	8/5/2020	123,203	18.00	8/5/2030	—	—	—	—
Bill Banfield	10/8/2025(1)	—	—	—	107,891	2,088,770	80,918	1,556,580
	3/7/2025(2)	—	—	—	—	—	168,040	3,387,686
	3/7/2025(3)	—	—	—	140,034	2,823,085	—	—
	8/26/2024(8)	—	—	—	32,083	646,793	—	—
	3/7/2024(9)	—	—	—	79,114	1,594,938	—	—
	9/28/2023(10)	—	—	—	70,881	1,428,961	—	—
	8/5/2020	123,203	18.00	8/5/2030	—	—	—	—
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(1)Represents outstanding RSUs, and Cost Synergies PSUs and Revenue Synergies PSUs with performance conditions that have not yet been satisfied, pursuant to the NEO
Integration Awards. Each of the RSUs vests in six equal installments semiannually on each consecutive October 8 and April 8 beginning on April 8, 2026, subject to such person’s employment continuing on such applicable vesting dates. Each of the Cost Synergies and Revenue Synergies PSUs will be eligible to vest following our Compensation Committee’s determination of performance achieved thereunder following the conclusion of the applicable performance period, subject to such person’s employment continuing through the applicable performance period and vesting dates. The number of PSUs has been calculated for purposes of this table based on the assumption that threshold performance will be achieved for the Cost Synergies PSUs and the Revenue Synergies PSUs, respectively. For additional information on the performance metric design, goals and corresponding payout levels, performance period and vesting schedule of the NEO Integration Awards, see “Compensation discussion and analysis – 2025 executive compensation program and pay –
Long-term equity awards.”
(2)Represents outstanding rTSR, Refinance Market Growth and Purchase Market Growth PSUs with performance conditions that have not yet been satisfied. Each of the rTSR,
Refinance Market Growth and Purchase Market Growth PSUs will be eligible to vest following our Compensation Committee’s determination of performance achieved thereunder following the conclusion of the applicable performance period, subject to such person’s employment continuing through the third anniversary of the grant date. The number of PSUs has been calculated for purposes of this table based on the assumption that target performance, threshold performance and threshold performance will be achieved for the rTSR
PSUs, Purchase Market Growth PSUs and Refinance Market Growth PSUs, respectively. For additional information on the performance metric design, goals and corresponding payout levels of the annual equity awards, see “Compensation discussion and analysis – 2025 executive compensation program and pay – Long-term equity awards.”
(3)Each of these RSU awards vests in six equal installments semiannually on each consecutive March 7 and September 7 beginning on September 7, 2026, subject to such person’s employment continuing on such applicable vesting dates.
(4)Represents outstanding RSUs and rTSR, Refinance Market Growth and Purchase Market Growth PSUs with performance conditions that have not yet been satisfied. Each of the
RSUs vests in six equal installments semiannually on each consecutive March 8 and September 8, which began on September 8, 2024, subject to such person’s employment continuing on such applicable vesting dates. Each of the rTSR, Refinance Market Growth and Purchase Market Growth PSUs will be eligible to vest following our Compensation
Committee’s determination of performance achieved thereunder following the conclusion of the applicable performance period, subject to such person’s employment continuing through the third anniversary of the grant date. The number of PSUs has been calculated for purposes of this table based on the assumption that maximum performance, threshold performance and threshold performance will be achieved for the rTSR PSUs, Purchase Market Growth PSUs and Refinance Market Growth PSUs, respectively.
(5)Each of these RSU awards vests in three equal installments on each of the first three anniversaries of the grant date, subject to such person’s employment continuing on such applicable vesting dates.
(6)This RSU award vests in six equal installments semiannually on each consecutive October 1 and April 1 beginning on April 1, 2026, subject to such person’s employment continuing on such applicable vesting dates.
(7)Represent awards under the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan that were assumed by the Company in connection with the acquisition of Mr. Cooper and converted to Company RSUs based on the ratio prescribed in the merger agreement. These RSUs vest as follows: 2,420,869 RSUs on March 1, 2026, 583,759 RSUs on December 31, 2026,
2,943,105 RSUs on March 1, 2027, 1,170,873 RSUs on March 1, 2028, 583,770 RSUs on December 31, 2028, and 1,519,232 on March 1, 2029.
(8)Each of these RSU awards vests in six equal installments semiannually on each consecutive March 7 and September 7, which began on March 7, 2025, subject to such person’s employment continuing on such applicable vesting dates.
(9)Each of these RSU awards vests in six equal installments semiannually on each consecutive March 7 and September 7, which began on September 7, 2024, subject to such person’s employment continuing on such applicable vesting dates.
(10)Each of these RSU awards vests in six equal installments semiannually on each consecutive March 7 and September 7 which began on March 7, 2024, subject to such person’s employment continuing on such applicable vesting dates.
(11)Represents the sum of (a) the product of (i) $19.36 (which was the closing price of the Company’s common stock on the NYSE on December 31, 2025) and (ii) the number of shares of common stock underlying the RSUs, and (b) the cash dividend equivalents accrued for such RSUs (which are payable in cash at the time the vested RSUs are settled), as applicable.
(12)Represents the sum of (a) the product of (i) $19.36 (which was the closing price of the Company’s common stock on the NYSE on December 31, 2025) and (ii) the applicable number of shares of common stock underlying the PSUs and (b) the cash dividend equivalents accrued for such PSUs (which are payable in cash at the time the vested PSUs are settled), as applicable.
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Option exercises and stock vested in 2025
The following table sets forth information regarding the value realized by each of our NEOs on the vesting of stock awards in 2025. The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions, or taxes. In 2025, no stock options were exercised by our NEOs.

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Varun Krishna	376,338	7,266,365
Brian Brown	243,508	4,122,590
Jay Bray	—	—
Heather Lovier	174,802	3,275,912
Bill Banfield	208,316	3,843,752
(1)Based on the number of RSUs vested multiplied by the closing price of the Company’s common stock on the NYSE on the vesting date, plus the amount of dividend equivalent rights accrued for the RSUs (which were payable in cash at the time the vested RSUs were settled).
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Potential payments upon termination of employment or Change in Control of the
Company
Equity awards
The award agreements for the RSU awards granted in 2023, 2024, and 2025 (including the Integration Awards and Jay’s 2025 one-time equity award and Converted Awards) provide that in the event of a Change in Control, the awards will, to the extent unvested, become immediately vested if either (1) the officer’s employment is terminated by the Company without Cause or by the officer for Good Reason within 18 months following the effective date of the Change in Control or (2) if the RSUs are not continued, assumed, or substituted. In addition, the RSU awards granted in 2023, 2024, and 2025 provide that in the event of the officer’s termination of employment due to the officer’s death, or disability, the unvested RSUs then held by the officer immediately become fully vested. The RSU award agreements also include restrictive covenants (non-competition and non-
solicitation) and confidentiality protections for specified periods, and the awards will be immediately forfeited if any such provision is violated.
All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
The award agreements for the PSU awards granted in connection with the annual equity awards in 2024 and 2025 (the “Annual Equity Award PSU Agreements”) provide that in the event of a Change in Control, the earned portion of the awards will, to the extent unvested, become immediately vested if either (1) the officer’s employment is terminated by the Company without Cause or by the officer for Good Reason within 18 months following the effective date of the Change in Control or (2) if the PSU awards are not continued, assumed, or substituted. The amount of PSUs earned will be determined by our Compensation Committee as of the date of the Change in Control or, if not determined, at target performance. In addition, the Annual Equity Award
PSU Agreements provide that in the event of the officer’s termination of employment due to the officer’s death or disability, the PSUs then held by the officer remain outstanding and eligible to become earned following the applicable performance period, provided that the number of PSUs eligible for vesting is based on the number of days of the applicable performance period prior to the officer’s termination due to death or disability. Any
PSUs thereunder that do not vest as a result of the officer’s termination due to death or disability are forfeited.
The Annual Equity Award PSU Agreements also include restrictive covenants (non-competition and non-
solicitation) and confidentiality protections for specified periods, and the awards will be immediately forfeited if any such provision is violated.
For the Integration Awards, the applicable award agreements (the “Integration Award PSU Agreements”)
provide the same vesting terms upon a Change in Control as the Annual Equity Award PSU Agreements.
In addition, the Integration Award PSU Agreements provide that in the event of the officer’s termination of employment due to the officer’s death or disability or involuntary termination without Cause, the PSUs then held by the officer remain outstanding and eligible to become earned following the applicable performance period, provided that the number of PSUs eligible for vesting is based on the number of days of the applicable performance period prior to the officer’s termination due to death or disability or involuntary termination without
Cause. Any PSUs thereunder that do not vest as a result of the officer’s termination due to death or disability or involuntary termination without Cause are forfeited. The Integration Award PSU Agreements also include restrictive covenants (non-competition and non-solicitation) and confidentiality protections for specified periods, and the awards will be immediately forfeited if any such provision is violated.
All PSUs are credited with dividend equivalent rights that are accrued as to 100% of the PSUs outstanding on the dividend payment date and paid in connection with the settlement of the underlying PSUs (with such dividend equivalent rights paying out at 0% to 200% of the target based on the actual amount of PSUs earned).
Dividend equivalent rights accrued on PSUs are paid in cash or, if approved by our Compensation Committee, in the form of additional stock units at settlement following the vesting date. No dividends are paid on unvested
PSUs.
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The stock option award agreements provide that, upon termination without Cause, vested stock options will remain exercisable after the termination date until the earlier of 90 days following such termination or the expiration date of the stock options. Further, the stock option award agreements provide for immediate vesting of the unvested portion of the stock option award at the time of termination if the termination is due to death or disability, with the stock option award remaining exercisable until the earlier of one year following such termination and the expiration date of the stock option.
Cause means:
•The officer’s conviction of, or entry of a plea of no contest to, a felony;
•The officer’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform such person’s duties;
•The officer’s material breach of a material provision of an employment agreement or offer letter or any non- competition, non-disclosure or non-solicitation agreement;
•The officer’s material violation of the Company’s material written policies;
•The officer’s fraud or misappropriation, embezzlement, or material misuse of the Company’s funds or property; or
•Willful or reckless misconduct in respect of the officer’s obligations to the Company or its affiliates or other acts of misconduct by the officer occurring during the course of the officer’s employment or service that results in or could reasonably be expected to result in material damage to the Company’s property, business, or reputation.
Good Reason means, absent the officer’s written consent:
•A material diminution in the officer’s authority, duties, or responsibilities;
•A material diminution in the officer’s base salary other than a general reduction in base salary that affects all similarly situated team members; or
•A relocation of the officer’s principal place of employment by more than 50 miles from the officer’s current principal place of employment, unless the new principal place of employment is closer to the officer’s home address or the position is virtual.
Change in Control means the first to occur of any of the following events:
•The acquisition by any person or group, or persons acting jointly or in concert, of beneficial ownership of 50% or more of the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”), excluding any acquisition by the Company or any of its affiliates, Permitted Holders (as defined in the 2020
Omnibus Incentive Plan), or any of their respective affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates;
•A change in the composition of our Board such that members of our Board during any consecutive
24-month period (including any person becoming a director through election or nomination approved by such incumbent directors, but excluding any individual becoming a director as a result of an election contest, or as a result of a solicitation of proxies by or on behalf of any person other than our Board)
cease to constitute a majority of our Board;
•The approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the
Company; and
•The consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company, or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company or Permitted Holders, unless immediately following such business combination or sale:
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(1)The Outstanding Company Voting Securities that were outstanding immediately prior to such business combination or sale (or shares into which the Outstanding Company Voting Securities were converted) represent more than 50% of the total voting power of the entity resulting from such business combination or the acquiring entity in such sale (in either case, the “Surviving Company”), or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors of the Surviving Company (the “Parent Company”), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company
Voting Securities among the holders thereof immediately prior to such business combination or sale;
and
(2)No person (other than Permitted Holders or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company).
Employment agreements
RLP entered into an employment agreement and offer letter with Varun in connection with his appointment as
Chief Executive Officer, effective September 5, 2023. RLP also entered into an employment agreement and offer letter with Jay in connection with his appointment as President and Chief Executive Officer of Rocket
Mortgage, effective October 1, 2025. Such employment agreements include the severance or change in control benefits set forth below.
Varun’s employment agreement provides eligibility for severance benefits in the event he is terminated without
Cause, or resigns for Good Reason (as defined in the employment agreement), including (1) a lump sum cash payment equal to two times his salary, (2) 18 months of health benefits, (3) 12 months accelerated vesting of time-based RSUs, and (4) pro-rated vesting of PSUs (dependent on actual performance). Notwithstanding the foregoing, the Integration Award PSU Agreement for Varun provides that the vesting terms thereunder, in the event of a termination or Change in Control, supersede such terms of his employment agreement with respect to the PSUs granted thereby.
In the event of a termination without Cause or a resignation for Good Reason (as defined in his employment agreement), Jay’s employment agreement provides eligibility for the same severance benefits that he had under his employment agreement with Mr. Cooper prior to the acquisition by the Company. Such benefits include: (1) a lump sum cash payment equal to 24 months of base salary, (2) a lump sum cash payment equal to the greater of (a) his target bonus for the fiscal year in which the termination occurs or (b) his actual annual cash bonus earned for the immediately preceding fiscal year, plus (c) his target bonus for the fiscal year in which such termination occurred, (3) 18 months of health benefits, and (4) full accelerated vesting of time-
based RSUs. In addition, Jay’s employment agreement provides that, in the event he is terminated without
Cause or resigns for Good Reason, he would receive (1) full accelerated vesting of his sign-on grant,
(2) 12 months accelerated vesting of time-based RSUs, (3) pro-rated vesting of PSUs (dependent on actual performance), and (4) if he is terminated prior to the 18-month anniversary of the closing of the merger between the Company and Mr. Cooper, a prorated cash bonus equal to the greater of (a) his target bonus for the year of termination or (b) his actual earned bonus for the immediately preceding year, in either case, prorated based on the number of days Jay was employed during the year termination. In the event of a termination due to death or disability, Jay’s employment agreement provides that he would receive
(1) 18 months of health benefits and (2) immediate vesting of his one-time equity award in full.
In 2020, Brian entered into an employment agreement with RLP, and in connection with his promotion in 2022, he entered into an amendment to his employment agreement with RLP to reflect his appointment as Chief
Financial Officer and Treasurer, effective as of November 15, 2022. Heather entered into an employment agreement with RLP in connection with her promotion as Chief Operating Officer, effective as of June 20, 2024.
Bill entered into an employment agreement with RLP, effective as of June 20, 2024 in connection with his promotion to Chief Business Officer. Brian’s, Heather’s and Bill’s employment agreements do not include severance or Change in Control benefits.
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Change in Control and severance payments table
The table below reflects the severance payments, health benefits, and accelerated vesting of outstanding equity awards the applicable NEO would have received upon the following events as of December 31, 2025, pursuant to the NEO award agreements and employment agreements, as applicable: (1) termination of employment due to death or disability; (2) a Change in Control in which the RSU and PSU awards are not continued, assumed, or substituted, or a Change in Control within 18 months of termination of the officer’s employment by the Company without Cause or by the officer for Good Reason; (3) termination for Good
Reason; (4) or termination without Cause.
These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. The value of the RSUs and PSUs also include the accrued dividend equivalent rights that are settled in cash upon the vesting and settlement of the RSUs and PSUs.

Name	Payments upon termination	Termination due to death or disability ($)(1)	Change in control and termination (for good reason or without cause) ($)(1)	Termination for good reason ($)	Termination without Cause ($)(2)
Varun Krishna	Severance amount	—	—	2,621,600(3)	2,621,600(3)
	Equity incentives (vesting accelerated)	38,097,069	79,215,092	25,104,616(4)	28,444,340(4)
	Total	38,097,069	79,215,092	27,726,216	31,065,940
Brian Brown	Severance amount	—	—	—	—
	Equity incentives (vesting accelerated)	16,237,818	24,251,420	—	467,559
	Total	16,237,818	24,251,420	—	467,559
Jay Bray	Severance amount	21,600(5)	—	11,437,353(6)	11,437,353(6)
	Equity incentives (vesting accelerated)	196,019,130	196,019,130	196,019,130(4)	196,019,130(4)
	Total	196,040,730	196,019,130	207,456,483	207,456,483
Heather Lovier	Severance amount	—	—	—	—
	Equity incentives (vesting accelerated)	10,052,256	14,250,927	—	233,780
	Total	10,052,256	14,250,927	—	233,780
Bill Banfield	Severance amount	—	—	—	—
	Equity incentives (vesting accelerated)	9,945,556	14,059,004	—	233,780
	Total	9,945,556	14,059,004	—	233,780
(1)Includes the acceleration of unvested equity per the award agreements and, if applicable, the employment agreements. For RSUs, the number of RSUs accelerated is multiplied by
$19.36, the closing price of our common stock on December 31, 2025. For PSUs, the number of PSUs accelerated at target (assumed for purposes of this table) is multiplied by
$19.36, the closing price of our common stock on December 31, 2025.
(2)Includes the acceleration of unvested equity per the award agreements for the Integration Awards, where applicable. For RSUs, the number of RSUs accelerated is multiplied by
$19.36, the closing price of our common stock on December 31, 2025. For PSUs, the number of PSUs accelerated at target (assumed for purposes of this table) is multiplied by
$19.36, the closing price of our common stock on December 31, 2025.
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(3)Includes cash severance benefits per the employment agreement including two times annual base salary and 18 months of health benefits.
(4)Includes the acceleration of unvested equity per the employment agreement or award agreement, as applicable. Assumes PSUs that vest will be valued at target.
(5)Includes cash severance for 18 months of health benefits per the employment agreement.
(6)Includes cash severance benefits per the employment agreement including 24 months of annual base salary, a lump sum cash payment equal to the sum of his actual earned bonus in 2024 with Mr. Cooper and his target bonus for 2025, 18 months of health benefits and a lump sum cash payment equal to his actual earned bonus in 2024 with Mr. Cooper prorated based on the number of days Jay was employed during 2025.
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Pay versus performance
The following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance of the Company is required by Item 402(v) of Regulation S-K. The disclosure in this “Pay versus performance” section does not reflect our Compensation Committee’s process for compensation setting and should be read in connection with the “Compensation discussion and analysis”
section of this proxy statement, which contains important information regarding our compensation philosophy, design objectives, compensation-setting process, and NEO compensation program components. The
SEC-defined CAP data set forth in the table below also does not reflect amounts actually realized by our
NEOs, and our Compensation Committee has not used or considered CAP previously in establishing the executive compensation program. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to forfeiture conditions and possible future declines in value based on changes in our stock price during the vesting period.
The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest.
Pay versus performance table

Year	Summary compensation table total for PEO (Varun) ($)(1)	Compensation actually paid to PEO (Varun) ($)(2)	Summary compensation table total for PEO (Bill) ($)(1)	Compensation actually paid to PEO (Bill) ($)(2)	Summary compensation table total for PEO (Jay Farner) ($)(1)	Compensation actually paid to PEO (Jay Farner) ($)(2)
2025	52,889,799	77,542,028	—	—	—	—
2024	25,887,926	22,799,341	—	—	—	—
2023	3,445,914	3,445,914	6,764,191	10,972,359	334,552	(5,669,619)
2022	—	—	—	—	9,468,874	2,137,238
2021	—	—	—	—	1,603,475	(5,046,699)

Year	Average summary compensation table total for non-PEO NEOs ($)(3)	Average compensation actually paid to non-PEO NEOs ($)(2)	Value of initial fixed $100 investment based on:		Net income (loss) (millions) ($)(6)	rTSR (percentile)(7)
			Total shareholder return ($)(4)	Peer group total shareholder return ($)(5)
2025	19,579,919	51,532,971	114	96	(234)	83
2024	8,441,736	7,502,530	59	120	640	69
2023	2,904,895	2,905,919	76	58	(390)	56
2022	2,505,493	684,915	37	33	700	25
2021	863,279	(1,418,642)	68	64	6,100	7
(1)The amounts reported in this column represent the amounts reported in the “Total” column of the Summary Compensation Table for each of Varun, Bill and Jay Farner for the years in which they served as PEO. For the years reported in the table, Varun was our PEO from September 2023 to December 2025, Bill was our PEO from June 2023 to September
2023, and Jay Farner was our PEO from 2020 to June 2023.
(2)The amounts reported in this column represent CAP for each of Varun, Bill and Jay Farner for the years in which they served as PEO and the average CAP for the NEOs as a group
(excluding Varun, Bill and Jay Farner), for each corresponding year computed as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to such persons during any applicable year. To determine CAP, the adjustments below were made to Varun’s total compensation in 2025 and the average total compensation for the NEOs as a group (excluding Varun) in 2025. Defined benefit and actuarial pension plan adjustments were not relevant for any applicable year.
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	Fiscal Year 2025
	PEO ($)	Non-PEO NEOs ($)
Summary Compensation Table total	52,889,799	19,579,919
Adjustments:(a)
Minus reported value of equity awards(b)	46,999,970	11,949,970
Plus year end fair value of equity awards granted in the year	52,302,866	19,549,106
Plus year over year change in fair value of outstanding and unvested equity awards	15,011,514	23,069,557
Plus fair value as of vesting date of equity awards granted and vested in the year	2,448,309	495,221
Plus year over year change in fair value of equity awards granted in prior years that vested in the year	1,889,510	789,138
Minus fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	—	—
Plus value of dividends or other earnings paid on stock or option swards not otherwise reflected in fair value or total compensation	—	—
Compensation actually paid (CAP)	77,542,028	51,532,971
(a) The fair values of RSUs included in the CAP for our PEO and the Average CAP for our other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for 2025. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates. The fair values of PSUs included in the CAP for our PEO and the Average CAP for our other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards as described in the 2025 Summary
Compensation Table.
(b) The amounts reported in this column represent the grant date fair value of all equity awards granted in 2025, which are the amounts reported in the “Stock Awards” in the
2025 Summary Compensation Table for such year.
(3)The amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Varun, Bill and Jay Farner) in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs (excluding Varun, Bill and Jay Farner) included for purposes of calculating the average amounts in each applicable year are as follows: (a) for 2025, Jay Bray, Brian Brown, Heather Lovier, and Bill Banfield; (b) for 2024, Brian Brown, Shawn Malhotra, Jonathan Mildenhall and Heather
Lovier (c) for 2023, Brian Brown, Tina V. John and Bob Walters; (d) for 2022, Bob Walters, Brian Brown, Tina V. John, Julie Booth and Angelo Vitale; and (e) for 2021, Bob Walters,
Julie Booth and Angelo Vitale.
(4)The cumulative TSR depicts a hypothetical $100 investment in our common stock. The amounts reported in this column represent the Company’s cumulative TSR, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period by the Company’s share price at the beginning of the measurement period (the closing price as of initial post-IPO trading date).
(5)The cumulative TSR depicts a hypothetical $100 investment in our common stock. The Company utilized a selected peer group for purposes of its TSR benchmarking (the “PVP Peer
Group”). Our PVP Peer Group is comprised of PennyMac Financial Services Inc, Rithm Capital Corp, Anywhere Real Estate Inc., Zillow Group Inc Class C, Stewart Information
Services Corp, SoFi Technologies Inc, Guild Holdings Company, Compass, Inc., loanDepot, Inc., UWM Holdings Corporation, and Blend Labs, Inc. Certain companies were not publicly traded companies at inception date, and these companies were added and reweighted to the peer group to the most recent quarter subsequent to their respective IPO dates.
Mr. Cooper and Redfin were removed from the PVP Peer Group following the Company’s acquisitions of each in 2025.
(6)The amounts reported in this column represent net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(7)rTSR measures the Company’s TSR at the end of the performance period, where performance is determined by the ranking (as a percentile) of the Company’s TSR versus a custom peer group, provided that payout is capped if the Company has absolute negative TSR at the end of the performance period. See “Compensation discussion and analysis — 2025 executive compensation program and pay — Long-term equity awards” for the definition of TSR and the companies included in the TSR peer group.
2026 Proxy Report • 76 of 124
Financial performance measures
We have presented rTSR as the Company-selected measure in the table above in accordance with Item 402(v)
of Regulation S-K. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that rTSR is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link CAP for the Company’s NEOs to Company performance for the most recently completed year that is not otherwise required to be disclosed in the pay versus performance table above. In identifying rTSR as the most important performance measure used by the
Company to link CAP for the NEOs to performance for 2025, we considered that 50% of the target value of the
2025 annual equity awards granted to our NEOs was delivered via PSUs, with 50% of the target value of such
PSUs being earned based on our three-year rTSR. We considered but did not elect to use one of the
Integration Award metrics in spite of their grant date fair values because of the one-time nature of such awards and our view that they were less relevant in evaluating the link between CAP and NEO performance in 2025.
We may determine a different financial performance measure to be the most important financial performance measure in future years.
Analysis of the information presented in the pay versus performance table
As described in “Compensation discussion and analysis,” a significant portion of the NEO pay is performance-
based, and a vast majority of the NEO pay is variable, consistent with the compensation philosophy established by our Compensation Committee. Our NEO compensation program rewards the achievement of specific short- and long-term financial and other goals, which are aligned with our operational and strategic goals. The most important financial performance measures used by the Company to link CAP for the
Company’s NEOs to the Company’s performance for the most recently completed year are shown below.

Most important performance measures
Adjusted EBITDA	Refinance Mortgage Market Share Growth
Adjusted Revenue	Purchase Mortgage Market Share Growth
Relative Total Shareholder Return(1)
(1)Reflects the Company’s TSR compared to a peer group established by our Compensation Committee.
Our Compensation Committee has not used or considered CAP previously in establishing the NEO compensation program. The Company is providing the following graphs of the relationships between the information presented in the Pay Versus Performance Table in accordance with Item 402(v) of Regulation S-K.
CAP for our PEO and other NEOs were significantly impacted by our equity grant practices to such persons –
in 2021, there were no equity awards; in 2022, there were our initial annual equity awards of RSUs, which were continued in 2023; in 2024, we significantly revised our long-term incentive program as well as granted one-
time equity awards to our new-hire NEOs; and in 2025, we continued the long-term incentive program without any significant changes from 2024 and granted one-time equity awards in connection with the Company’s 2025 acquisitions and integration.
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CAP and cumulative TSR of the Company and PVP Peer Group
The CAP for our PEO and the average CAP for the other NEOs as a group for 2021, 2022, 2023, 2024, and
2025 is presented in comparison to our cumulative TSR and cumulative PVP Peer Group TSR for such years in the table below.

Compensation actually paid ($M)
Value of $100 investment from 12/31/20
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
-$10.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
2021
2022
2023
2024
2025
PEO CAP ($M) Jay Farner
PEO CAP ($M) William Emerson
PEO CAP ($M) Varun Krishna
Average NEO CAP
RKT TSR
Peer group

2026 Proxy Report • 78 of 124
CAP and net income (loss)
The CAP for our PEO and the average CAP for the other NEOs as a group for 2021, 2022, 2023, 2024, and
2025 is presented in comparison to our net income (loss) for such years in the table below.

Compensation actually paid ($M)
Net income ($M)
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
-$10.00
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
-$2,000
2021
2022
2023
2024
2025
PEO CAP ($M) Jay Farner
PEO CAP ($M) William Emerson
PEO CAP ($M) Varun Krishna
Average NEO CAP
Net Income ($M)

2026 Proxy Report • 79 of 124
Cumulative TSR of the Company and rTSR against the TSR peer group
The CAP for our PEO and the average CAP for the other NEOs as a group for 2021, 2022, 2023, 2024, and
2025 is presented in comparison to our rTSR performance against the TSR peer group for such years in the table below.

Compensation actually paid ($M)
Relative TSR Percentile
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
-$10.00
90%
70%
50%
30%
10%
-10%
2021
2022
2023
2024
2025
PEO CAP ($M) Jay Farner
PEO CAP ($M) William Emerson
PEO CAP ($M) Varun Krishna
Average NEO CAP
Relative TSR Percentile

This Pay Versus Performance section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.
2026 Proxy Report • 80 of 124
CEO pay ratio
We are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO pay ratio.
Pay ratio
After applying the methodology described below, we concluded that our median employee in 2025 worked in
Rocket Experience at Rocket Mortgage, LLC with 2025 annual total compensation of $112,820. The median employee’s compensation was calculated in the same manner used to calculate Varun’s compensation in the
2025 Summary Compensation Table. Varun’s annual total compensation was $52,899,799 for purposes of the
CEO pay ratio in 2025, as reported in the 2025 Summary Compensation Table. Based on the described methodology, our 2025 CEO to median employee pay ratio was 469:1.
As discussed in our CD&A, during 2025 Varun was granted a one-time special integration award in recognition of his exemplary leadership through the acquisitions and to drive the achievement of rigorous cost and revenue synergies associated with the transactions. This one-time award is the primary reason this year’s pay ratio is significantly higher than last year’s pay ratio. To provide a more accurate assessment of Varun’s compensation for 2025 relative to our median employee, as a supplemental ratio, we excluded this one-time award, which results in total compensation for Varun of $27,889,799 and a supplemental pay ratio of 247:1. We believe this supplemental ratio provides a more accurate presentation of his expected reportable compensation in future years.
This information is being provided for compliance purposes only. Neither our Compensation Committee nor management of the Company used this pay ratio in making compensation decisions for 2025. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. Our pay ratios may not be comparable to the pay ratios of other companies because the SEC rules permit a variety of methodologies, estimates, adjustments, and assumptions.
Measurement date and employee population
During 2025, there were changes in our employee population and employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Consequently, we identified a new median employee for 2025. As such, we identified the median employee using a measurement date of
December 31, 2025, as of when we employed approximately 13,000 team members in the United States and
Canada. In determining our median employee, we excluded approximately 13,250 employees who became employees as a result of the acquisitions of Redfin and Mr. Cooper completed during 2025, consistent with
SEC guidance related to business combinations and newly acquired entities. These individuals were excluded due to the administrative complexity of integrating compensation systems and data for the purposes of the pay ratio calculation.
Consistently applied compensation measure
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM. For 2025, we chose a CACM based on W-2 wages for employees in the United States and T4 wages for employees in Canada. Canadian dollars were converted to U.S. dollars using an average conversion rate for 2025 based on the exchange rate of the Canadian dollar to the U.S. dollar on the last day of each month for the full year. For employees that worked in both the United States and Canada, we combined the W-2 and T4 wages, where appropriate, when identifying the median employee. We did not annualize the compensation paid to partial-year employees or employees who were on an unpaid leave of absence, and we did not utilize any cost-of-living adjustments. We did not exclude any foreign team members in our calculation.
2026 Proxy Report • 81 of 124
Proposal no. 2 — ratification of appointment of independent registered public accounting firm for 2026
Our Audit Committee has unanimously
reappointed Ernst & Young as the independent
registered public accounting firm to audit the
Company’s consolidated financial statements
as of and for the year ending December 31, 2026,
and report on the effectiveness of the Company’s
internal control over financial reporting as of
December 31, 2026.
Although stockholder approval is not required for such appointment, our Audit Committee will take the outcome of the vote on this proposal into consideration when appointing our independent registered public accounting firm in the future.
Ernst & Young served as the Company’s independent registered public accounting firm during 2025 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the year ended
December 31, 2025 and on the effectiveness of the Company’s internal control over financial reporting as of
December 31, 2025. Ernst & Young has served as the independent auditor of the Company (or previously RHI)
and its subsidiaries since 1999.
Support for recommendation
In determining that retaining Ernst & Young for 2026 was in the best interests of the Company and its stockholders, our Audit Committee reviewed:
•Ernst & Young’s performance on the Company’s audit and non-audit work for the year ended December
31, 2025 and recent prior years, and management’s assessment of such performance;
•Ernst & Young’s qualifications, independence, capabilities, and expertise, evident through its audit planning and reports, industry knowledge, use of technology to improve efficiencies, resources and staffing, objectivity, and professional skepticism;
•External data on audit quality and performance, including results of recent PCAOB reports on Ernst &
Young and peer firms and improvements made from period to period;
•The terms of the audit engagement, including the reasonableness of audit and non-audit fees charged taking into account the breadth and complexity of services provided, including audit procedures related to the Redfin and Mr. Cooper acquisitions, as well as the efficiency achieved in performing such services;
•The quality of Ernst & Young’s communications to and interactions with our Audit Committee at meetings and our Audit Committee Chair between meetings; and
•The benefits of having a long-tenured auditor and the institutional knowledge gained from prior years of engagement.
In accordance with SEC rules, the maximum number of consecutive years of service for lead and concurring review audit partners for public companies is five years. Our lead audit partner has served in such role since
2025, and therefore has four years of service remaining in such capacity. Assuming the continuing engagement of Ernst & Young as our independent registered public accounting firm, our Audit Committee will pursue a process up to a year in advance in considering potential lead audit partner candidates and will obtain significant input from management and Ernst & Young, conduct interviews, and take other appropriate actions before it approves the new lead engagement partner.
2026 Proxy Report • 82 of 124
Non-binding vote
Our Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Ernst & Young as our independent registered public accounting firm. However, our Audit Committee will take the outcome of the vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Our Audit
Committee may retain another independent registered public accounting firm at any time if it concludes that such change would be in the best interest of the Company’s stockholders, even if the stockholders approve this proposal.
Inquiries of Ernst & Young at annual meeting
Ernst & Young will be present at the annual meeting and available to respond to appropriate questions and may make a statement if they so desire.
2026 Proxy Report • 83 of 124
Audit Committee report
Key responsibility of oversight
On behalf of our Board, our Audit Committee provides independent oversight of:
•The reliability and integrity of the Company’s accounting policies and financial statements;
•The Company’s compliance with legal and regulatory requirements;
•The qualifications, scope of work, performance and independence of Ernst & Young LLP, the
Company’s independent registered public accounting firm;
•The performance of the Company’s internal audit function and its system of internal controls;
•Compliance with the Code of Conduct and Ethics and implementation and effectiveness of the
Company’s compliance and ethics programs; and
•The Company’s major financial risk exposures, and management’s risk assessment and risk management policies.
Required communications with Audit Committee
As part of its oversight of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, our Audit Committee reviewed and discussed with management and Ernst & Young, the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2025 and Ernst &
Young’s report on those financial statements. In addition, our Audit Committee reviewed and discussed the
Company’s internal control assessment process, management’s assessment of the Company’s internal control over financial reporting, and Ernst & Young’s attestation thereof, each as of December 31, 2025.
Our Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition to the matters noted above, these required communications included Ernst & Young’s perspective on the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments made by management, and the disclosures in the audited consolidated financial statements, including the disclosures relating to critical audit matters addressed in Ernst & Young’s audit report. Our Audit
Committee also received the written disclosures and a letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with our Audit Committee concerning independence. Our Audit Committee has discussed and confirmed with Ernst & Young its independence with respect to the Company, which included considering whether Ernst & Young’s provision of non-audit services was compatible with its independence.
Audit Committee recommendation
Based upon these reviews and discussions, our Audit Committee recommended to our Board that the
Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC. Our Audit Committee also appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
This report has been furnished by the members of our Audit Committee of our Board.
Audit Committee
•Jonathan Mariner, Chair
•Alex Rampell
•Suzanne Shank
2026 Proxy Report • 84 of 124
Audit Committee matters
Pre-approval policies and procedures
Our Audit Committee has the sole authority to review in advance and pre-approve (which may be pursuant to pre-approval policies and procedures) all audit and non-audit services to be provided by the Company’s independent auditors and to approve all related fees and other terms of engagement to ensure that the provision of these services do not impair the independence of the Company’s independent audit firm from the Company and its subsidiaries.
All of the services rendered by Ernst & Young to the Company and its subsidiaries during 2025 were pre-approved by our Audit Committee.
Independent registered public accounting firm fees
Our Audit Committee retained Ernst & Young to audit the Company’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024 and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025. Fees billed for services rendered by Ernst & Young for each of 2025 and 2024 are set forth below.

Type of Service	2025 ($ in thousands)	2024 ($ in thousands)
Audit Fees(1)	11,438	5,125
Audit-Related Fees(2)	1,665	1,372
Tax Fees(3)	377	157
All Other Fees	—	—
Total	13,480	6,654
(1)Audit Fees for professional services associated with the annual audit of our consolidated financial statements and the financial statements of certain subsidiaries, the reviews of our quarterly condensed consolidated financial statements, and the issuance of consents and comfort letters in connection with registration statement filings with the SEC. Audit Fees also include the issuance of opinions on the effectiveness over the Company’s internal control over financial reporting. Audit fees for the year ended December 31, 2025 included audit procedures related to the acquisitions of Redfin and Mr. Cooper Group; there were no acquisitions or related audit procedures during the year ended December 31, 2024.
(2)Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. These services consisted of attestation and compliance reports, including internal control-related engagements and servicer compliance related engagements.
(3)Tax Fees consist of fees billed for tax advisory and compliance services provided to certain subsidiaries of the Company.
2026 Proxy Report • 85 of 124
Proposal no. 3 — approval of an amendment to the Team Member
Stock Purchase Plan
The TMSPP provides our team members with an opportunity to periodically purchase shares of our common stock at a discount through payroll deductions on a voluntary basis.
The discount is generally expected to be 15%, resulting in an exercise price of 85% of the fair market value of our common stock on the
exercise date, unless a different exercise price
is established for the offering period in the
discretion of our Compensation Committee.
The “fair market value” is the closing price of
a share of our common stock on the NYSE on
the applicable date (or, if there is no reported
sale on such date, on the last preceding date
on which any reported sale occurred).
If our stockholders do not approve the proposed TMSPP Amendment at the annual meeting, the TMSPP will automatically terminate when there are no shares remaining available for sale to participants. Our Board believes it is important for our team members to have an equity interest in our Company, and therefore our
Board has approved an amendment to the TMSPP in order to increase the number of shares of common stock available for purchase under the TMSPP. Our Board recommends this amendment to stockholders for approval.
Summary of the amended TMSPP
The material terms and conditions of the TMSPP, as amended, are described below. This summary is not intended to be a complete description of all provisions of the TMSPP and is qualified in its entirety by reference to the full text of the TMSPP, as amended, a copy of which is attached to this proxy statement as Appendix A.
The TMSPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ADMINISTRATION
The TMSPP is administered by our Compensation Committee. Our Compensation Committee has the power to, among other things, designate participants, determine the eligibility of a team member to participate and the range of permissible percentages of compensation to be withheld, interpret and construe the TMSPP in its sole discretion, and delegate any of its duties and authorities under the TMSPP to such parties or committees as it may determine. Our Compensation Committee has appointed a third-party stock plan administrator (the “Stock
Administrator”) to carry out the administration of the TMSPP, as directed by such committee.
ELIGIBILITY
Any full or part time team member of the Company or a subsidiary of the Company who our Compensation
Committee determines is eligible may participate during an offering period beginning on an enrollment date
(defined below). As of December 31, 2025, the Company and its subsidiaries employed approximately 26,250 team members, of which 20,750 were potentially eligible to participate in the TMSPP, subject to our
Compensation Committee’s eligibility determinations.
For offering periods to date, our Compensation Committee has determined that all regular team members
(employees), excluding only our executive officers, temporary and contingent staff and interns, were eligible to participate in the TMSPP. Based on our Compensation Committee’s criteria applied to date, as of December
31, 2025, 20,750 team members were eligible to participate in the TMSPP. As of April 15, 2026, approximately
7,100 team members enrolled to participate in the current offering period.
SHARES RESERVED
As of April 15, 2026, the aggregate number of shares of common stock available for purchase under the
TMSPP prior to the TMSPP Amendment is 3,184,314 shares. Upon stockholder approval of this proposal, an additional 15 million shares of common stock would be reserved for issuance under the TMSPP for an
2026 Proxy Report • 86 of 124
aggregate of 35,526,316 shares authorized since inception of the TMSPP (including 3,184,314 remaining available for purchase based on share usage through April 15, 2026).
Either authorized and unissued shares or issued shares reacquired by the Company may be made subject to purchases under the TMSPP in the discretion of our Compensation Committee. We anticipate that the shares available after this increase pursuant to the TMSPP Amendment will be sufficient to operate the TMSPP through July 15, 2029, based on the current price of our common stock and historical usage, though the actual time period will depend on such factors as number of participants, team member participation elections, and the future price of our common stock. On April 15, 2026, the closing price of our common stock on the NYSE was $15.50 per share. The maximum number of shares authorized for sale under the TMSPP is subject to adjustment in the event of certain corporate transactions (see “— Adjustments” below).
For additional information regarding securities authorized for issuance under all of our equity compensation plans as of December 31, 2025, see “Other Matters — Securities authorized for issuance under equity compensation plans”
OFFERING PERIODS
Offering periods may be established by our Compensation Committee from time to time at its discretion. In
2025, there were four quarterly offering periods, each of which began on the fifteenth day of each fiscal quarter
(each, an “enrollment date”) and ended on the day prior to the three-month anniversary of such date (each, an
“exercise date”).
PAYROLL DEDUCTIONS
To participate in an offering, a team member must complete a subscription agreement and return it to the Stock
Administrator prior to the enrollment date and designate the portion of his or her base pay, regular incentive pay, regular overtime pay, or discretionary annual bonus that he or she elects to have withheld during the applicable offering period. During an offering period, a participating team member may discontinue participation in the TMSPP but may not alter the amount of his or her compensation deductions for that offering period, unless otherwise permitted by our Compensation Committee, which our Compensation Committee has permitted in offering periods to date. Payroll deductions are made on each pay date during the offering period at a whole percentage rate not to exceed 15%, or such other amount determined by our Compensation
Committee, of the eligible compensation that a participating team member receives on each pay date during the offering period; provided that no more than $30,000 of a participating team member’s eligible compensation may be withheld in any calendar year.
Our Compensation Committee may, in its sole discretion, permit participating team members to pay the exercise price in a manner different than the payroll deduction procedure described above.
In the event of the termination of a participating team member’s continuous service for any reason on or before the exercise date, he or she will be deemed to have elected to withdraw from the TMSPP, and such participating team member or his or her beneficiary shall receive any funds in his or her participant account as soon as reasonably practicable after the date of such withdrawal.
GRANT OF OPTION
On the enrollment date for any offering period, each participating team member shall be granted an option to purchase a maximum number of shares determined by our Compensation Committee in its discretion on the exercise date for such offering period. The exercise price in any offering period shall be determined by our
Compensation Committee and has generally reflected a 15% discount to the fair market value on the exercise date.
PURCHASE OF SHARES
A participating team member’s option will be exercised automatically on the exercise date of such offering period by purchasing the maximum number of shares of our common stock subject to such option that may be purchased at the exercise price with the funds in his or her participant account, unless such team member has withdrawn from the offering period prior to the exercise date.
2026 Proxy Report • 87 of 124
Unless otherwise provided by our Compensation Committee, no participating team member shall be granted an option to purchase shares under the TMSPP if such option would permit such team member’s right to purchase shares to accrue at a rate that exceeds $25,000 of the fair market value of the shares (determined on the enrollment date) for each calendar year in which such option is outstanding at any time.
DELIVERY OF SHARES
The Stock Administrator shall hold shares issued pursuant to the exercise of the option until any such shares are distributed to the participating team member, transferred or sold in accordance with procedures established from time to time by the Stock Administrator, including any period established by our Compensation Committee following the exercise dates during which a participating team member is required to hold any shares purchased on his or her behalf pursuant to the TMSPP, which our Compensation Committee has not imposed to date. Following any such holding period, shares shall be delivered as soon as reasonably practicable after termination of a participating team member’s continuous service or receipt of a request by the participating team member for delivery of all shares, subject to compliance with all applicable law.
ADJUSTMENTS
In the event of certain changes in corporate structure affecting our common stock or the value thereof  (e.g., any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off, or similar transaction), our Compensation Committee shall make any adjustments and other substitutions to the TMSPP and to outstanding options as it deems equitable or appropriate taking into consideration any applicable accounting and tax consequences. Upon any such changes in corporate structure or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, our Compensation Committee is authorized to:
•Provide for either termination of any outstanding option in exchange for (1) an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (2) the replacement of such outstanding option with other rights or property selected by our Compensation Committee in its sole discretion;
•Provide that the outstanding options under the TMSPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and class of shares and exercise prices;
•Make adjustments in the number and class of shares (or other securities or property) subject to outstanding options under the TMSPP and/or in the terms and conditions of outstanding options and options which may be granted in the future;
•Shorten the offering period in progress and set a new exercise date, which shall be a date immediately prior to the date of any transaction or event described above and provide for any other necessary procedures to effectuate such actions; and
•Provide that all outstanding options shall terminate without being exercised.
Amendment of the TMSPP
Our Board may amend the TMSPP or any portion thereof at any time and for any reason. However, no amendment will increase the maximum number of shares that may be issued under the TMSPP without the approval of the stockholders of the Company or make any change in any option previously granted that adversely affects the rights of any participating team member without the consent of such participant.
Termination of the TMSPP
The TMSPP will automatically terminate on the earliest to occur of (1) the ten-year anniversary of the original effective date of the TMSPP; (2) the date on which the maximum number of Shares available for issuance under the TMSPP have been issued; or (3) the time when our Board terminates the TMSPP.
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Transferability
Neither amounts credited to a participating team member’s participant account nor any option granted to a participating team member under the TMSPP is assignable or transferable by the participating team member other than by will or laws of descent and distribution.
Certain federal income tax consequences
The following summary of U.S. federal income tax consequences applicable to the purchase of shares under the
TMSPP is only a summary of certain of the U.S. federal income tax consequences applicable to U.S. residents under the TMSPP, and reference is made to the Code for a complete statement of all relevant U.S. federal tax provisions. The summary relates only to U.S. federal income tax and does not address state, local, or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the TMSPP, particularly in jurisdictions outside the United States.
The TMSPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
A participating team member will recognize taxable income at multiple events of the TMSPP process. After enrolling in the TMSPP, a participating team member will be taxed on amounts withheld for the purchase of
Class A common shares under the TMSPP. Later, when shares are purchased, a participating team member will also recognize taxable ordinary income in an amount equal to the difference between the fair market value of the Class A common shares purchased on the exercise date and the purchase price paid for the shares.
The Company may be entitled to a corresponding deduction, subject to any limitations under the Code. Upon subsequent resale of the shares by the team member, the difference between the sale price and the fair market value on the exercise date will be treated either as a capital gain or loss. The Company will not be entitled to a corresponding deduction with respect to any capital gain or loss recognized by the team member.
New plan benefits
Participation in the TMSPP is voluntary, and each eligible team member will make his or her own decision whether and to what extent to participate in the TMSPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by employees or executive officers under the TMSPP.
In 2025, based on the offering periods that closed during the year, 6,138 employees participating in the TMSPP purchased 2,803,921 shares of common stock for a total purchase value of $37,302,261. Our Non-Affiliated
Directors are ineligible to participate in the TMSPP and, to date, our Compensation Committee has used its discretion to exclude our NEOs and other executive officers from participating in any offering period.
Registration with the SEC
If the TMSPP Amendment is approved by our stockholders and becomes effective, the Company is expected to file a registration statement on Form S-8 registering the shares of our Class A common stock reserved for issuance under the TMSPP pursuant to the TMSPP Amendment as soon as reasonably practicable.
Support for recommendation
The purpose of the team member stock purchase plan (previously referred to as the Employee Stock Purchase
Plan) (as previously amended and restated, the “TMSPP”) is to facilitate team member participation in the ownership and financial growth of our Company by providing an opportunity to purchase our common stock through accumulated payroll deductions. Our Board believes it is important for our team members to have an equity interest in our Company, and therefore our Board has approved an amendment to the TMSPP in order to increase the number of shares of common stock available for purchase under the TMSPP. Our Board recommends this amendment to stockholders for approval.
Our stockholders previously approved the TMSPP effective upon our IPO, pursuant to which 10,526,316 shares of our common stock were authorized for sale to participating team members. Beginning in 2021, offerings under the TMSPP have been made to team members quarterly on January 15, April 15, July 15, and
October 15. Our Board believes that the TMSPP serves to encourage broad-based stock ownership among team members by providing a convenient means to purchase our common stock and a meaningful inducement to participate due to the discounted purchase price. Further, our Board believes that team members’ continuing
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economic interest as stockholders in the performance and success of the Company provides an incentive to contribute to its long-term growth, continued profitability, and success.
As of April 15, 2026, there were approximately 3,184,314 shares of our common stock available under the
TMSPP for future offerings (including the offering period that opened on April 15, 2026), which we believe will not be sufficient for the program to continue beyond the first quarter of 2027 given the usage to date of approximately 17,342,002 shares, through the offering period that ended April 14, 2026, and based on the current price of our common stock. In order to continue this valuable program, on April 17, 2026, our Board unanimously approved and adopted an amendment to the TMSPP to authorize an additional 15 million shares of common stock for sale under the TMSPP, subject to approval by our stockholders. Upon approval by our stockholders of the TMSPP Amendment, the TMSPP would have a total of 35,526,316 shares authorized for issuance under the TMSPP since its inception and is expected to have a total of approximately 18,184,314 shares remaining available for sale to participants based on share usage through April 15, 2026. We anticipate that the increased number of shares will be sufficient to operate the TMSPP through July 15, 2029, although the actual time period and share usage will depend on such factors as number of participants, team member participation elections and the future price of our common stock.
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Security ownership of certain beneficial owners and management
The following table sets forth the beneficial ownership of our common stock as of
April 15, 2026, the record date for the 2026 annual meeting, by:
•Each person, or group of affiliated persons, who we know to beneficially own more than
5% of any class or series of our capital stock;
•Each of our named executive officers;
•Each of our directors and director nominees; and
•All of our executive officers and directors as a group.
The percentages of ownership and combined voting power set forth below are based on 980,176,166 shares of our Class A common stock and 1,848,879,455 shares of our Class L common stock issued and outstanding as of April 15, 2026, which are our only classes of common stock outstanding as of the record date.
The amounts of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 15, 2026. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed. Unless otherwise indicated, the address for each beneficial owner listed below is 1050 Woodward Avenue, Detroit, MI 48226. In addition, Dan has entered into voting agreements with certain other prior stockholders of RHI, who received shares of Class L common stock as consideration for their shares of RHI in the Up-C Collapse. See “Certain relationships and related person transactions — Related person transactions — Voting agreements” for more information regarding the voting agreements.

Name and address of beneficial owner	Class A Common Stock owned directly or indirectly(1)		Class L Common Stock owned directly or indirectly(2)		Total voting power(3)
	Number	Percentage	Number	Percentage	Percentage
Directors and Named Executive Officers
Jay Bray(4)	8,178,027	*	—	*	*
Bill Emerson(5)	426,200	*	28,269,791	1.5%	1.0%
Dan Gilbert(6)	89,859	*	1,619,247,921	87.6%	57.2%
Jonathan Mariner	85,988	*	—	*	*
Tagar Olson	267,366	*	—	*	*
Alex Rampell	38,327	*	—	*	*
Matthew Rizik(7)	792,355	*	6,372,010	*	*
Suzanne Shank	103,246	*	—	*	*
Varun Krishna	415,476	*	—	*	*
Brian Brown	618,221	*	791,554	*	*
Heather Lovier	460,296	*	2,826,979	*	*
Bill Banfield	476,788	*	5,653,958	*	*
All directors and executive officers as a group (14 persons)(8)	12,446,806	1.3%	1,619,247,921	87.6%	57.7%
*    Less than one percent.
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(1)Includes with respect to each of the following NEOs, directors and all executive officers and directors as a group, RSUs that are scheduled to vest within 60 days of April 15, 2026,and stock options which could be exercised within 60 days of April 15, 2026:

Name	Restricted stock units	Options	Name	Restricted stock units	Options
Jay Bray	—	—	Matthew Rizik	18,392	30,801
Bill Emerson	—	—	Suzanne Shank	15,704	—
Dan Gilbert	—	—	Varun Krishna	—	—
Jonathan Mariner	15,704	—	Brian Brown	—	92,402
Tagar Olson	—	—	Heather Lovier	—	123,203
Alex Rampell	15,704	—	Bill Banfield	—	123,203

All directors and executive officers as a group (14 persons)				162,052	369,609
(2)Half of the shares of Class L common stock reported in the table above are designated Class L-1 Common Stock, par value $0.00001 per share (“Class L-1 common stock”), and half are designated Class L-2 Common Stock, par value $0.00001 per share (“Class L-2 common stock”).
Subject to certain limited exceptions as provided in our certificate of incorporation, (a) holders of Class L-1 common stock are prohibited from transferring or otherwise disposing of such shares prior to June 30, 2026, and (b) holders of Class L-2 common stock are prohibited from transferring or otherwise disposing of such shares prior to June 30, 2027. Following
June 30, 2026, each share of Class L-1 common stock (a) may be converted at any time, at the option of the holder, into one share of Class A common stock and (b) will automatically convert into one share of Class A common stock immediately prior to any transfer of such share, except for certain permitted transfers that are described in our certificate of incorporation.
Following June 30, 2027, each share of Class L-2 common stock (a) may be converted at any time, at the option of the holder, into one share of Class A common stock and (b) will automatically convert into one share of Class A common stock immediately prior to any transfer of such share, except for certain permitted transfers that are described in our certificate of incorporation. In addition, upon the later to occur of (a) June 30, 2027 and (b) the date that the outstanding shares of Class L common stock no longer represent at least 79% of the total voting power
of the issued and outstanding shares of Rocket common stock, all shares of Class L common stock will automatically convert to newly issued shares of Class A common stock.
All shares of Class L common stock reported in the above table as held by Bill Banfield, Bill Emerson, Brian, Heather and Matthew are subject to voting agreements which provide shared voting power over such shares of Class L common stock between such person and Dan, as further described in “Certain relationships and related person transactions — Related person transactions — Voting agreements.” Each share of Class L common stock is entitled to one vote per share and, as such, are counted only once for purposes of the total voting percentage.
(3)Percentage of voting power represents voting power with respect to all shares of our Class A common stock and Class L common stock voting together as a single class.
(4)Includes 8,099,104 shares of Class A common stock held by The Jesse K. Bray Living Trust, for which Jay is the trustee.
(5)Includes (a) 23,269,791 shares of Class L common stock held by The William C. Emerson Trust, for which Bill is the trustee and (b) 5,000,000 shares of Class L common stock held by The William C. Emerson 2025 GRAT, for which Bill is the trustee.
(6)Dan's Class L common stock consists of (a) 140,215,280 shares of Class L common stock held by The Daniel Gilbert Trust #1 u/a/d 8/23/16, a revocable trust for the benefit of Dan, and
450,000,000 shares of Class L common stock held by The Daniel B. Gilbert 2025 GRAT, for each of which Dan is the trustee and (b) shared voting power of 482,200,365 shares of Class L common stock beneficially owned by the Voting Agreement Persons. The “Voting Agreement Persons” include Bill Banfield, Bill Emerson, Brian, Heather, Matthew and certain other individuals who are party to voting agreements with Dan, pursuant to which, each such person party agreed to vote their shares of Class L common stock in the same manner as Dan and, if requested by Dan, grant him a proxy over their shares of Class L common stock. See “Certain relationships and related person transactions — Related person transactions — Voting agreements” for more information regarding the voting agreements.
(7)Includes (a) 1,5000,000 shares of Class L common stock held by the Matthew J. Rizik 2025 GRAT, for which Matthew is the trustee and (b) 2,500,000 shares of Class L common stock held by the Matthew J. Rizik 2025 GRAT No. 2, for which Matthew is the trustee.
(8)Includes two executive officers who are not NEOs: Shawn Malhotra and Jonathan Mildenhall.
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Certain relationships and related person transactions
Policies and procedures for related person transactions
We have adopted a written Related Person Transaction Policy (the “RPT policy”), which addresses the review, approval, ratification, and disclosure of all related person transactions by our Audit Committee (or other specified persons). In accordance with the RPT policy, our Audit Committee has overall responsibility for the implementation of, and compliance with, the RPT policy. Our Audit Committee approved updates to the RPT policy effective January 2024 to revise certain pre-approval categories and dollar thresholds and to conform to revised NYSE requirements.
For purposes of the RPT policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we were, are, or will be a participant and in which any related person (as defined in the RPT policy) had, has, or will have a direct or indirect material interest. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from such employment relationship or transaction that has been disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act.
The RPT policy requires that notice of a proposed related person transaction be provided to our legal team prior to entry into such transaction. If our legal team determines that such transaction is a related person transaction (and not subject to the specified pre-approved exceptions approved by our Audit Committee, as discussed below), the proposed transaction will be submitted for consideration (1) to our Audit Committee at its next meeting; (2) if not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of our Audit Committee; or (3) to a different group of independent directors as determined by our Board (each, an
“RPT Approval Person”).
An RPT Approval Person may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved, or ratified under the RPT policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into, but subsequently is), the transaction will be submitted to an RPT
Approval Person so that it may determine whether to continue, modify, or terminate the related person transaction.
The RPT policy also provides that our Audit Committee/an RPT Approval Person review certain previously approved or ratified related person transactions that are ongoing and have a remaining term of more than twelve months to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
The RPT policy provides that any related person transactions that do not exceed $120,000 in the aggregate in any fiscal year will be deemed pre-approved. In addition, each of the following related person transactions will be deemed pre-approved or ratified by our Audit Committee under the terms of the RPT policy, even if the aggregate amount involved will exceed $120,000, which are reported to our Audit Committee at the following meeting:
•Any transaction where the related person’s interest derives solely from such person’s position as a director of another corporation or organization that is a party to the transaction;
•Any transaction involving a related person or associated entity where the rates or charges involved are determined by competitive bids;
•If previously approved by our Board or a Board Committee, any transaction or decision that involves providing compensation or benefits to a director or executive officer of the Company or any of its subsidiaries in connection with such director’s or executive officer’s duties with the Company or its subsidiaries or the hiring, promotion, or retention of any such director or executive officer;
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•Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights offerings);
•Any indemnification payments or advancement of expenses made to a related person pursuant to the
Company’s Certificate of Incorporation, bylaws, or an agreement approved by our Board;
•Transactions involving a related person that (1) occur in the ordinary course of business; (2) are on terms that are comparable to the terms available to an unrelated third party or to team members generally; (3) have fees (or revenue, as applicable) for any single related person transaction or series of related person transactions that do not exceed $500,000 annually; (4) the fees (or revenue, as applicable) for any single related person transaction with a multi-year contract term do not exceed an aggregate total of $1,000,000; and (v) where those transactions can be generally categorized into one or more of the following descriptions of services or goods:
◦Professional services provided by Company subsidiaries to related persons, including technology services, information security services and support, human resources services, legal services, data governance and analytics, advisory services, the procurement of goods, services and materials, including vendor engagement and risk management, accounting and finance services, marketing services and telemarketing services, and associated third-party costs, deliverables fees, and special event charges;
◦Transactions involving the receipt of professional services, including consultant and advisory services, physical security services, design services, and video production services;
◦Transactions involving the receipt of technology services, including website and application development, use of technology platforms, technology training and training products, data protection services, discover analytics and data strategy services, data source support, and technical support services;
◦Transactions pertaining to advertising, marketing placement services, online contest and events sweepstakes, sponsorships, and naming rights with related persons;
◦Transactions involving the purchase of meals and catering services, event venue rental, hotel guest rooms and venue rental, purchase of branded or luxury goods for Company team members, and the procurement of goods associated with services provided to the Company;
◦The Company may provide or facilitate elective benefits involving related persons for team members, including such benefit resources as childcare, wellness centers, and virtual tutoring programs;
◦The Company may share team members between related persons as necessary to perform business operations, with the fees to be equivalent to the allocated cost of the team members involved; and
◦Any real estate related transaction involving a related person where the transaction can be generally categorized into the following transaction types: (1) direct leases of space for operations;
(2) subleasing of the Company’s space to related persons; (3) construction management or consulting services; (4) procurement of parking spaces; and (5) other landlord services and fees including building utilities, HVAC, common area maintenance, maintenance fees including landlord labor and direct pass-through expenses, and other landlord service fees in coordination with existing lease agreements.
In addition to requirements under the RPT policy, the Company has internal related person transaction identification and assessment procedures to ensure appropriate monitoring and reporting of related person transactions. These procedures are managed by team members in our finance and legal teams.
Corporate opportunity
Our Certificate of Incorporation provides that neither RHI II nor any officer, director, member, partner or employee of RHI II and its affiliates (each, an “RHI II Party”) has any duty to refrain from engaging in the same or similar business activities or lines of business, doing business with any of our clients or suppliers or
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employing or otherwise engaging or soliciting for employment any of our directors, officers, or team members.
None of our directors or officers will be liable to us or to any of our subsidiaries or stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI II Party.
In our Certificate of Incorporation, to the fullest extent permitted by applicable law, we renounce any interest or expectancy that we have in any business opportunity, transaction or other matter in which any RHI II Party participates or desires or seeks to participate in. This applies even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do
so. To the fullest extent permitted by applicable law, each such RHI II Party has no duty to communicate or offer such business opportunity to us. Further, each such RHI II Party is not liable to us or any of our stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder, or otherwise, by reason of the fact that such RHI II Party pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to us.
Pursuant to the Letter Agreement (as defined below), we have agreed that we will not amend the provisions of our restated Certificate of Incorporation renouncing corporate opportunities without prior written consent of
RHI II as long as any equityholder of RHI II holds any shares of our common stock.
Notwithstanding the above, our Certificate of Incorporation does not renounce any interest or expectancy we may have in any business opportunity, transaction, or other matter that is offered to an RHI II Party who is one of our directors or officers and who is offered such opportunity solely in such person’s capacity as one of our directors or officers, as reasonably determined by such RHI II Party.
Related person transactions
The following is a description of related party transactions in existence since the beginning of
2025. All of the transactions described below were approved or ratified by our Audit
Committee in accordance with the RPT policy or deemed pre-approved under the terms of the
RPT policy.
Transaction Agreement
On March 9, 2025, we entered into a Transaction Agreement with RHI, Eclipse Sub, Inc., a Michigan corporation and our direct wholly owned subsidiary (“Merger Sub 1”), Rocket GP, LLC, a Michigan limited liability company and our direct wholly owned subsidiary (“Merger Sub 2”), Dan Gilbert, and RHI II to effectuate the Up-C Collapse.
In connection with the Up-C Collapse and pursuant to the terms of the Transaction Agreement, among other things, on June 30, 2025:
•RHI effected an internal reorganization pursuant to which RHI contributed all assets and liabilities of RHI
(other than its common limited liability company interests of Rocket, LLC (“Holdings LLC”) (“Holdings
LLC Units”), its shares of Class D common stock, par value $0.00001 (“Class D common stock”) and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and
Woodward Insurance LLC) to RHI II and distributed the interests in RHI II to the holders of voting common shares of RHI, par value $0.01 per share (“RHI Shares”);
•the Company effected the Up-C Collapse pursuant to which the separate existence of Holdings LLC ceased, RLP continued as the surviving entity and each issued and outstanding Holdings LLC Unit was exchanged for a number of fully paid and nonassessable partnership units of RLP;
•the Company amended its Certificate of Incorporation to authorize the Company’s new Class L common stock, par value $0.00001;
•the Company acquired RHI through a series of two mergers, pursuant to which (1) Merger Sub 1 merged with and into RHI, with RHI as the surviving entity, and each holder of RHI Shares received a
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number of shares of Class L common stock equal to (a) the number of RHI Shares held by such RHI shareholder multiplied by (b) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which was approximately 56.54 shares of Class L common stock per each RHI Share (the “First Merger” and the time at which the First Merger became effective, the “First Merger Effective Time”), and (2) RHI merged with and into Merger Sub 2, with Merger Sub 2 as the surviving entity (the “Second Merger” and the time at which the Second Merger became effective, the “Second Merger Effective Time”);
•in the First Merger, each RHI Share was exchanged for the right to receive a number of fully paid and nonassessable shares of Class L common stock. As a result, RHI’s equityholders, directors, and officers ceased to own RHI Shares. In the Second Merger, each RHI Share was converted into a substantially equivalent equity interest in Merger Sub 2;
•following the Second Merger (the “DG Exchange Effective Time”), (1) Dan contributed and transferred to the Company his partnership units of RLP (“RLP Units”) and shares of Class D common stock held by
Dan for the issuance to Dan of a number of fully paid and nonassessable shares of Class L common stock on a one-to-one basis (the “DG Exchange”) and (2) the Company contributed the RLP Units received in the DG Exchange to Merger Sub 2;
•the Company and RHI II entered into an Indemnity Agreement, pursuant to which, among other things,
RHI II will indemnify the Company for RHI’s liabilities that are not related to the Company’s business;
•the Company and Dan entered into the Letter Agreement for the purpose of preserving certain of the information rights and other rights provided for in the Exchange Agreement; and
•the Exchange Agreement was terminated and the Tax Receivable Agreement and the A&R Limited
Partnership Agreement were amended.
In connection with the Up-C Collapse, our Board authorized and declared a special dividend of $0.80 per share to the holders of our Class A common stock (the “Special Dividend”). The Special Dividend was paid on
April 3, 2025 to holders of the Class A common stock of record as of the close of business on March 20, 2025.
The Special Dividend was paid prior to the Up-C Collapse so no dividend was payable with respect to the shares of the Class L common stock received by Dan and other RHI stockholders in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their non-voting common interest units of Holdings LLC.
RHI
Prior to the Up-C Collapse on June 30, 2025, RHI was our principal stockholder and the controlling majority stockholder of several other businesses, including a technology services provider (Detroit Labs) and a comprehensive organizational people directory (Sift Enterprises). Dan was the majority stockholder of RHI and served as the CEO and President of RHI and as the chairman of RHI's board of directors. In connection with the Up-C Collapse, RHI became a wholly owned subsidiary of the Company, and RHI's shareholders became direct stockholders of the Company.
Operating Agreement of Rocket Limited Partnership
On July 14, 2024, the Company, Holdings LLC, RHI, and Dan Gilbert entered into the Third Amended and
Restated Operating Agreement of Holdings LLC (the “Holdings LLC Agreement”).
Pursuant to the terms of the Holdings LLC Agreement, so long as affiliates of RHI and its related parties continued to own any Holdings LLC Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we could not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Holdings LLC and its subsidiaries or own any assets other than securities of Holdings LLC and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Holdings LLC and its subsidiaries, unless we determined in good faith that such actions or ownership were the best interest of Holdings LLC. The Holdings
LLC Agreement also provided for cash distributions to the holders of Holdings LLC Units for purposes of funding their tax obligations in respect of the taxable income of Holdings LLC allocated to them.
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On June 30, 2025 and pursuant to the Transaction Agreement, the Company effected an internal reorganization pursuant to which the separate existence of Holdings LLC ceased and Eclipse Merger Limited
Partnership continued as the surviving entity under the name “Rocket Limited Partnership.” Each issued and outstanding Holdings LLC Unit was exchanged for a number of fully paid and nonassessable RLP Units.
Pursuant to the Transaction Agreement, the Company caused the general partner of RLP to amend and restate the Amended and Restated Limited Partnership Agreement of RLP (the “A&R LP Agreement”) to give effect to the Second Amended and Restated Limited Partnership Agreement (the “Second A&R LP Agreement”). The
Second A&R LP Agreement removed provisions of the A&R LP Agreement that were no longer relevant following the Up-C Collapse given that RLP became our wholly owned subsidiary.
Exchange Agreement
At the closing of our initial public offering on August 10, 2020 (“IPO”), we entered into an Exchange Agreement
(the “Exchange Agreement”) with RHI and Dan Gilbert, pursuant to which each of RHI and Dan (or certain transferees thereof) had the right to exchange its or his Holdings LLC Units (along with corresponding shares of our Class D common stock or Class C common stock), for, at our option (as the sole managing member of
Holdings LLC), (1) shares of our Class B common stock or Class A common stock, as applicable, on a one-for-
one basis or (2) cash from a substantially concurrent public offering or private sale (based on the price of our
Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. In connection with the Up-C Collapse, the
Exchange Agreement was terminated, with such termination being retroactively effective as of March 9, 2025.
In connection with the termination of the Exchange Agreement, we entered into the Letter Agreement with Dan for the purpose of preserving certain of the information rights and other rights provided for in the Exchange
Agreement. For more information about the Up-C Collapse, see “— Transaction Agreement.”
Letter Agreement
On June 30, 2025 and pursuant to the Transaction Agreement, the Company and Dan Gilbert entered into a letter agreement (the “Letter Agreement”) for the purpose of preserving certain information rights and the consent right over amending the corporate opportunities provision in the name of RHI II provided for in the
Exchange Agreement.
Voting Agreements
On June 30, 2025, in connection with the Up-C Collapse, Dan entered into voting agreements with certain other prior stockholders of RHI (collectively, the “Voting Agreement Persons”), who each received shares of
Class L common stock as consideration for their shares of RHI in the Up-C Collapse. Pursuant to the voting agreements, each of the Voting Agreement Persons has agreed to vote their shares of Class L common stock in the same manner as Dan and, if requested by Dan, grant him a proxy over their shares of Class L common stock as specified in the applicable voting agreement. The voting agreements will automatically terminate in the event that Dan and the Voting Agreement Persons collectively hold 50% or less of the voting power for the election of directors of the Company. As of April 15, 2026, Dan and the Voting Agreement Persons collectively held 1,619,247,921 shares of Class L common stock.
Tax Receivable Agreement
We are party to a Tax Receivable Agreement, dated as of August 5, 2020, with RHI and Dan Gilbert that provides for the payment by us to RHI and Dan (or their transferees of Holdings LLC Units of Holdings LLC or other assignees) of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of: (1) certain increases in our allocable share of the tax basis in Holdings LLC’s assets resulting from (a) the purchases of Holdings LLC Units (along with the corresponding shares of Class D common stock or Class C common stock) from RHI and Dan (or their transferees of Holdings LLC Units or other assignees) using the net proceeds from our IPO or in any future offering (subject to the terms of the Tax
Receivable Agreement Amendment, dated as of June 30, 2025, with RHI and Dan Gilbert (the “Tax Receivable
Agreement Amendment”)), (b) exchanges by RHI and Dan (or their transferees of Holdings LLC Units or other assignees) of Holdings LLC Units (along with the corresponding shares of Class D common stock or Class C common stock) for cash or shares of Class B common stock or Class A common stock, as applicable (subject to the terms of the Tax Receivable Agreement Amendment), or (c) payments under the Tax Receivable
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Agreement; (2) tax benefits related to imputed interest deemed arising as a result of payments made under the
Tax Receivable Agreement; and (3) disproportionate allocations (if any) of tax benefits to Holdings LLC as a result of section 704(c) of the Code, as amended, that relate to the reorganization transactions undertaken at the time of our IPO. The Tax Receivable Agreement makes certain simplifying assumptions regarding the determination of the cash savings that we realize or are deemed to realize from the covered tax attributes, which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made. As part of RHI’s internal reorganization, RHI contributed its rights to receive payments under the Tax Receivable Agreement in respect of RHI’s prior exchanges to RHI II, and RHI II completed a joinder to become a party to the Tax Receivable Agreement. As part of the Up-C Collapse, (1) Dan exchanged all of his RLP Units and Class D common stock in exchange for shares of Class L common stock and (2) the Tax Receivable Agreement was amended to provide that the terms of the Tax Receivable
Agreement will not apply to any exchanges, including, for the avoidance of doubt, any fully paid and nonassessable RLP Units exchanged as part of the Up-C Collapse (such as those exchanged by Dan), that occur, or are deemed to occur, on or following March 9, 2025. The actual tax benefit, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including, among others, the amount and timing of the taxable income we generate in the future and the tax rate then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest. Future payments under the Tax Receivable Agreement could be substantial. Of the $590 million Tax Receivable Agreement liability recorded as of December 31, 2025, we estimate that, as a result of the amount of the increases in the tax basis in Holdings LLC’s assets from the purchase of Holdings LLC Units
(along with the corresponding shares of the Class D common stock) in connection with the IPO, the over-
allotment option (greenshoe) and the RHI March 2021 paired interest exchange, assuming no material changes in the relevant tax law and that we will have sufficient taxable income to utilize all of the tax attributes covered by the Tax Receivable Agreement when they are first available to be utilized under applicable law, future payments to RHI II under the Tax Receivable Agreement would aggregate to approximately $590 million over the next 20 years and for yearly payments over that time to range between zero to $200 million per year.
The payments under the Tax Receivable Agreement are not conditioned upon RHI II’s continued ownership of
us. There is a possibility that under certain circumstances not all of the 90% of the applicable cash savings will be paid to the selling or exchanging holder of Holdings LLC Units at the time described above. If we determine that such circumstances apply and all or a portion of such applicable tax savings is in doubt, we will pay to the holders of such Holdings LLC Units the amount attributable to the portion of the applicable tax savings that we determine is not in doubt and pay the remainder at such time as we reasonably determine the actual tax savings or that the amount is no longer in doubt. In addition, RHI II (or its transferees or other assignees) will not reimburse us for any payments previously made if any covered tax benefits are subsequently disallowed, except that any excess payments made to RHI II (or its transferees or assignees) will be netted against future payments that would otherwise be made under the Tax Receivable Agreement with RHI II, if any, after our determination of such excess. We could make payments to RHI II under the Tax Receivable Agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity. In addition, the Tax Receivable Agreement provides that in the case of a change in control of the Company or a material breach of our obligations under the Tax Receivable Agreement, we are required to make a payment to RHI II in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.50% or a rate based on the benchmark rate used to determine pricing or interest rates in a majority of our then-outstanding repurchase or warehouse agreements or other financing arrangements providing for the financing of mortgage loans plus 100 basis points, which may differ from our, or a potential acquirer’s, then-current cost of capital) under the Tax Receivable Agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
These provisions of the Tax Receivable Agreement may result in situations where RHI II, having assumed
RHI’s rights under the Tax Receivable Agreement, has interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the Tax Receivable Agreement that are substantial, significantly in advance of any potential actual realization of such further tax benefits, and in excess of our, or a potential acquirer’s, actual cash savings in income tax. Finally, because we are a holding
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company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements may restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the
Tax Receivable Agreement. To the extent that we are unable to make payments under the Tax Receivable
Agreement as a result of restrictions in our debt agreements, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
Registration Rights Agreement
Prior to the consummation of our IPO, we entered into a registration rights agreement (the “Registration Rights
Agreement”) with RHI, Dan Gilbert, and certain of his affiliates (each, a “Registration Party”), pursuant to which each Registration Party is entitled to demand the registration of the sale of certain or all of our Class A common stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement: If we propose to file certain types of registration statements under the Securities Act of 1933, as amended (the
“Securities Act”), with respect to an offering of equity securities, we must use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and each
Registration Party has the right, subject to certain conditions and exceptions, to request that we file (1)
registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Class
A common stock that it beneficially owns and/or (2) a shelf registration statement that includes all or part of our shares of Class A common stock that it beneficially owns as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act. We are required to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable. All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, will be paid by us. The registration rights granted in the Registration Rights
Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions and is governed by New York law.
Indemnification agreements
We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Transactions with RHI and other related parties
From time to time, we have entered into various transactions and agreements with RHI and RHI II, their subsidiaries, and certain other affiliates of Dan Gilbert, our founder and Chairman, and certain other affiliates of
Jennifer Gilbert, who resigned from her position as director in September 2025. In doing so, we have enhanced our operations by looking at, and taking advantage of, opportunities not only with third parties but also with our affiliated entities. We intend to continue taking advantage of such opportunities with RHI II and other affiliates of our directors and officers in accordance with our RPT policy (see “ — Policies and procedures for related person transactions”). The following transactions disclosed are rounded to the nearest million dollars as indicated.
Services provided by the Company to affiliates
We have entered into transactions and agreements to provide certain support services to RHI and RHI II, their subsidiaries and certain other affiliates of Dan, including Bedrock, ROCK and Rock Events at fees that reflect the cost of services provided by us plus, in certain circumstances, a reasonable margin. These services primarily include technology services (e.g., infrastructure, platform interface, data and server support), information security services and support, human resources services (e.g., providing skilled recruiters and recruiting support, payroll and benefits administration and support), legal services (e.g., support and advice on transactional matters, employment law, and litigation), data governance and analytics, advisory services (e.g., strategic consulting, tax services and advice, and security services), the procurement of goods, services and materials, including vendor engagement and risk management (e.g., technology development and data
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acquisition services), accounting and finance services (e.g., providing accounting and financial reporting services), marketing services, and telemarketing services (collectively, the “Provided Services”). We intend to continue providing the Provided Services and our subsidiaries Rocket Mortgage, LLC and RLP have entered into agreements for Provided Services with certain affiliates. Fees for the Provided Services amounted to $3.9 million in the year ended December 31, 2025. We also charge the recipient of the Provided Services for all documented out of pocket third party costs and expenses we incur for such services, which in some cases are net settled against pass through costs these related parties have charged us. In the year ended
December 31, 2025, we charged $26.6 million, net, for such costs and expenses. Out of these pass through costs, a substantial majority relates to payroll and benefits payments we administered on behalf of our affiliates.
Services acquired by the Company from affiliates
We have entered into transactions and agreements to receive certain services from certain subsidiaries of RHI and affiliates of Dan and Jennifer Gilbert, including ROCK, Sift LLC, Rock Security LLC, Pophouse, and
Bedrock at fees that reflect the cost of services acquired by us plus, in certain circumstances, a reasonable margin. These services primarily include consultant services, data protection services, data source support and technical support services, physical security services, professional services to assist customers in customizing software, discovery analytics and data strategy services, business consulting, design and process improvement consulting services, and catering and event services (the “Received Services”). We intend to continue receiving the Received Services. In connection with the Received Services, we paid fees and out of pocket costs and expenses incurred by the service providers for such services in an amount of $22.5 million in the year ended December 31, 2025.
Real estate transactions
Certain of our subsidiaries, including Rocket Mortgage, are parties to lease agreements for certain of our offices, including our headquarters in Detroit, with various affiliates of Bedrock and other affiliates of Dan. The lease agreements have terms ranging between one and 10 years. Under each agreement, our subsidiaries are required to pay specified rent, as well as common area maintenance fees, costs for office services (e.g. for consumed electricity), and property maintenance costs. Additionally, we paid for the renovation and expansion of certain of the properties subject to these agreements. During the year ended December 31, 2025, we made cash payments totaling $77.6 million for these properties. During the year ended December 31, 2025, we received payment related to tenant improvement allowance from our related party landlords in the amount of
$3.0 million. Upon renewal, any lease will be approved pursuant to the terms of our RPT policy (see “—
Policies and procedures for related person transactions”). In addition to the parking spaces we obtain under our lease agreements, we also acquire additional parking rights from Bedrock or through an agent of
Bedrock at properties owned by Bedrock. During the year ended December 31, 2025, we made cash payments totaling $19.7 million for these additional parking rights.
Naming rights agreement for Rocket Arena
On July 1, 2017, we entered into an agreement with Cleveland Cavaliers Holdings, LLC and certain of its affiliates (collectively, the “Cavaliers”), to obtain the naming rights for a professional sports arena. The agreement terminates in 2034. Dan is the majority owner of the Cavaliers. Under the terms of the agreement, the Cavaliers must place signage on and in the arena in agreed upon locations and provide for advertising spots on radio and television broadcasts as well as certain other advertising benefits. We paid the Cavaliers
$9.2 million in the year ended December 31, 2025 under this agreement.
Guarantees
Rocket Mortgage has entered into a Master Commercial Card Agreement with JPMorgan Chase Bank, N.A.
(“JPM”) pursuant to which Rocket Mortgage and its affiliates may use cards issued by JPM. Rocket Mortgage is responsible as a primary obligor for all obligations of these affiliates under this agreement. At December 31,
2025, the amounts due by those affiliates under this agreement was $0.1 million.
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Charitable donations
During the year ended December 31, 2025, we paid to the Rocket Community Fund an aggregate of
$7.0 million pursuant to an Intercompany Services Agreement in which these funds are used to make donations to charitable entities and to make other investments in the communities in which we operate.
Loans from affiliates
RHI/RM Line Of Credit. RHI and Rocket Mortgage were parties to an agreement for an uncommitted unsecured line of credit, dated June 9, 2017, as further amended and restated on September 16, 2021 (the
“RHI/RM Line of Credit”), which provides for financing from RHI to Rocket Mortgage of up to $2 billion. The
RHI/RM Line of Credit was terminated during the year ended December 31, 2025. The Company did not draw on the lines and there were no outstanding amounts due as of December 31, 2025. RHI/RTIC Debenture, RHI and RTIC were parties to a surplus debenture, effective as of December 28, 2015, as further amended and restated on July 31, 2023 (the “RHI/RTIC Debenture”), pursuant to which RTIC was indebted to RHI for an aggregate principal amount of $21.5 million. The RHI/RTIC Debenture was terminated during the year ended
December 31, 2025 and the aggregate amount outstanding was paid in full on February 28, 2025. During the year ended December 31, 2025, RTIC repaid an aggregate of $29 million which included $0.3 million in interest accrued during the period.
Other transactions
RLP and an affiliate of Dan Gilbert entered into a loan promissory note, effective January 22, 2024, which outlines terms for repayment of amounts loaned to the affiliate for $1 million. In the year ended
December 31, 2025, the total aggregate amount outstanding of $0.3 million was paid in full. Affiliates of Dan
Gilbert own several hotels in the Detroit and Cleveland area, including the Shinola Hotel, ROOST and The Ritz
Carlton, the watch manufacturer Shinola Detroit, and several event venue facilities in Detroit. From time to time, we buy products and services from these companies in the ordinary course of our business. The amounts involved in such transactions for the year ended December 31, 2025 were $3.9 million. One immediate family member of our directors was a regular, full time team member of the Company during all or a portion of 2025.
The Company paid annual compensation, including base salary, bonus, equity awards, and company paid benefits, of $0.2 million for 2025. Matthew Rizik has an agreement to provide consulting services to the
Company and RLP. For services in 2025, he received cash dividends of $0.1 million related to equity compensation granted in the prior years and equity compensation having aggregate grant date values of $7 million.
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Questions and answers about the proxy materials and 2026 annual meeting
When will the 2026 annual meeting be held?
The annual meeting will be held virtually via a live webcast on Wednesday, June 10, 2026, at 1:00 p.m.,
Eastern Daylight Time, at www.virtualshareholdermeeting.com/RKT2026.
How do I attend the 2026 annual meeting?
You can attend the annual meeting online, vote your shares electronically, and submit questions during the annual meeting by visiting www.virtualshareholdermeeting.com/RKT2026. You will not be able to attend the annual meeting in person. The live webcast of the annual meeting will begin promptly at 1:00 p.m., Eastern
Daylight Time on Wednesday, June 10, 2026. All stockholders may attend and listen to the live webcast of the annual meeting.
You may electronically vote your shares and submit questions at the annual meeting by using the 16-digit control number that is printed in the box on your proxy card. If you lose your 16-digit control number, you may join the annual meeting as a guest, but you will not be able to vote, ask questions, or access the list of stockholders as of the record date. If your shares are held in street name and you did not receive a 16-digit control number, you may be able to gain access to and vote at the annual meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting.
Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
We recommend that you log in at least 15 minutes before the annual meeting begins to ensure ample time to complete the check-in procedures. A replay of the annual meeting audio webcast will be available on our website for approximately one year following the annual meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the annual meeting log-in page.
You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed in this proxy statement.
How will the virtual meeting format impact stockholder viewing and participation at the 2026 annual meeting?
The virtual meeting format for the annual meeting will enable participation by our stockholders from anywhere in the world at little to no cost, which we believe enhances stockholder access to the annual meeting and communication with management and our Board. We have structured the virtual annual meeting to afford stockholders an opportunity to participate substantially as they would in an in-person meeting. We will answer any timely submitted and relevant questions on a matter to be voted on at the annual meeting before voting is closed on the matter, as time allows. Following adjournment of the formal business of the annual meeting, we will address appropriate questions from stockholders regarding the Company as time allows.
The Company requests that stockholders submit questions in advance of the annual meeting by sending questions to IR@rocket.com. During the annual meeting, questions relating to stockholder proposals or the
Company may be submitted in the field provided on the virtual meeting website at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.
While we will try to answer as many appropriate questions as we can during the time allotted for questions during the annual meeting, we may not have the time to respond to all questions submitted. If we are unable to answer all questions, stockholders may submit questions after the annual meeting to IR@rocket.com.
Additional information regarding the rules and procedures for how the Company will run the annual meeting and stockholder participation in the annual meeting will be provided in our meeting rules of conduct, which
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stockholders can view during the meeting at the virtual meeting website. The rules of conduct are designed to allow us to conduct an orderly meeting in fairness to all stockholders.
Why am I receiving these materials?
You have received this proxy statement and related materials because at the close of business on the record date, you owned shares of the Company’s common stock and our Board is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement summarizes information relevant to your vote.
What is a notice of internet availability of proxy materials?
Instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted under
SEC rules to furnish our proxy materials by providing access to such documents over the internet. Therefore, stockholders generally will not receive printed copies of the proxy materials unless they request them. If you would like to request a copy of the materials for the annual meeting, you may (1) visit www.proxyvote.com,
(2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. We encourage you to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the annual meeting.
A Notice of Internet Availability of Proxy Materials provides instructions for accessing our proxy materials over the internet and was mailed directly to stockholders of record. The Notice of Internet Availability of Proxy
Materials also provides instructions regarding how stockholders of record may vote their shares over the internet. Stockholders of record who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.
The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it.
The brokerage firm, bank, or other holder of record who is considered the stockholder of record will forward a notice that directs beneficial owners of our common stock to the website where they can access our proxy materials to each beneficial stockholder. Such brokerage firm, bank, or other holder of record also will provide each beneficial owner with instructions on how to request a paper or e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet
Availability of Proxy Materials (or proxy card or voting instruction card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
Who can vote at the 2026 annual meeting?
All stockholders of record of our common stock on the record date and beneficial owners of our common stock on the record date holding a valid proxy for the annual meeting from their broker, bank, or other nominee giving them the right to vote the shares, are entitled to attend and vote at the annual meeting.
Except as described further below, each holder of Class A common stock and Class L common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. All classes of our common stock with voting rights will vote together as a single class on all matters described in this proxy statement. As of the record date, there were 2,829,055,621 shares of common stock outstanding, consisting of 980,176,166 shares of Class A common stock and 1,848,879,455 shares of Class L common stock.
The voting limitation in our Certificate of Incorporation (the “Voting Limitation”) provides that, at any time when the aggregate voting power of the Class L common stock would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each share of Class L common stock will be reduced such that the aggregate voting power of all of the Class L common stock is equal to 79%.
Because the total number of shares of outstanding Class L common stock as of the record date is less than
79%, the Voting Limitation is not applicable as of the record date. As such, (1) each outstanding share of Class
L common stock is entitled to one vote per share, representing an aggregate of 65.4% of the combined voting power of our outstanding common stock and (2) each outstanding share of Class A common stock is entitled to
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one vote per share, representing an aggregate of 34.6% of the combined voting power of our outstanding common stock.
What votes need to be present to hold the 2026 annual meeting?
Holders of a majority of the voting power of all shares of common stock outstanding on the record date and entitled to vote at the meeting must be present at the annual meeting, by remote communication, or represented by proxy, to constitute a quorum for the transaction of any business. Proxies marked with abstentions or instructions to withhold votes, as well as broker non-votes (defined below), will be counted as present in determining whether or not there is a quorum. In the absence of a quorum, the holders of a majority of the voting power of the shares of stock present at the meeting may adjourn or postpone such meeting to another time or place.
What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner?
If your shares of common stock are registered directly in your name with the Company’s transfer agent,
Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares and the proxy materials were sent directly to you.
If your shares of common stock are held with a broker, bank, or other nominee, you are considered the beneficial owner with respect to those shares. Your broker, bank, or other holder of record who is considered the stockholder of record with respect to those shares has forwarded to you a notice directing you to the website where you can access the proxy materials. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or nominee has enclosed voting instructions for you to use in directing the broker, bank, or nominee on how to vote your shares.
How can I obtain proxy materials via email?
If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials to
sendmaterial@proxyvote.com. Requests, instructions, and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before
May 27, 2026, to facilitate timely delivery of the proxy materials.
The brokerage firm, bank, or other holder of record who is considered the stockholder of record will provide each beneficial owner with instructions on how to request an e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet
Availability of Proxy Materials (or proxy card or voting instruction card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
How do I vote if I am a stockholder of record?
If you are a stockholder of record, you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank, or other nominee instead of as the registered holder – beneficial holders should follow the voting instructions provided by their respective nominees):
Over the internet. You should review the information that is printed in the box provided in your Notice of
Internet Availability of Proxy Materials and visit www.proxyvote.com. You can use the internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59
p.m., Eastern Daylight Time, on June 9, 2026. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and vote.
By telephone. Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 9, 2026. Have your proxy card (if you requested a printed
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copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.
By mail. You may submit your vote by completing, signing, and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
Sign your name exactly as it appears on the proxy card. We must receive proxy cards submitted by mail no later than June 9, 2026, to be voted at the annual meeting.
During the annual meeting. Visit www.virtualshareholdermeeting.com/RKT2026. Stockholders of record may attend the annual meeting via the internet and vote electronically during the annual meeting. Have available the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials or your proxy card (if you requested a printed copy of the proxy materials) in hand when you access the website and follow the instructions to vote.
If, prior to the annual meeting, you vote over the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned a proxy card. If, prior to the annual meeting, you vote over the internet or by telephone, do not return a proxy card or vote at the annual meeting unless you intend to revoke your previously submitted proxy.
How do I vote if I am a beneficial owner?
As a beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the instructions that your broker, bank, or other nominee sent to you. You will receive voting instructions for each account that you have with a broker, bank, or other nominee. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction card you received from them.
Please return your completed voting instruction card to your broker, bank, or other nominee. If your broker, bank, or other nominee permits you to provide voting instructions via the internet or by telephone, you may vote that way as well. As a beneficial owner, if you wish to change the directions that you have provided to your broker, bank, or other nominee, you should follow the instructions that your broker, bank, or other nominee sent to you.
If you do not direct your broker, bank, or other nominee how to vote your shares, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain routine matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm is considered a routine matter. For all other matters at the annual meeting, your broker, bank, or other nominee will be unable to vote on your behalf if you do not instruct them how to vote your shares and, if you do not provide voting instructions, your shares will be considered broker non-votes. Therefore, it is very important for you to vote your shares for each proposal.
What can I do if I change my mind after I vote?
If you are a stockholder of record, you may change your voting instructions and revoke your proxy before it is exercised by doing any one of the following:
•Timely written notice of revocation to our Corporate Secretary at 1050 Woodward Avenue, Detroit, MI
48226.
•A timely later-dated vote by telephone or on the internet or timely delivery of a valid, later-dated proxy.
•Participating in the annual meeting live via the internet and voting again.
Only the latest validly executed proxy that you submit will be counted. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person.
If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee.
2026 Proxy Report • 105 of 124
What matters am I voting on, how may I vote on each matter, and how does our
Board recommend that I vote on each matter?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of common stock in accordance with the recommendations of our Board. The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal, and how our Board recommends that you vote on each proposal.
2026 Proxy Report • 106 of 124
What is the voting requirement to approve each of the proposals?

Proposal 1

Election of Class III Directors

Required vote
Plurality of the votes cast

Treatment and effect of vote

For
For the director nominee(s)

Withhold/Against
Against the director nominee(s)

Abstain
None (not a vote cast)

Broker non-votes
None (not entitled to vote)

Proposal 2

Required vote
Majority of the voting power of shares of stock present or represented and entitled to vote

Treatment and effect of vote

For
For the proposal

Withhold/Against
Against the proposal

Abstain
Against the proposal

Broker non-votes
N/A (brokers have discretionary authority)

Proposal 3

Approval of amendment to the Team Member Stock Purchase Plan

Required vote
Majority of the voting power of shares of stock present or represented and entitled to vote

Treatment and effect of vote

For
For the proposal

Withhold/Against
Against the proposal

Abstain
Against the proposal

Broker non-votes
None (not entitled to vote)

Although the advisory vote in Proposal 2 is not binding, our Board and our Audit Committee will take your vote into consideration in determining future activities.
If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the majority of the voting power of shares of stock present by remote communication or represented by proxy and entitled to vote on the matter. As of the date of this proxy statement, our Board knows of no matter that will be presented for action by the stockholders at the annual meeting other than those discussed in this proxy statement, and we have not received notice of any other matters that may properly be presented at the annual meeting. If any other matter requiring a vote of the stockholders properly comes before the annual meeting, the individuals acting under the proxies solicited by our Board will vote and act as our Board recommends or, if our Board gives no recommendation, according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please take action with respect to each proxy card and voting instruction card that you receive.
2026 Proxy Report • 107 of 124
Who will count the votes and where can I find the voting results?
The Inspector of Elections appointed at the annual meeting will tabulate the voting results. We intend to disclose the final voting results in a current report on Form 8-K within four business days of the annual meeting. To the extent final voting results are not then available, we will report preliminary voting results in a current report on Form 8-K within four business days of the annual meeting and report the final voting results in a current report on Form 8-K as soon as they are available.
Who will pay the costs of soliciting these proxies?
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokers, and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of voting stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our directors, officers, or other team members.
Has the Company taken steps to eliminate the receipt of duplicative proxy materials?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as householding, that permit us to send a single annual report and/or a single proxy statement to multiple stockholders of record who share an address, unless we have received contrary instructions from one or more of the stockholders. A stockholder of record at a shared address may call Broadridge, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, to: (1)
request additional copies of the annual report and/or proxy statement; (2) notify the Company that such stockholder of record wishes to receive a separate annual report to stockholders and/or proxy statement, as applicable, in the future; or (3) notify the Company that such stockholder of record wishes to receive a single annual report to stockholders and/or proxy statement, as applicable, in the future. The Company undertakes to deliver promptly, upon written or oral request, separate copies of such additional proxy materials to a stockholder that previously elected to receive a single copy of materials with one or more other stockholders.
If you are a beneficial owner, you may revoke your consent to householding by notifying your broker, bank or other nominee.
Will a list of Company stockholders be available to inspect?
A list of our stockholders as of the record date will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the annual meeting.
Who should I contact if I have questions?
If you have any questions about the annual meeting, please contact our Corporate Secretary by telephone at
(313) 373-7990. If you have any questions about your ownership of our common stock, please contact our transfer agent, Computershare Trust Company N.A., at PO Box 43006 Providence, RI 02940-3006, by
telephone (800) 736-3001 or visit http://www.computershare.com/investor, or contact your broker, bank, or other nominee.
2026 Proxy Report • 108 of 124
Other matters
Securities authorized for issuance under equity compensation plans
The following sets forth the aggregate information regarding our equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(b)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(#) (c))
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan
– Stock options	13,261,086	16.73	—
– RSUs(1)	48,654,992	—	—
– PSUs(1)	4,860,868	—	—
2020 Omnibus Incentive Plan Total	66,776,946	—	119,357,185(2)
Team Member Stock Purchase Plan (TMSPP)	—	—	4,823,557
Assumed Redfin Equity Compensation Plans(3)	4,296,706	22.64	—
Assumed Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan(4)	1,021,799	—	—
Total equity compensation plans approved by security holders	72,095,451		124,180,742
Equity compensation plans not approved by security holders	—	—	—
Total	72,095,451	18.18	124,180,742
(1)No exercise price is provided for the RSUs and PSUs or factored into the total weighted average exercise price because they are converted into common stock on a one-for-one basis at no additional cost.
(2)Represents shares available for future issuance under the 2020 Omnibus Incentive Plan as of December 31, 2025. Pursuant to the terms of the 2020 Omnibus Incentive Plan approved by stockholders, on the first day of each fiscal year beginning in 2021 and ending in 2025, the 2020 Omnibus Incentive Plan provided for an annual automatic increase of the maximum number of shares available for issuance under such plan by the lesser of (a) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis taking into account the conversion of all shares of our former Class D common stock and assuming that all shares available for issuance under the
2020 Omnibus Incentive Plan and the TMSPP are issued and outstanding and (b) such number of shares determined by our Board. Pursuant to this provision, on January 1, 2025,
21,516,761 new shares became available for issuance under the 2020 Omnibus Incentive Plan.
(3)Represents shares outstanding and available under the Redfin Corporation 2017 Equity Incentive Plan, as amended, and the Redfin Corporation Amended and Restated 2004 Equity
Incentive Plan, each of which was approved by the security holders of Redfin and was assumed pursuant to the Company’s acquisition of Redfin in 2025.
(4)Represents shares outstanding and available under the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan, which was approved by the security holders of Mr. Cooper and was assumed pursuant to the Company’s acquisition of Mr. Cooper in 2025.
2026 Proxy Report • 109 of 124
Presentation of stockholder proposals and director nominations at 2027 annual meeting
Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2027 annual meeting of stockholders (other than Rule 14a-8 stockholder proposals, discussed below)
must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws. This notice must be received by the Company’s Corporate Secretary at the principal executive offices of the Company no earlier than February 10, 2027 and no later than March 12, 2027.
Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals.
The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act. The deadline for stockholders to submit proposals to be included in our proxy statement for our 2027 annual meeting of stockholders under Rule 14a-8 under the Exchange Act is December 30, 2026. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 annual meeting of stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to the Company’s Secretary at the principal executive offices of the
Company on a timely basis. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule
14a-19(b) of the Exchange Act, to the extent applicable.
Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws, Rule 14a-8 or Rule 14a-19(b), as applicable, and other applicable requirements.
2026 Proxy Report • 110 of 124
Delinquent Section 16(a) reports
Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto. Based on our review of the insiders’ forms filed with the SEC during 2025 and representations made by the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2025 except for a Form 4 filed on behalf of Dan Gilbert reporting the conversion of Mr. Cooper common stock held by Dan into shares of our
Class A common stock following the Company’s acquisition of Mr. Cooper and a Form 4 filed on behalf of
Matthew Rizik reporting a cash-settled vesting event for RSUs that occurred in September 2025, each of which was filed late due to administrative oversights.
Access to reports and other information
We file or furnish our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on
Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our Investor Relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Conduct and Ethics,
and Board Committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at 1050 Woodward
Avenue, Detroit, MI 48226.
Our website or the websites of other third parties noted herein and the information contained on, or that can be accessed through, such websites will not be deemed to be incorporated by reference in, and are not considered part of, this proxy statement.
Forward-looking statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,”
“potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this proxy statement, including statements regarding the our future business strategy, financial performance, expected market growth, macroeconomic environment, compensation programs and pay practices, corporate governance policy practices, future Board and executive succession planning, considerations related to the
TMSPP, and matters regarding certain related person transactions, are forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks, including those described under the heading
“Item 1A. Risk Factors” of our most recent annual report on Form 10-K and subsequent reports that we file with the SEC.
Our forward-looking statements made herein are made only as of the date of this proxy statement. We expressly disclaim any intent, obligation, or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. All subsequent written and oral forward-looking
2026 Proxy Report • 111 of 124
statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this proxy statement and other reports filed with the SEC.
*****
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of our Board of Directors,
Carlos Pelayo
EVP, Deputy Legal Officer and Corporate Secretary at Rocket Companies
Detroit, Michigan
April 29, 2026
2026 Proxy Report • 112 of 124
APPENDIX A
AMENDED AND RESTATED ROCKET COMPANIES, INC.
2020 TEAM MEMBER STOCK PURCHASE PLAN, AS AMENDED
(Effective as of June 10, 2026)
1.Purpose. The purpose of the Plan (as defined below) is to facilitate Employee participation in the ownership and economic progress of the Company and its Subsidiaries by providing Employees with an opportunity to purchase Shares of the Company. The Plan is not intended to qualify as an
“Employee Stock Purchase Plan,” as set forth in section 423 of the Code.
2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Applicable Holding Period” shall mean any period established by the Committee following the Exercise Dates during which a Participant is required to hold any
Shares purchased on his or her behalf pursuant to the Plan; provided, however, in the event of a Participant’s death, the Applicable Holding Period shall be deemed satisfied as of the Participant’s date of death.
(b)“Beneficiary” shall mean a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no
Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(c)“Board” shall mean the board of directors of the Company.
(d)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(e)“Committee” shall mean the Board or such other committee as may be designated by the Board.
(f)“Company” shall mean Rocket Companies, Inc., and any and all successor entities.
(g)“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in
Section 11(b).
(h)“Effective Date” shall mean the effective date of the Company’s initial public offering.
(i)“Eligible Compensation” for an Offering Period shall mean, unless otherwise determined by the Committee, (i) base pay received during such Offering Period by a
Participant for services to the Employer, (ii) regular incentive pay received during such Offering Period by a Participant, (iii) regular overtime pay received during such
Offering Period by a Participant and (iv) any discretionary annual bonus received during such Offering Period by a Participant, in each case, as determined by the
Company’s Human Resources department (i.e., the “Pulse”). For the avoidance of doubt, Eligible Compensation shall not include non-regular incentive pay for ad-hoc purposes, non-regular overtime pay related to non-regular incentive pay for ad-hoc purposes, non-regular discretionary pay for ad-hoc purposes, severance pay, hiring and relocation bonuses, or any other form of compensation that may be paid from time to time to the Participant from the Employer.
2026 Proxy Report • 113 of 124
(j)“Eligible Employee” shall have the meaning specified in Section 3(a).
(k)“Employee” shall mean any officer or other employee of the Employer.
(l)“Employer” shall mean, with respect to an Offering Period, the Company and each
Subsidiary of the Company during the applicable Offering Period.
(m)“Enrollment Date” shall mean the first day of each Offering Period.
(n)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(o)“Exercise Date” shall mean the last day of each Offering Period.
(p)“Exercise Price” shall have the meaning specified in Section 7(b).
(q)“Fair Market Value” shall mean (i) with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(r)“Offering Period” shall mean the period described in Section 4.
(s)“Participant” shall mean an Eligible Employee who has elected to participate in the
Plan.
(t)“Participant Account” shall mean that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering
Period.
(u)“Plan” shall mean the Rocket Companies, Inc. 2020 Team Member Stock Purchase
Plan, as amended and restated from time to time.
(v)“Share” shall mean a share of the Company’s Class A common stock, $0.00001 par value per Share.
(w)“Stock Administrator” shall mean the administrator appointed by the Board or the
Committee pursuant to Section 15 to administer the Plan.
(x)“Subscription Agreement” shall have the meaning specified in Section 5.
(y)“Subsidiary” shall mean a corporation, domestic or foreign, partnership or other entities, of which at the time of the granting of an option pursuant to Section 7, not less than 50%, or another amount determined by the Committee, of the total combined voting power of all classes of stock or units are held by the Company or a
Subsidiary, whether or not such corporation, partnership or entities now exist or are hereafter organized or acquired by the Company or a Subsidiary.
3.Eligibility.
(a)General Rule. Any full or part time Employee who satisfies any criteria that the
Committee may determine, in its sole discretion, from time to time shall be eligible to
2026 Proxy Report • 114 of 124
participate as an “Eligible Employee” during the Offering Period beginning on such
Enrollment Date; provided, however, that an Employee who is a citizen or resident of a foreign jurisdiction shall not be an “Eligible Employee” if the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or as determined by the Committee in its sole discretion.
(b)Exceptions. Notwithstanding any provisions of the Plan to the contrary, unless otherwise provided by the Committee, no Employee shall be granted an option to purchase Shares under the Plan if such option would permit such Employee’s right to purchase Shares to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Shares (determined on the Enrollment Date) for each calendar year in which such option is outstanding at any time.
4.Offering Periods. Offering Periods may be established by the Committee from time to time at the Committee’s discretion, with the initial Offering Period expected to be a period of three months.
5.Participation. An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company (“Subscription Agreement”), and returning it to the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.
6.Payment for Shares.
(a)At the time a Participant files his or her Subscription Agreement, such Participant shall designate the portion of his or her Eligible Compensation that he or she elects to have withheld during the applicable Offering Period. Payroll deductions shall be made on each pay date during the Offering Period at a whole percentage rate not to exceed 15%, or such other amount determined by the Committee, of the Eligible
Compensation which a Participant receives on each pay date during the Offering
Period or such other limitation as the Committee may establish from time to time in its discretion; provided, that no more than $30,000 of a Participant’s Eligible
Compensation may be withheld during any calendar year.
(b)A Participant may not make any separate cash payment into his or her Participant
Account.
(c)A Participant may discontinue his or her participation in the Plan as provided in
Section 11, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Eligible
Compensation deductions for that Offering Period, unless otherwise permitted by the
Committee.
(d)Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period by completing a Committee-specified process, a
Participant shall be deemed to have elected to participate in each subsequent
Offering Period to the same extent and in the same manner as the prior Offering
Period, subject to the terms and conditions of this Plan and the applicable
Subscription Agreement.
(e)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit
Participants to pay the subscription amount under their Subscription Agreements in a manner different than the payroll deduction procedure described above.
7.Grant of Option.
(a)On the Enrollment Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of
2026 Proxy Report • 115 of 124
Shares determined by the Committee in its discretion; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares that would not exceed the limitations described in Section 3(b), Section
6(a) and Section 13(a) hereof.
(b)The exercise price per Share offered in a given Offering Period (the “Exercise Price”)
shall be determined in the discretion of the Committee, and is expected to be 85% of the Fair Market Value on the Exercise Date, unless a different exercise price is established for such Offering Period in the discretion of the Committee.
8.Exercise of Option. The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her
Participant Account unless, prior to such Exercise Date, the Participant has withdrawn from the Offering
Period pursuant to Section 11. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.
9.Delivery. Unless otherwise provided by the Company, the Stock Administrator shall hold
Shares issued pursuant to the exercise of the option until any such Shares are distributed to the
Participant, transferred or sold in accordance with procedures established from time to time by the
Company or the Stock Administrator, including any Applicable Holding Period. Following any Applicable
Holding Period, Shares shall be delivered as soon as reasonably practicable after termination of a
Participant’s Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all applicable law.
10.Dividends. Shares received upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares. A Participant will not be entitled to any dividends with respect to options to purchase Shares under the Plan.
11.Withdrawal; Termination of Employment.
(a)A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account for the applicable Offering Period by delivery to the Stock Administrator of notice, in the form specified by the Company, on any date up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator or to be provided for in the applicable Subscription
Agreement. All of the Participant’s payroll deductions credited to his or her
Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal. Such withdrawal shall permanently terminate the Participant’s participation for the Offering
Period in which the withdrawal occurs.
(b) In the event of the termination on or before the Exercise Date of the Participant’s
Continuous Status as an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the
event of such Participant’s death) shall receive any funds in his or her Participant
Account as soon as reasonably practicable after the date of such withdrawal. A
Participant who goes on a leave of absence shall be permitted to remain in the Plan and shall automatically be enrolled in subsequent Offering Periods under the Plan.
Eligible Compensation deductions, as applicable, for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave.
(c)A Participant’s withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.
2026 Proxy Report • 116 of 124
12.Interest. No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account.
13.Shares.
(a)The maximum number of Shares which shall be made available for sale under the
Plan shall be 35,526,316 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the
Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee. Further, if for any reason any purchase of
Shares pursuant to an option under the Plan is not consummated, the Shares subject to the applicable Subscription Agreement may be made available for sale pursuant to a new Subscription Agreement under the Plan.
(b)If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable. In such event, the Company shall give notice to each Participant of such reduction in the number of Shares which such Participant shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of federal or state securities laws or regulations, the regulations of any stock exchange or other securities market on which the
Company’s securities may then be traded or the laws of any country.
14.No Rights as a Shareholder. Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.
15.Administration.
(a)The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b)Subject to the terms of the Plan and applicable law, the Committee (or its delegate)
shall have the full power and authority to: (i) designate Participants; (ii) direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and the maximum amount; (v) enforce the terms of the Plan and the rules and regulations it adopts; (vi) direct or cause the Stock Administrator to direct the distribution of the Shares purchased hereunder; (vii) furnish or cause the Stock
Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (viii) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties; (ix) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (x) receive from each
Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xi) maintain, or cause the Stock Administrator
2026 Proxy Report • 117 of 124
to maintain, separate accounts in the name of each Participant to reflect his or her
Participant Account under the Plan; (xii) interpret and construe the Plan in its sole discretion; (xiii) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; (xiv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any foreign country to the fullest extent possible; and (xv) delegate any of its duties and authorities under the
Plan to such parties or committees as it may determine. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
16.Transferability. Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 11.
17.Use of Funds. All Eligible Compensation deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.
18.Reports. Individual Participant Accounts will be maintained for each Participant, and statements will be made available to Participants promptly following an Exercise Date, which statements will set forth the amount of Eligible Compensation deductions for the applicable Offering Period, the per-
Share purchase price, the number of Shares purchased, and the remaining cash balance, if any.
19.Adjustments Upon Changes in Capitalization and Certain Transactions. In the event of
(a) any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 13 and in the class and number of Shares and
Exercise Price with respect to outstanding options under the Plan; and (b) any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X)
termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y)
the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the
Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.
Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee,
2026 Proxy Report • 118 of 124
no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of
Shares subject to an option or the grant or Exercise Price of any option.
20.Amendment or Termination.
(a)The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that the Board (i)
shall not, without the approval of the shareholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to Section 19) and (ii) shall otherwise obtain shareholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 20 may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such
Participant.
(b)The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 13.
21.Notices.
(a)All notices or other communications by an Eligible Employee or a Participant to the
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
(b)All notices or other communications by the Employer, the Company, the Board or the
Committee under or in connection with the Plan shall be deemed to have been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.
22.Shareholder Approval. The effectiveness of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the
Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all
Participants.
23.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities
Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
24.Withholding; Disqualifying Disposition. Notwithstanding any other provision of the Plan, at the time a Participant’s option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant, the Participant must make adequate provision for his or her Employer’s federal, state, or other tax withholding obligations, which arise upon the
2026 Proxy Report • 119 of 124
exercise of the option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the
Company any tax deductions or benefits attributable to a sale or early disposition of Shares by the
Participant.
25.Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to its approval by the shareholders of the Company as described in Section 22.
26.Term of Plan. The Plan shall continue in effect until the earliest to occur of (a) the ten year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the
Plan have been issued in accordance with Section 20(b); or (c) the Board terminates the Plan in accordance with Section 20(a).
27.No Rights Implied. Nothing contained in the Plan, any modification or amendment to the
Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer’s or the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.
28.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the
Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.
29.Waiver of Notice. Any person entitled to notice under the Plan may waive such notice.
30.Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase
Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.
31.Data Privacy. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:
(a)administering and maintaining Participant records;
(b)providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;
(c)providing information to future purchasers or merger partners of the Company or any subsidiary, or the business in which the Participant works; and
(d)transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
32.Headings. The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
33.Governing Law; Venue. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction
2026 Proxy Report • 120 of 124
other than the State of Delaware. The exclusive venues for all disputes arising out of the Plan shall be the
United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne
County, Michigan (the “Agreed-Upon Venues”), and no other venues. The Company and any Participants to the Plan stipulate that participation in the Plan is an arms-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled. The Company and any
Participants to the Plan further agree to consent to the dismissal of any action arising out of the Plan that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue.
2026 Proxy Report • 121 of 124
APPENDIX B
Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income, Adjusted diluted earnings per share, Adjusted EBITDA and Adjusted EBITDA
Margin as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net loss, or any other operating performance measure calculated in accordance with GAAP. Other companies may define their non-GAAP financial measures differently and as a result, our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.
We define “Adjusted revenue” as Total revenue, net of the Change in fair value of mortgage servicing rights
(“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted net income” as Tax-effected net loss before Share-based compensation expense, the Change in fair value of MSRs due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets,
Restructuring costs, Other adjustments, and the tax effects of those and other adjustments as applicable. We define “Adjusted diluted earnings per share” as Adjusted net income divided by the Adjusted diluted weighted average shares outstanding which includes diluted weighted average number of Participating Common Stock outstanding for the applicable period and assumes the pro forma exchange and conversion of all outstanding
Class D common stock for Class A common stock. We define “Adjusted EBITDA” as Net loss before Interest and amortization expense on non-funding debt associated with our Senior Notes, Benefit from income taxes,
Depreciation and amortization, Share-based compensation expense, Change in fair value of MSRs due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets, Restructuring costs and Other. We define “Adjusted EBITDA Margin” as Adjusted EBITDA divided by
Adjusted Revenue.
We exclude from each of our non-GAAP financial measures the Change in fair value of MSRs due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in market interest rates and assumptions, including discount rates and prepayment speeds, which are not indicative of our performance or results of operation. We also exclude the effects of gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, Interest and amortization expense on non-funding debt associated with our
Senior Notes is a function of our capital structure and is therefore excluded from Adjusted EBITDA.
Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges and deduct certain gains that are included in calculating Total revenue, net, Net loss attributable to
Rocket Companies or Net loss. However, these expenses and gains vary greatly and are difficult to predict.
From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.
Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as
2026 Proxy Report • 122 of 124
reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Limitations to our non-GAAP financial measures included, but are not limited to:
(1)they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
(2)Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
(3)although Depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future and Adjusted net income
(loss) and Adjusted EBITDA do not reflect any cash requirement for such replacements or improvements;
and
(4)they are not adjusted for all non-cash income or expense items that are reflected in our
Consolidated Statements of Cash Flows.
We compensate for these limitations by using our non-GAAP financial measures along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. See below for reconciliation of our non-GAAP financial measures to their most comparable U.S. GAAP measures.
Reconciliation of Adjusted revenue to Total revenue, net

Years Ended December 31,
($ in millions)	2025
Total revenue, net ................................................................................................................................	$6,695
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1) ......................	164
Adjusted revenue ................................................................................................................................	$6,859
(1)Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.
Reconciliation of Adjusted net income to Net loss attributable to Rocket Companies

Year Ended December 31,
($ in millions)	2025
Net loss attributable to Rocket Companies .......................................................................................	$(68)
Net loss impact from pro forma conversion of Class D common shares to Class A common shares (1) .................................................................................................................................................	(166)
Adjustment to the benefit from income tax (2) ...................................................................................	73
Tax-effected net loss (2) .........................................................................................................................	$(161)
Share-based compensation expense (3) ............................................................................................	341
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4) ........................	164
Acquisition-related expenses (5) ..........................................................................................................	333
Amortization of acquired intangible assets (6) ...................................................................................	174
Restructuring costs (7) ...........................................................................................................................	18
Other adjustments (8) .............................................................................................................................	18
Tax impact of adjustments (9) ...............................................................................................................	(259)
Adjusted net income .............................................................................................................................	$628
(1)Reflects net loss to Class A common stock from a weighted average, based on the period prior to the Up-C Collapse, pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders during the years ended December 31, 2025.
2026 Proxy Report • 123 of 124
(2)Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and foreign taxes with respect to its allocable share of any net taxable income or loss of
Holdings. The Adjustment to the benefit from income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the Net loss before income taxes assuming Rocket Companies, Inc. owns 100% of the Holdings LP Units for the year ended December 31, 2025 and (b) the benefit from income taxes.

Year Ended December 31,
($ in millions)	2025
Net loss attributable to Rocket Companies .......................................................................	$(68)
Net loss impact from pro forma conversion of Class D common shares to Class A common shares .....................................................................................................................	(166)
Benefit from income taxes ....................................................................................................	20
Adjusted loss before income taxes .....................................................................................	(214)
Effective income tax rate for adjusted net loss .................................................................	24.70%
Adjusted benefit from income taxes ...................................................................................	(53)
Benefit from income taxes ....................................................................................................	20
Adjustment to the benefit from income tax ........................................................................	$73

December 31,
2025
Statutory U.S. Federal Income Tax Rate .........................................................................................	21.00%
Foreign taxes .......................................................................................................................................	0.01
State and local income taxes (net of federal benefit) ....................................................................	3.69
Effective income tax rate for adjusted net loss ...............................................................................	24.70%
(3)The year ended December 31, 2025 amounts exclude the impact of acquisition-related expenses.
(4)Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.
(5)Primarily consists of transaction costs associated with the Redfin Acquisition and the Mr. Cooper Acquisition and Up-C Collapse, such as professional service fees (including integration costs), debt financing fees related to the Bridge Facility, and severance expense (including accelerated share-based compensation).
(6)Reflects amortization of intangible assets related to the Acquisitions.
(7)Consists of one-time restructuring costs associated with exiting non-core operations.
(8)Other adjustments consist of the following:

Year Ended December 31,
($ in millions)	2025
Tax benefits due to the amortization of intangible assets and other tax attributes resulting from the historical purchase of Holdings Units, net of payment obligations under Tax Receivable Agreement ......................................................................................	$4
Change in equity investments ............................................................................................	5
Change in Tax receivable agreement liability ...................................................................	9
Total Other Adjustments .......................................................................................................	$18
(9)Tax impact of adjustments gives effect to the income tax related to Share-based compensation expense, Change in fair value of MSRs due to valuation assumptions (net of hedges),
Acquisition-related expenses, Amortization of acquired intangible assets, Restructuring costs and Other adjustments at the effective tax rates for each period.
2026 Proxy Report • 124 of 124
Reconciliation of Adjusted diluted weighted average shares outstanding to Diluted weighted average Participating Common Stock outstanding

Year Ended December 31,
($ in millions, except per share)	2025
Diluted weighted average Participating Common Stock outstanding ..........................................	1,322,362,708

Net loss attributable to Rocket Companies ......................................................................................	$(68)
Adjusted diluted earnings per share ..................................................................................................	$(0.05)

Diluted weighted average Participating Common Stock outstanding ..........................................	1,322,362,708
Assumed pro forma conversion of Class D shares (1) ....................................................................	911,776,183
Adjusted diluted weighted average shares outstanding .................................................................	2,234,138,891

Adjusted net income ............................................................................................................................	$628
Adjusted diluted earnings per share ..................................................................................................	$0.28
(1)Reflects the pro forma exchange and conversion of non-dilutive Class D common stock to Class A common stock.
Reconciliation of Adjusted EBITDA to Net loss

Year Ended December 31,
($ in millions)	2025
Net loss ..................................................................................................................................................	$(234)
Interest and amortization expense on non-funding debt (1) ...........................................................	335
Provision for (benefit from) income taxes .........................................................................................	20
Depreciation and amortization (2) .......................................................................................................	116
Share-based compensation expense (3) ...........................................................................................	341
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4) .......................	164
Acquisition-related expenses (5) .........................................................................................................	333
Amortization of acquired intangible assets (6) ..................................................................................	174
Restructuring costs (7) ..........................................................................................................................	18
Other (8) ..................................................................................................................................................	14
Adjusted EBITDA ..................................................................................................................................	$1,281
(1)Includes interest and amortization expense related to our Senior Notes. Debt financing fees related to the Bridge Facility are a nonrecurring acquisition-related expense impacting the year ended December 31, 2025, and therefore excluded from Interest and amortization expense on non-funding debt, and included as Acquisition-related expenses.
(2)The year ended December 31, 2025 amounts exclude the impact of amortization of acquired intangible assets.
(3)The year ended December 31, 2025 amounts exclude the impact of Share-based compensation expense related to Acquisition-related expenses of Redfin and Mr. Cooper.
(4)Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.
(5)Primarily consists of transaction costs associated with the Acquisitions and Up-C Collapse, such as professional service fees (including integration costs), debt financing fees related to the Bridge Facility, and severance expense (including accelerated share-based compensation).
(6)Reflects amortization of intangible assets related to the Acquisitions.
(7)Consists of one-time restructuring costs associated with exiting non-core operations.
(8)Other consist of the following:

Year Ended December 31,
($ in millions)	2025
Change in equity investments ........................................................................................	$5
Change in Tax receivable agreement liability ...............................................................	9
Total Other Adjustments ...................................................................................................	$14
2026 Proxy Report • 125 of 124
Reconciliation of Adjusted EBITDA Margin

Years Ended December 31,
($ in millions)	2025
Net loss ..............................................................................................................................................	$(234)
Total revenue, net ............................................................................................................................	$6,695
Margin ................................................................................................................................................	(3)%

Adjusted EBITDA .............................................................................................................................	$1,281
Adjusted revenue .............................................................................................................................	6,859
Adjusted EBITDA margin ................................................................................................................	19%

Rocket Companies

Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226

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Rocket Companies, Inc.

The Board of Directors recommends you vote FOR ALL of the following:

Proposal 1 Election of Class III Directors

Nominees:
01) Varun Krishna
02) Matthew Rizik
03) Suzanne Shank

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____

The Board of Directors recommends you vote FOR the following proposals:

		For	*Against*	*Abstain*
Proposal 2	*Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026*	○	○	○
Proposal 3	*Approval of an amendment to the Amended and Restated Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan*	○	○	○

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Rocket Companies, Inc.

This Proxy is solicited on behalf of the Board of Directors
Annual meeting of stockholder: June 10, 2026

The stockholder(s) hereby appoint(s) Brian Brown and Carlos Pelayo, or either of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this ballot, and to vote in their judgment upon all other matters that may properly come before the Annual Meeting, all of the shares of Class A common stock and/or Class L common stock of Rocket Companies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Eastern Daylight Time on Wednesday, June 10, 2026, virtually by live webcast at www.virtualshareholdermeeting.com/RKT2026, and any adjournment or postponement thereof. The undersigned revokes any proxy previously given to vote at the Annual Meeting.

This Proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted in accordance with the recommendations of the Board Of Directors, which are set forth on the reverse side of this ballot.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side.